Exhibit 99.1

Australia and New Zealand Banking Group Limited ABN 11 005 357 522 Half Year 31 March 2018 Consolidated Financial Report Dividend Announcement and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange (ASX) Listing Rules. It should be read in conjunction with ANZ’s 2017 Annual Report, and is lodged with the ASX under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited
ABN 11 005 357 522

Report for the half year ended 31 March 2018

Operating Results[1]				AUD million

Operating income from continuing operations	ñ	6%	to	10,175

Net statutory profit attributable to shareholders	ñ	14%	to	3,323

Cash profit[2]	ò	-16%	to	2,876

Cash profit from continuing operations	ñ	4%	to	3,493

Dividends[3]		Cents per share		Franked amount[4] per share

Proposed Interim dividend		80		100%

Record date for determining entitlements to the proposed 2018 interim dividend				15 May 2018

Payment date for the proposed 2018 interim dividend				2 July 2018

Dividend Reinvestment Plan and Bonus Option Plan

Australia and New Zealand Banking Group Limited (ANZ) has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the 2018 interim dividend. For the 2018 interim dividend, ANZ intends to provide shares under the DRP through an on-market purchase and BOP through the issue of new shares. The ‘Acquisition Price’ to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX and Chi-X during the ten trading days commencing on 18 May 2018, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2018 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 16 May 2018. Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 18 May 2018.

[1]	Unless otherwise noted, all comparisons are to the half year ended 31 March 2017.

[2]	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the ongoing business activities of the Group. The non-core items are calculated consistently period on period so as not to discriminate between positive and negative adjustments and fall into one of the three categories: gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group; treasury shares, revaluation of policy liabilities, economic hedging and similar accounting items that represent timing differences that will reverse through earnings in the future; and accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up. Cash profit is not a measure of cash flow or profit determined on a cash basis. The net after tax adjustment was a reduction to statutory profit of $447 million made up of several items. Refer pages 67 to 71 for further details.

[3]	There is no conduit foreign income attributed to the dividends.

[4]	It is proposed that the interim dividend will be fully franked for Australian tax purposes (30% tax rate) and carry New Zealand imputation credits of NZD 9 cents per ordinary share.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2018

This Consolidated Financial Report, Dividend Announcement and Appendix 4D has been prepared for Australia and New Zealand Banking Group Limited (the “Company” or “Parent Entity”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “the consolidated entity”, “the Bank”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The Condensed Consolidated Financial Statements have been reviewed by the Group’s auditors, KPMG. The Company has a formally constituted Audit Committee of the Board of Directors. The signing of the Condensed Consolidated Financial Statements was approved by resolution of a Committee of the Board of Directors on 30 April 2018.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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DISCLOSURE SUMMARY

SUMMARY OF 2018 HALF YEAR RESULTS AND ASSOCIATED DISCLOSURE MATERIALS

The following disclosure items were lodged separately with the ASX and NZX and can be accessed via the ANZ Shareholder Centre on the Group website http://www.shareholder.anz.com/ within the disclosures for 2018 Half Year Results.

•	Consolidated Financial Report, Dividend Announcement & Appendix 4D

•	Results Presentation and Investor Discussion Pack

•	News Release

•	APS 330 Pillar III Disclosure at 31 March 2018

•	Key Financial Data

•	UK DTR Submission

DISCLOSURE SUMMARY

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SUMMARY

SUMMARY

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SUMMARY

Guide to Half Year Results

Presentation of Information

As a result of the sales outlined below, the financial results of the Wealth Australia businesses being divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective. This impacts the current and comparative financial information for Wealth Australia and TSO and Group Centre divisions.

The comparative Group Income Statements and Statements of Comprehensive Income have been restated to show discontinued operations separately from continuing operations in a separate line item ‘profit from discontinued operations’. Included in the March 2018 half year in ‘profit from discontinued operations’ is a $632 million loss relating to the reclassification of Wealth Australia businesses to held for sale.

Sale of Wealth Australia Businesses

•	Sale to IOOF Holdings Limited (IOOF)

On 17 October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) and aligned dealer groups (ADG) businesses to IOOF. The aligned dealer groups business consists of aligned advice businesses that operate under their own Australian Financial Services licences. Completion is expected in the first half of the 2019 financial year, subject to certain conditions including regulatory approvals and completing the extraction of the OnePath P&I business from OnePath Life Insurance.

•	Sale to Zurich Financial Services Australia (Zurich)

On 12 December 2017, ANZ announced that it had agreed to the sale of its life insurance business to Zurich to further simplify ANZ’s Wealth Australia division. The transaction is subject to closing conditions and regulatory approval and ANZ expects it to close in the first half of the 2019 financial year.

The retained Wealth Australia business includes lenders mortgage insurance, share investing, financial planning and general insurance distribution.

SUMMARY

Cash Profit Results

	Total - inclusive of discontinued operations			Continuing operations			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Net interest income	7,350	7,456	7,416	7,350	7,456	7,419	-1%	-1%
Other operating income	2,090	2,730	2,887	2,458	2,384	2,557	3%	-4%
Operating income	9,440	10,186	10,303	9,808	9,840	9,976	0%	-2%
Operating expenses	(4,654)	(4,717)	(4,731)	(4,411)	(4,480)	(4,487)	-2%	-2%
Profit before credit impairment and income tax	4,786	5,469	5,572	5,397	5,360	5,489	1%	-2%
Credit impairment charge	(408)	(479)	(720)	(408)	(479)	(720)	-15%	-43%
Profit before income tax	4,378	4,990	4,852	4,989	4,881	4,769	2%	5%
Income tax expense	(1,495)	(1,456)	(1,433)	(1,489)	(1,420)	(1,406)	5%	6%
Non-controlling interests	(7)	(7)	(8)	(7)	(7)	(8)	0%	-13%
Cash Profit	2,876	3,527	3,411	3,493	3,454	3,355	1%	4%
Average interest earning assets	765,186	752,073	743,906	765,186	752,073	743,906	2%	3%
Average deposits and other borrowings	612,291	607,390	601,218	612,291	607,390	601,218	1%	2%
Funds under management[1]	80,178	77,985	76,509	30,596	28,925	27,258	6%	12%
Common Equity Tier 1[2]
APRA Basel	11.0%	10.6%	10.1%	11.0%	10.6%	10.1%
Internationally Comparable Basel 3	16.3%	15.8%	15.2%	16.3%	15.8%	15.2%
Earnings per share (basic)	98.3	120.4	116.7	119.4	117.9	114.8	1%	4%
Ordinary share dividend payout ratio	80.4%	66.6%	68.9%	66.2%	68.0%	70.0%
Profitability Ratios
Return on average ordinary shareholders’ equity[3]	9.8%	12.0%	11.8%	11.9%	11.7%	11.6%
Return on average assets	0.62%	0.76%	0.74%	0.79%	0.78%	0.77%
Net interest margin	1.93%	1.98%	2.00%	1.93%	1.98%	2.00%
Efficiency Ratios
Operating expenses to operating income	49.3%	46.3%	45.9%	45.0%	45.5%	45.0%
Operating expenses to average assets	1.00%	1.02%	1.03%	0.99%	1.02%	1.03%
FTE[4]	41,580	44,896	46,046	39,540	42,873	44,015	-8%	-10%

1.	Funds under management for continuing operations relates to New Zealand Wealth and Private Bank in Australia division.

2.	Common Equity Tier 1 is not impacted by discontinued operations until sale completion.

3.	Average ordinary shareholders’ equity excludes non-controlling interests.

4.	Discontinued FTE is based on an estimate. Actual FTE that will transfer to IOOF and Zurich on sale completion is currently being determined.

SUMMARY

Statutory Profit Results - including discontinued operations

		Half Year			Movement
		Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Net interest income		7,350	7,456	7,419	-1%	-1%

Other operating income		2,825	2,347	2,176	20%	30%
Operating income		10,175	9,803	9,595	4%	6%

Operating expenses		(4,411)	(4,480)	(4,487)	-2%	-2%

Profit before credit impairment and income tax		5,764	5,323	5,108	8%	13%

Credit impairment charge		(408)	(479)	(719)	-15%	-43%
Profit before income tax		5,356	4,844	4,389	11%	22%

Income tax expense		(1,426)	(1,427)	(1,447)	0%	-1%

Non-controlling interests		(7)	(7)	(8)	0%	-13%

Profit attributable to shareholders of the Company from continuing operations		3,923	3,410	2,934	15%	34%

Profit/(Loss) from discontinued operations		(600)	85	(23)	large	large
Profit attributable to shareholders of the Company		3,323	3,495	2,911	-5%	14%

Earnings Per Ordinary Share (cents)		Half Year			Movement
	Reference Page	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Basic	88	114.2	119.9	100.2	-5%	14%

Diluted	88	108.6	114.7	96.7	-5%	12%

				Half Year

		Reference Page		Mar 18	Sep 17	Mar 17
Ordinary Share Dividends (cents)

Interim - 100% franked[1]		87		80	-	80

Final - 100% franked[1]		87		-	80	-
Total - 100% franked[1]		87		80	80	80

Ordinary share dividend payout ratio[2]		87		69.6%	67.2%	80.7%

Profitability Ratios

Return on average ordinary shareholders’ equity[3]				11.3%	11.9%	10.1%

Return on average assets[4]				0.71%	0.76%	0.64%

Net interest margin				1.93%	1.98%	2.00%

Efficiency Ratios

Operating expenses to operating income				46.8%	45.9%	47.3%

Operating expenses to average assets[4]				1.00%	1.02%	1.03%

Credit Impairment Charge/(Release)

Individual credit impairment charge ($M)		92		430	554	786

Collective credit impairment charge/(release) ($M)		92		(22)	(75)	(67)
Total credit impairment charge ($M)		92		408	479	719

Individual credit impairment charge as a % of average gross loans and advances[4]				0.15%	0.19%	0.26%

Total credit impairment charge as a % of average gross loans and advances[4]				0.14%	0.16%	0.24%

1.	Fully franked for Australian tax purposes and carry New Zealand imputation credits of NZD 9 cents per ordinary share for the proposed 2018 interim dividend (2017 final dividend: NZD 10 cents; 2017 interim dividend: NZD 9 cents).

2.	Dividend payout ratio is calculated using the proposed 2018 interim, 2017 final and 2017 interim dividends.

3.	Average ordinary shareholders’ equity excludes non-controlling interests.

4.	Average assets and average gross loans and advances include assets held for sale.

SUMMARY

Cash Profit Results - including discontinued operations1

	Half Year			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Net interest income	7,350	7,456	7,419	-1%	-1%

Other operating income	2,458	2,384	2,557	3%	-4%
Operating income	9,808	9,840	9,976	0%	-2%

Operating expenses	(4,411)	(4,480)	(4,487)	-2%	-2%
Profit before credit impairment and income tax	5,397	5,360	5,489	1%	-2%

Credit impairment charge	(408)	(479)	(720)	-15%	-43%
Profit before income tax	4,989	4,881	4,769	2%	5%

Income tax expense	(1,489)	(1,420)	(1,406)	5%	6%

Non-controlling interests	(7)	(7)	(8)	0%	-13%

Cash profit from continuing operations	3,493	3,454	3,355	1%	4%

Cash profit from discontinued operations	(617)	73	56	large	large

Cash profit	2,876	3,527	3,411	-18%	-16%

Earnings Per Ordinary Share (cents)		Half Year		Movement
	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Basic	98.3	120.4	116.7	-18%	-16%

Diluted	94.2	115.2	111.9	-18%	-16%

			Half Year

		Reference Page	Mar 18	Sep 17	Mar 17
Ordinary Share Dividends
Ordinary share dividend payout ratio[2]			80.4%	66.6%	68.9%

Profitability Ratios

Return on average ordinary shareholders’ equity[3]			9.8%	12.0%	11.8%

Return on average assets[4]			0.62%	0.76%	0.74%

Net interest margin			1.93%	1.98%	2.00%

Efficiency Ratios

Operating expenses to operating income			49.3%	46.3%	45.9%

Operating expenses to average assets[4]			1.00%	1.02%	1.03%

Credit Impairment Charge/(Release)

Individual credit impairment charge ($M)		27	430	554	787

Collective credit impairment charge/(release) ($M)		27	(22)	(75)	(67)
Total credit impairment charge ($M)		27	408	479	720

Individual credit impairment charge as a % of average gross loans and advances[4]			0.15%	0.19%	0.27%

Total credit impairment charge as a % of average gross loans and advances[4]			0.14%	0.16%	0.25%

Cash Profit/(Loss) By Division	Half Year			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia	1,915	1,857	1,759	3%	9%

Institutional	793	859	1,065	-8%	-26%

New Zealand	726	692	677	5%	7%

Wealth Australia	44	37	58	19%	-24%

Asia Retail & Pacific	106	65	(222)	63%	large

TSO and Group Centre	(91)	(56)	18	63%	large

Discontinued Operations	(617)	73	56	large	large
Cash profit by division	2,876	3,527	3,411	-18%	-16%

1.	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the results of the ongoing business activities of the Group. Refer to pages 67 to 71 for the reconciliation between statutory and cash profit. Refer to pages 14 to 15 for information on large notable items included in cash profit.

2.	Dividend payout ratio is calculated using the proposed 2018 interim, 2017 final and 2017 interim dividends.

3.	Average ordinary shareholders’ equity excludes non-controlling interests.

4.	Average assets and average gross loans and advances include assets held for sale.

SUMMARY

Key Balance Sheet Metrics - including discontinued operations1

		As at			Movement
	Reference Page	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Capital Management

Common Equity Tier 1

- APRA Basel 3	38	11.0%	10.6%	10.1%

- Internationally Comparable Basel 3[2]	38	16.3%	15.8%	15.2%

Credit risk weighted assets ($B)	112	342.8	336.8	341.8	2%	0%

Total risk weighted assets ($B)	38	395.8	391.1	397.0	1%	0%

Leverage Ratio	40	5.4%	5.4%	5.3%

Balance Sheet: Key Items

Gross loans and advances ($B)		595.5	584.1	580.4	2%	3%

Net loans and advances ($B)		591.9	580.3	576.3	2%	3%

Total assets ($B)		935.1	897.3	896.5	4%	4%

Customer deposits ($B)		472.8	467.6	468.2	1%	1%

Total equity ($B)		59.5	59.1	57.9	1%	3%

		Half Year Average			Movement
Liquidity Risk	Reference Page	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Liquidity Coverage Ratio	36	134%	135%	135%	-1%	-1%

Net Stable Funding Ratio	37	114.9%	113.9%	112.5%	1%	2%

		As at			Movement
	Reference Page	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Impaired Assets

Gross impaired assets ($M)	29	2,034	2,384	2,940	-15%	-31%

Gross impaired assets as a % of gross loans and advances		0.34%	0.41%	0.51%

Net impaired assets ($M)	29	1,018	1,248	1,671	-18%	-39%

Net impaired assets as a % of shareholders’ equity		1.7%	2.1%	2.9%

Individual provision ($M)	28	1,016	1,136	1,269	-11%	-20%

Individual provision as a % of gross impaired assets		50.0%	47.7%	43.2%

Collective provision ($M)	28	2,579	2,662	2,785	-3%	-7%

Collective provision as a % of credit risk weighted assets		0.75%	0.79%	0.81%

Net Assets

Net tangible assets attributable to ordinary shareholders ($B)[3]		53.0	51.9	50.6	2%	5%

Net tangible assets per ordinary share ($)		18.27	17.66	17.24	3%	6%

		As at			Movement
Net Loans And Advances By Division		Mar 18 $B	Sep 17 $B	Mar 17 $B	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia		339.4	333.6	325.5	2%	4%

Institutional		137.9	131.6	132.1	5%	4%

New Zealand		111.3	107.9	104.9	3%	6%

Wealth Australia		1.7	1.7	1.8	0%	-6%

Asia Retail & Pacific		2.2	5.5	12.4	-60%	-82%

TSO and Group Centre		(0.7)	-	(0.4)	n/a	75%

Discontinued Operations		0.1	-	-	n/a	n/a
Net loans and advances by division		591.9	580.3	576.3	2%	3%

1.	Balance Sheet amounts and metrics include assets and liabilities held for sale.

2.	See page 38 for further details regarding the differences between APRA Basel 3 and Internationally Comparable Basel 3 standards.

3.	Equals total shareholders’ equity less total non-controlling interests, goodwill and other intangible assets.

SUMMARY

Large/Notable items - continuing operations

Large/notable items included in cash profit are described below.

Divestment impacts

The Group announced the following divestments in line with the Group’s strategy to create a simpler, better capitalised, better balanced and more agile bank. The financial impacts from these divestments are summarised below:

	Gain/(Loss) on sale from divestments			Divested business results
Cash Profit Impact	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 $M	Sep 17 $M	Mar 17 $M
Asia Retail and Wealth businesses	85	14	(284)	24	117	145
SRCB	(86)	-	-	-	-	58
MCC	121	-	-	-	24	15
UDC	18	-	-	-	-	-
Total	138	14	(284)	24	141	218

•	Asia Retail and Wealth businesses

The Group announced that it had agreed to sell its Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank on 31 October 2016, and its Retail business in Vietnam to Shinhan Bank Vietnam on 21 April 2017. The Group successfully completed the transition of businesses in China, Singapore and Hong Kong in the September 2017 half, and Vietnam, Taiwan, and Indonesia in the March 2018 half. The Group recognised the following impacts:

•	In the March 2018 half, the Group recognised a $85 million gain relating to the sale of the remaining Asia Retail and Wealth businesses, net of costs associated with the sale and tax expenses.

•	In the September 2017 half, the Group recognised a $14 million gain on the partial completion of the Asia Retail and Wealth sale comprising sale premium and recoveries, net of related sale costs.

•	In the March 2017 half year, the Group recognised a $284 million loss relating to the reclassification of assets to held for sale in addition to costs associated with the sale and tax expenses.

•	Shanghai Rural Commercial Bank (SRCB)

On 3 January 2017, the Group announced it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). On 18 September 2017, the Group announced a revision to the 3 January 2017 arrangement in which Baoshan Iron & Steel Co. Ltd. (Bao) replaced Shanghai Sino-Poland Enterprise Management Development Corporation Limited to join China COSCO Shipping Corporation Limited (COSCO) to acquire ANZ’s 20% stake in SRCB. Under the updated arrangement, COSCO and Bao each acquired a 10% stake in SRCB. The key financial terms of the revised sale agreement were unchanged from the original transaction announcement. The sale was completed in the March 2018 half and the Group recognised a net loss of $86 million. This reflects equity accounted earnings of $58 million in the March 2017 half which increased the carrying value prior to the reclassification to held for sale, and additional foreign exchange and tax expenses related to the delay in sale completion. Allowing for the impact of equity accounted earnings, the net loss on sale was $28 million.

•	Metrobank Card Corporation (MCC)

On 18 October 2017, the Group announced it had entered into an agreement with its joint venture partner Metropolitan Bank & Trust Company (Metrobank) in relation to its 40% stake in the Philippines based Metrobank Card Corporation (MCC). The Group has agreed to sell 20% of its stake, and entered into a put option to sell the remaining 20% stake exercisable in the fourth quarter of FY18 on the same terms for the same consideration. The first 20% stake sale was completed in the March 2018 half and the Group recognised a net $121 million gain.

•	UDC Finance (UDC)

On 11 January 2017, the Group announced that it had entered into a conditional agreement to sell UDC to HNA Group (HNA). On 21 December 2017, the Group announced that it had been informed that New Zealand’s Overseas Investment Office had declined HNA’s application to acquire UDC and the agreement with HNA was terminated in January 2018. In the March 2018 half, an $18 million cost recovery was recognised in respect of the terminated transaction process.

On 20 March 2018, the Group announced that it was continuing to examine a broad range of options for UDC’s future including an Initial Public Offering (IPO) and trade sale.

Other large/notable items

•	Derivative valuation adjustments

In determining the fair value of derivative positions, adjustments are made to the risk free value to include factors such as the impact of credit and funding. Following changes made to the credit valuation adjustment (CVA) methodology in 2016 and changes previously made to align funding valuation adjustment (FVA) with emerging market practices these adjustments became more susceptible to changes in market inputs which can fluctuate significantly. Decreasing credit spreads and increasing yields drove significant gains in 2017. In the March and September 2017 half, a $113 million gain and a $47 million gain was recognised respectively to reflect the impact of funding and credit valuation adjustments, net of associated hedges and tax expenses. The derivative valuation adjustments in the March 2018 half are immaterial and therefore not included as a large/notable item.

•	Gain on sale of 100 Queen Street, Melbourne

The Group sold the 100 Queen Street office tower and former head office in Melbourne, Australia during the March 2017 half. The transaction resulted in a net gain on sale of $112 million.

SUMMARY

Large/Notable items - continuing operations

Within continuing cash profit, the Group has recognised some large/notable items. These items are shown in the tables below.

	March 2018 Half Year			March 2017 Half Year
	Large/notable items included in continuing cash profit				Large/notable items included in continuing cash profit
	Continuing cash profit $M	Gain/(Loss) on sale from divestments $M	Divested business results $M	Continuing cash profit $M	Gain/(Loss) on sale from divestments $M	Divested business results $M	Derivative valuation adjustments $M	Gain on sale of 100 Queen St, Melbourne $M

Cash Profit

Net interest income	7,350	-	53	7,419	-	249	-	-

Other operating income	2,458	238	38	2,557	(324)	194	162	114

Operating income	9,808	238	91	9,976	(324)	443	162	114

Operating expenses	(4,411)	-	(35)	(4,487)	-	(120)	-	-

Profit before credit impairment and income tax	5,397	238	56	5,489	(324)	323	162	114

Credit impairment charge	(408)	-	(26)	(720)	-	(71)	-	-

Profit before income tax	4,989	238	30	4,769	(324)	252	162	114

Income tax expense	(1,489)	(100)	(6)	(1,406)	40	(34)	(49)	(2)

Non-controlling interests	(7)	-	-	(8)	-	-	-	-
Cash profit from continuing operations	3,493	138	24	3,355	(284)	218	113	112

	March 2018 Half Year			September 2017 Half Year
	Large/notable items included in continuing cash profit				Large/notable items included in continuing cash profit
	Continuing cash profit $M	Gain/(Loss) on sale from divestments $M	Divested business results $M	Continuing cash profit $M	Gain/(Loss) on sale from divestments $M	Divested business results $M	Derivative valuation adjustments $M	Gain on sale of 100 Queen St, Melbourne $M

Cash Profit

Net interest income	7,350	-	53	7,456	-	193	-	-

Other operating income	2,458	238	38	2,384	14	127	67	-

Operating income	9,808	238	91	9,840	14	320	67	-

Operating expenses	(4,411)	-	(35)	(4,480)	-	(97)	-	-

Profit before credit impairment and income tax	5,397	238	56	5,360	14	223	67	-

Credit impairment charge	(408)	-	(26)	(479)	-	(53)	-	-

Profit before income tax	4,989	238	30	4,881	14	170	67	-

Income tax expense	(1,489)	(100)	(6)	(1,420)	-	(29)	(20)	-

Non-controlling interests	(7)	-	-	(7)	-	-	-	-
Cash profit from continuing operations	3,493	138	24	3,454	14	141	47	-

SUMMARY

Full Time Equivalent Staff - including discontinued operations

As at 31 March 2018, ANZ employed 41,580 people worldwide (Sep 17: 44,896; Mar 17: 46,046) on a full-time equivalent basis (FTEs).

Division	As at			Movement
	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia	13,701	13,885	13,898	-1%	-1%

Institutional	6,505	6,783	6,950	-4%	-6%

New Zealand	6,319	6,372	6,417	-1%	-2%

Wealth Australia	2,388	2,512	2,512	-5%	-5%

Asia Retail & Pacific	1,199	3,664	4,637	-67%	-74%

TSO and Group Centre	11,468	11,680	11,632	-2%	-1%
Total	41,580	44,896	46,046	-7%	-10%
Average FTE	44,029	45,674	46,462	-4%	-5%

Geography	As at			Movement
	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia	19,351	19,657	19,712	-2%	-2%

Asia Pacific, Europe & America	14,511	17,484	18,573	-17%	-22%

New Zealand	7,718	7,755	7,761	0%	-1%
Total	41,580	44,896	46,046	-7%	-10%

Other Non-Financial Information - including discontinued operations

	Half Year			Movement
Shareholder value - ordinary shares	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Share price ($)

- high	27.35	32.95	32.44	-17%	-16%

- low	26.81	27.18	25.78	-1%	4%

- closing	26.86	29.60	31.82	-9%	-16%

Closing market capitalisation of ordinary shares ($B)	77.9	86.9	93.4	-10%	-17%

Total shareholder returns (TSR)	-6.8%	-1.8%	22.4%	large	large

As at Mar 18
Credit Ratings	Short-Term	Long-Term	Outlook

Moody’s Investor Services	P-1	Aa3	Stable

Standard & Poor’s	A-1+	AA-	Negative

Fitch Ratings	F1+	AA-	Stable

GROUP RESULTS

GROUP RESULTS

Non-IFRS Information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide 230 has been followed when presenting this information.

Cash Profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review or audit by the external auditor. The external auditor has informed the Audit Committee that recurring adjustments have been determined on a consistent basis across each period presented, and the adjustments for the sale impact of the Shanghai Rural Commercial Bank (SRCB) in the March 2018, September 2017 and March 2017 half year are appropriate.

The Group Results section is reported on a cash profit basis for continuing operations unless otherwise stated. For continuing operations, comparatives have been restated accordingly. For information on discontinued operations please refer the Guide to Half Year Results on page 9 and 10.

	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Statutory profit attributable to shareholders of the Company from continuing operations	3,923	3,410	2,934	15%	34%

Adjustments between statutory profit and cash profit[1]

Revaluation of policy liabilities	(10)	(8)	33	25%	large

Economic hedges	(124)	31	178	large	large

Revenue hedges	40	6	(105)	large	large

Structured credit intermediation trades	(3)	(2)	(1)	50%	large

Sale of SRCB	(333)	17	316	large	large
Total adjustments between statutory profit and cash profit for continuing operations	(430)	44	421	large	large
Cash profit from continuing operations	3,493	3,454	3,355	1%	4%

1. Refer to pages 67 to 71 for analysis of the adjustments between statutory profit and cash profit.

Group performance - cash profit	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Net interest income	7,350	7,456	7,419	-1%	-1%

Other operating income	2,458	2,384	2,557	3%	-4%

Operating income	9,808	9,840	9,976	0%	-2%

Operating expenses	(4,411)	(4,480)	(4,487)	-2%	-2%

Profit before credit impairment and income tax	5,397	5,360	5,489	1%	-2%

Credit impairment charge	(408)	(479)	(720)	-15%	-43%

Profit before income tax	4,989	4,881	4,769	2%	5%

Income tax expense	(1,489)	(1,420)	(1,406)	5%	6%

Non-controlling interests	(7)	(7)	(8)	0%	-13%
Cash profit from continuing operations	3,493	3,454	3,355	1%	4%

	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Cash profit/(loss) by Division	$M	$M	$M	v. Sep 17	v. Mar 17

Australia	1,915	1,857	1,759	3%	9%

Institutional	793	859	1,065	-8%	-26%

New Zealand	726	692	677	5%	7%

Wealth Australia	44	37	58	19%	-24%

Asia Retail & Pacific	106	65	(222)	63%	large

TSO and Group Centre	(91)	(56)	18	63%	large
Cash profit from continuing operations	3,493	3,454	3,355	1%	4%

GROUP RESULTS

Group Performance

Group Cash Profit - March 2018 Half Year v March 2017 Half Year

•	March 2018 v March 2017

Cash profit from continuing operations increased 4% compared with the March 2017 half reflecting the impact of large/notable items in the March 2018 half, rigorous cost management and a reduction in credit impairment charges.

•	Net interest income decreased $69 million (-1%) largely due to a 7 basis point decrease in the net interest margin, partially offset by 3% growth in average interest earning assets. The lower net interest margin reflects growth in lower margin liquid assets and lower earnings on capital, the sale of Retail Asia and Wealth businesses, and the introduction of the major bank levy from July 2017. This was partially offset by higher deposit margins and differentiated pricing in home loans. The increase in average interest earning assets reflects growth in ANZ’s home loans and Institutional banking portfolios, partially offset by the sale of Asia Retail and Wealth businesses.

•	Other operating income decreased $99 million (-4%) largely the result of Markets income, and large/notable items which include divestment impacts. Refer to page 22 and 23 for further details on key movements.

•	Operating expenses decreased $76 million (-2%) primarily due to a reduction in personnel and premises expenses. Refer to page 24 for further details on key movements.

•	Credit impairment charges decreased $312 million (-43%) largely due to lower individual credit impairment charges. Refer to page 27 and 28 for further details on key movements.

•	March 2018 v September 2017

Cash profit from continuing operations increased 1% compared with the September 2018 half.

•	Net interest income decreased $106 million (-1%) largely due to a 5 basis point decrease in the net interest margin, partially offset by 2% growth in average interest earning assets. The lower net interest margin reflects growth in lower margin liquid assets and lower earnings on capital, the sale of Retail Asia and Wealth businesses, and the introduction of the major bank levy from July 2017. This was partially offset by differentiated pricing in home loans and higher deposit margins. The increase in average interest earning assets reflects growth in ANZ’s home loans and Institutional banking portfolios, partially offset by the sale of Asia Retail and Wealth businesses.

•	Other operating income increased $74 million (+3%) largely the result of large/notable items including divestment activity. Refer to page 22 and 23 for further details on key movements.

•	Operating expenses decreased $69 million (-2%) primarily due to lower non-lending losses and discretionary spend. Refer to page 24 for further details on key movements.

•	Credit impairment charges decreased $71 million (-15%) largely due to lower individual credit impairment charges. Refer to page 27 and 28 for further details on key movements.

GROUP RESULTS

Net Interest Income - continuing operations

	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Group	$M	$M	$M	v. Sep 17	v. Mar 17

Cash net interest income[1]	7,350	7,456	7,419	-1%	-1%

Average interest earning assets[2]	765,186	752,073	743,906	2%	3%

Average deposits and other borrowings[2,3]	612,291	607,390	601,218	1%	2%

Net interest margin (%) - cash	1.93	1.98	2.00	-5 bps	-7 bps

Group (excluding Markets business unit)

Cash net interest income[1]	6,981	7,014	6,941	0%	1%

Average interest earning assets[2]	538,968	536,939	538,598	0%	0%

Average deposits and other borrowings[2,3]	455,946	459,304	456,551	-1%	0%

Net interest margin (%) - cash	2.60	2.61	2.58	-1 bps	2 bps

	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Cash profit net interest margin by major division	$M	$M	$M	v. Sep 17	v. Mar 17

Australia

Net interest margin (%)	2.78	2.73	2.73	5 bps	5 bps

Average interest earning assets	310,830	304,976	297,195	2%	5%

Average deposits and other borrowings	203,239	198,799	193,654	2%	5%

Institutional

Net interest margin (%)	0.91	0.99	1.08	-8 bps	-17 bps

Average interest earning assets	333,919	318,464	313,933	5%	6%

Average deposits and other borrowings	257,874	249,308	244,541	3%	5%

New Zealand[1]

Net interest margin (%)	2.37	2.31	2.30	6 bps	7 bps

Average interest earning assets[2]	108,008	108,763	109,664	-1%	-2%

Average deposits and other borrowings[2]	79,669	78,747	79,190	1%	1%

1.	Cash net interest income includes income from continuing operations and income earned on assets prior to divestment.

2.	Average balance sheet amounts include assets and liabilities reclassified as held for sale from continuing operations.

3.	In the March 2018 half, certain instruments were reclassified from average non-deposit interest bearing liabilities to average deposit and other borrowings to better reflect their nature. Comparatives have been restated accordingly (Sep 17 half: $4,371 million; Mar 17 half: $3,881 million).

Group net interest margin - March 2018 Half Year v March 2017 Half Year

•	March 2018 v March 2017

Net interest margin (-7 bps)

•	Asset mix and funding mix (-1 bps): unfavourable asset mix from the impacts of customer switching and growth in Australia home loans.

•	Funding costs (-2 bps): full impact of the major bank levy, partially offset by reduced wholesale funding costs.

•	Deposit competition (+2 bps): improved deposit margins in Australia and Institutional divisions.

•	Asset competition and risk mix (+2 bps): impact of home loans re-pricing in Australia and New Zealand, partially offset by lower Institutional lending margins.

•	Treasury (-2 bps): adverse impact to earnings on capital as the result of lower interest rates.

•	Markets Balance Sheet activities (-5 bps): growth in the liquidity portfolio and lower earnings from markets activities.

GROUP RESULTS

•	Asia Retail and Wealth (-1 bps): adverse impact from the sale of Asia Retail and Wealth businesses.

Average interest earning assets (+$21.3 billion or +3%)

•	Average net loans and advances (+$5.7 billion or +1%): excluding the impact of foreign currency translation, growth was +$10.2 billion or +2% driven by growth in Australia and New Zealand home loans. This is partially offset by the sale of Asia Retail and Wealth businesses.

•	Average trading and available for sale assets (+$7.2 billion or +7%): excluding the impact of foreign currency translation, growth was +$8.3 billion or +8% driven by growth in the liquidity portfolio.

•	Average cash and other liquids (+$8.4 billion or +10%): excluding the impact of foreign currency translation, growth was +$9.7 billion or +12% driven by liquidity management requirements.

Average deposits and other borrowings (+$11.1 billion or +2%)

•	Average deposits and other borrowings (+$11.1 billion or +2%): excluding the impact of foreign currency translation growth was +$17.8 billion or +3% driven by growth in customer deposits in Australia and Institutional businesses, partially offset by the sale of Asia Retail and Wealth businesses.

Group net interest margin - March 2018 Half Year v September 2017 Half Year

•	March 2018 v September 2017

Net interest margin (-5 bps)

•	Asset mix and funding mix (-3 bps): unfavourable asset mix from the impacts of customer switching and growth in Australia home loans, and unfavourable funding mix on a higher proportion of wholesale funding.

•	Funding costs (0 bps): impact of the major bank levy, offset by reduced wholesale funding costs.

•	Deposit competition (+2 bps): improved deposit margins in Australia and Institutional divisions.

•	Asset competition and risk mix (+1 bps): impact of home loans re-pricing in Australia and New Zealand, partially offset by lower Institutional lending margins.

•	Treasury (-1 bps): adverse impact to earnings on capital as the result of lower interest rates.

•	Markets Balance Sheet activities (-3 bps): growth in the liquidity portfolio and lower earnings from markets activities.

•	Asia Retail and Wealth (-1 bps): adverse margin impact from the sale of Asia Retail and Wealth businesses.

Average interest earning assets (+$13.1 billion or +2%)

•	Average net loans and advances (+$3.1 billion or +1%): excluding the impact of foreign currency translation, increase was +$5.4 billion (+1%), driven by growth in Australia home loans and Institutional lending, partially offset by the sale of Asia Retail and Wealth businesses.

•	Average trading and available-for-sale assets (+$5.5 billion or +5%): excluding the impact of foreign currency translation, increase was +$6 billion (+6%) driven by growth in the liquidity portfolio.

•	Average cash and other liquids (+$4.5 billion or +5%): excluding the impact of foreign currency translation, increase was +$4.7 billion (+5%) driven by liquidity management requirements.

Average deposits and other borrowings (+$4.9 billion or +1%)

•	Average deposits and other borrowings (+$4.9 billion or +1%): excluding the impact of foreign currency translation, increase was +$7.7 billion (+1%) driven by growth in Australia and Institutional divisions, partially offset by the loss of deposits associated with the sale of Asia Retail and Wealth businesses.

GROUP RESULTS

Other Operating Income - continuing operations

	Half Year			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Net fee and commission income[1]	1,110	1,185	1,177	-6%	-6%

Net funds management and insurance income[1]	293	323	345	-9%	-15%

Markets other operating income	551	550	886	0%	-38%

Share of associates’ profit[1]	88	127	173	-31%	-49%

Other[1]	416	199	(24)	large	large
Cash other operating income from continuing operations	2,458	2,384	2,557	3%	-4%

	Half Year			Movement

Markets income	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Net interest income	369	442	478	-17%	-23%

Other operating income	551	550	886	0%	-38%
Cash Markets income from continuing operations	920	992	1,364	-7%	-33%

	Half Year			Movement

Other operating income by division	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia	559	615	602	-9%	-7%

Institutional	1,028	998	1,368	3%	-25%

New Zealand	338	336	317	1%	7%

Wealth Australia	162	165	179	-2%	-9%

Asia Retail & Pacific	184	168	(150)	10%	large

TSO and Group Centre	187	102	241	83%	-22%
Cash other operating income from continuing operations	2,458	2,384	2,557	3%	-4%

1.	Excluding Markets.

Other operating income - March 2018 Half Year v March 2017 Half Year

•	March 2018 v March 2017

Other operating income decreased by $99 million (-4%). Key drivers:

Net fee and commission income (-$67 million or -6%)

•	$32 million decrease in the Asia Retail and Pacific division as a result of the sale of Asia Retail and Wealth businesses.

•	$31 million decrease in the Australia division primarily due to higher interchange costs, lower deposit fee income and the removal of ATM fees during the March 2018 half.

Net funds management and insurance income (-$52 million or -15%)

•	$33 million decrease in the Asia Retail and Pacific division as a result of the sale of Asia Retail and Wealth businesses.

•	$19 million decrease in Wealth Australia division primarily due to lower financial planning revenue and lower commission income.

GROUP RESULTS

Cash Markets income (-$444 million or -33%)

•	$339 million decrease in Franchise Trading primarily attributable to a $151 million reduction in derivative credit and funding valuation adjustments (net of associated hedges) following significant gains from narrowing credit spreads in the March 2017 half, and a $188 million reduction due to challenging trading conditions when compared to the March 2017 half which benefited from a strengthening USD and rising yield curves post the US election.

•	$61 million decrease in Balance Sheet Trading driven by lower mark-to-market gains associated with credit spreads movements.

•	$44 million decrease in Franchise Sales due to the impact of business transformational initiatives implemented during 2017 (client and product rationalisation) and subdued client hedge activity due to the ongoing low interest rate environment and low foreign exchange volatility.

Share of associates’ profit (-$85 million or -49%)

•	$73 million decrease due to cessation of equity accounting of SRCB from January 2017 ($58 million) and MCC from October 2017 ($15 million).

•	$12 million net decrease in profits from associates of which $6 million relates to Ambank and $5 million to P.T. Bank Pan Indonesia.

Other (+$440 million)

•	$423 million increase due to a non-recurring $324 million charge recognised on reclassification of Asia Retail and Wealth businesses to held for sale in the March 2017 half, in addition to a $99 million gain recognised in the March 2018 half associated with sale completions.

•	$119 million increase related to the sale of the Group’s 20% stake in MCC.

•	$18 million increase relating to a cost recovery in respect of the UDC terminated transaction process.

•	$114 million gain on sale of 100 Queen Street, Melbourne recognised in the March 2017 half.

•	March 2018 v September 2017

Other operating income increased by $74 million (+3%). Key drivers:

Net fee and commission income (-$75 million or -6%)

•	$35 million decrease in the Asia Retail and Pacific division following the progressive sale of Asia Retail and Wealth businesses.

•	$32 million decrease in the Australia division primarily due to a reduction in deposit fees and the removal of ATM fees during the March 2018 half.

Net funds management and insurance income (-$30 million or -9%)

•	$21 million decrease in the Asia Retail and Pacific division following the progressive sale of Asia Retail and Wealth businesses.

Cash Markets income (-$72 million or -7%)

•	$77 million decrease in Franchise Trading attributable to a $56 million reduction in derivative credit and funding valuation adjustments (net of associated hedges) from narrowing credit spreads relative to the September 2017 half, and a $21 million reduction due to challenging trading conditions as a result of lower volatility, particularly in the first quarter of the March 2018 half.

Share of associates’ profit (-$39 million or -31%)

•	$24 million decrease due to cessation of equity accounting of MCC from October 2017.

•	$15 million net decrease in profits from associates of which $6 million relates to Ambank and $6 million to P.T. Bank Pan Indonesia.

Other (+$217 million)

•	$119 million increase related to the sale of the Group’s 20% stake in MCC.

•	$85 million increase in the net gain recognised on the progressive sale of the Asia Retail and Wealth businesses.

•	$18 million increase relating to a cost recovery in respect of the UDC terminated transaction process.

GROUP RESULTS

Operating Expenses - continuing operations

	Half Year			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Personnel expenses	2,402	2,405	2,519	0%	-5%

Premises expenses	395	430	432	-8%	-9%

Technology expenses	815	803	799	1%	2%

Restructuring expenses	78	26	36	large	large

Other expenses	721	816	701	-12%	3%

Total cash operating expenses from continuing operations	4,411	4,480	4,487	-2%	-2%

Full time equivalent staff (FTE) from continuing operations	39,540	42,873	44,015	-8%	-10%

Average full time equivalent staff (FTE) from continuing operations	41,991	43,658	44,390	-4%	-5%

	Half Year			Movement
Expenses by division	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia	1,812	1,713	1,669	6%	9%

Institutional	1,371	1,392	1,422	-2%	-4%

New Zealand	588	593	600	-1%	-2%

Wealth Australia	123	136	126	-10%	-2%

Asia Retail & Pacific	146	280	334	-48%	-56%

TSO and Group Centre	371	366	336	1%	10%

Total cash operating expenses from continuing operations	4,411	4,480	4,487	-2%	-2%

Operating expenses - March 2018 Half Year v March 2017 Half Year

•	March 2018 v March 2017

Operating expenses decreased by $76 million (-2%) reflecting the Group’s ongoing focus to re-shape the business, and improve cost efficiency.

•	Personnel expenses decreased $117 million (-5%) due to a 5% reduction in average FTE partially offset by wage inflation.

•	Premises expenses decreased $37 million (-9%) primarily driven by the reshaping of our Asia footprint.

•	Technology expenses increased $16 million (+2%) largely to support an increased technology investment agenda.

•	Restructuring expenses increased $42 million associated with the move to agile ways of working in the Australia division and other transformation activities.

•	Other expenses increased $20 million (+3%) largely related to higher consultancy fees associated with increased investment expenditure.

•	March 2018 v September 2017

Operating expenses decreased by $69 million (-2%) reflecting strong cost management whilst delivering the Group’s strategy.

•	Personnel expenses decreased $3 million (flat) mainly due to a 4% reduction in average FTE.

•	Premises expenses decreased $35 million (-8%) primarily driven by the reshaping of our Asia footprint.

•	Technology expenses increased $12 million (+1%) largely to support an increased technology investment agenda.

•	Restructuring expenses increased $52 million associated with the move to agile ways of working in the Australia division and other transformation activities.

•	Other expenses decreased $95 million (-12%) as the result of lower non-lending losses and discretionary spend.

GROUP RESULTS

Investment Spend - continuing operations

Investment spend includes expenditure that develops and enhances the Group’s capability to meet business, efficiency and strategic objectives. Investment is categorised based on primary objective but may contribute to multiple investment categories. The analysis below aggregates all projects over $1 million. Spend on projects less than $1 million was $57 million in the March 2018 half (Sep 17 half: $82 million; Mar 17 half: $84 million).

		Half Year		Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Expensed investment spend	317	303	208	5%	52%

Capitalised investment spend	165	227	160	-27%	3%

Investment spend from continuing operations	482	530	368	-9%	31%

Comprising		Half Year		Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Business initiatives	270	281	198	-4%	36%

Risk and compliance	110	120	94	-8%	17%

Infrastructure and other	102	129	76	-21%	34%

Investment spend from continuing operations	482	530	368	-9%	31%

Investment spend breakdown:

•	March 2018 v March 2017: Investment has been maintained but mix recalibrated to drive a simpler, better balanced bank. Investment is focused on data strategies, digital customer solutions and streamlining processes and platforms, whilst maintaining infrastructure/compliance spend.

•	March 2018 v September 2017: Lower investment spend in the March 2018 half reflects the phasing of initiatives between the periods. Overall, investment spend has been maintained.

Investment spend by division		Half Year		Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Australia	194	197	130	-2%	49%

Institutional	88	104	60	-15%	47%

New Zealand	29	35	31	-17%	-6%

Asia Retail & Pacific	1	2	1	-50%	0%

Wealth Australia	4	2	8	100%	-50%

TSO and Group Centre	166	190	138	-13%	20%

Investment spend from continuing operations	482	530	368	-9%	31%

GROUP RESULTS

Software Capitalisation - continuing operations

As at 31 March 2018, the Group’s intangible assets included $1,775 million of costs incurred to acquire and develop software. Details are set out in the table below:

		Half Year		Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Balance at start of period	1,856	1,917	2,196	-3%	-15%

Software capitalised during the period	198	232	172	-15%	15%

Amortisation during the period	(281)	(271)	(294)	4%	-4%

Software impaired/written-off

- Reclassification of Asia Retail and Wealth to held for sale[1]	-	-	(154)	n/a	-100%

- Other	(5)	(16)	(1)	-69%	large

Foreign exchange differences	7	(6)	(2)	large	large

Total capitalised software from continuing operations	1,775	1,856	1,917	-4%	-7%

Net book value by Division		As at		Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Australia	413	441	459	-6%	-10%

Institutional	542	597	649	-9%	-16%

New Zealand	20	24	26	-17%	-23%

Wealth Australia	13	14	14	-7%	-7%

TSO and Group Centre	787	780	769	1%	2%

Total from continuing operations	1,775	1,856	1,917	-4%	-7%

1.

Reclassification of Asia Retail and Wealth to held for sale includes impairment of software supporting both the Institutional and Asia Retail and Wealth businesses. Only components relating to the Asia Retail and Wealth businesses have been impaired which were recorded on the Institutional and Asia Retail and Pacific balance sheet. These impairment charges are recognised as other operating income in the Condensed Consolidated Income Statement.

GROUP RESULTS

Credit Risk - including discontinued operations

	Half Year			Half Year			Movement
	Mar 18			Mar 17			Mar 18 v. Mar 17
Division	Individual charge $M	Collective charge $M	Total charge $M	Individual charge $M	Collective charge $M	Total charge $M	Individual charge %	Collective charge %	Total charge %

Australia	337	(25)	312	415	53	468	-19%	large	-33%

Institutional	28	21	49	225	(96)	129	-88%	large	-62%

New Zealand	34	(14)	20	61	(24)	37	-44%	-42%	-46%

Asia Retail & Pacific	31	(4)	27	86	(11)	75	-64%	-64%	-64%

TSO and Group Centre	-	-	-	-	11	11	n/a	-100%	-100%
Total	430	(22)	408	787	(67)	720	-45%	-67%	-43%

	Half Year			Half Year			Movement
		Mar 18		Sep 17			Mar 18 v. Sep 17
Division	Individual charge $M	Collective charge $M	Total charge $M	Individual charge $M	Collective charge $M	Total charge $M	Individual charge %	Collective charge %	Total charge %

Australia	337	(25)	312	449	(32)	417	-25%	-22%	-25%

Institutional	28	21	49	(29)	(8)	(37)	large	large	large

New Zealand	34	(14)	20	55	(14)	41	-38%	0%	-51%

Asia Retail & Pacific	31	(4)	27	79	(10)	69	-61%	-60%	-61%

TSO and Group Centre	-	-	-	-	(11)	(11)	n/a	-100%	-100%
Total	430	(22)	408	554	(75)	479	-22%	-71%	-15%

Individual credit impairment charge

	Half Year			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
New and increased individual credit impairments

Australia	528	619	601	-15%	-12%

Institutional	92	123	315	-25%	-71%

New Zealand	67	109	102	-39%	-34%

Asia Retail & Pacific	41	97	104	-58%	-61%
New and increased individual credit impairments	728	948	1,122	-23%	-35%
Recoveries and write-backs

Australia	(191)	(170)	(186)	12%	3%

Institutional	(64)	(152)	(90)	-58%	-29%

New Zealand	(33)	(54)	(41)	-39%	-20%

Asia Retail & Pacific	(10)	(18)	(18)	-44%	-44%

Recoveries and write-backs	(298)	(394)	(335)	-24%	-11%
Total individual credit impairment charge	430	554	787	-22%	-45%

•	March 2018 v March 2017

The individual credit impairment charge decreased $357 million (-45%) reflecting $394 million (-35%) decrease in new and existing provisions across all divisions. Institutional division decreased $197 million (-88%) primarily driven by lower provisions arising from ongoing portfolio rebalancing combined with a benign credit environment. Australia division decreased $78 million (-19%) driven by a combination of lower provisions and higher write-backs. New Zealand division decreased $27 million (-44%) driven by lower provisions and a one-off large provision taken in the March 2017 half. Asia Retail & Pacific division decreased $55 million (-64%) due to the sale of Asia Retail and Wealth businesses.

•	March 2018 v September 2017

The individual credit impairment charge decreased $124 million (-22%) primarily driven by a $112 million (-25%) decrease in the Australia division from lower new individual provisions and higher write-backs, and a $48 million (-61%) decrease in the Asia Retail & Pacific division following the progressive sale of Asia Retail and Wealth businesses. This is partially offset by a $57 million increase in the Institutional division due to lower write-backs in the March 2018 half.

GROUP RESULTS

Collective credit impairment charge

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Collective credit impairment charge/(release) by source	$M	$M	$M	v. Sep 17	v. Mar 17

Lending growth - excluding Asia Retail and Wealth businesses	4	(11)	(25)	large	large

Lending growth - Asia Retail and Wealth businesses	(4)	(7)	(5)	-43%	-20%

Risk profile	2	(91)	(78)	large	large

Economic cycle adjustment	(24)	34	41	large	large
Total collective credit impairment charge/(release)	(22)	(75)	(67)	-71%	-67%

•	March 2018 v March 2017

The reduction in the collective credit impairment release of $45 million is primarily driven by risk profile and lending growth releases in the March 2017 half largely due to portfolio rebalancing in the Institutional division, and the partial release of economic cycle adjustments relating to the Australia and New Zealand divisions in the March 2018 half. The collective credit impairment charge driven by lending growth increased in the March 2018 half reflecting growth in Institutional Loans & Specialised Finance and New Zealand Commercial Agri, offset by reductions in the Australia division in Business & Private Bank.

•	March 2018 v September 2017

The reduction in the collective credit impairment release of $53 million is primarily driven by risk profile releases in the March 2017 half, and the partial release of economic cycle adjustments relating to the Australia and New Zealand divisions in the March 2018 half. The collective credit impairment charge driven by lending growth increased in the March 2018 half reflecting growth in Institutional Loans & Specialised Finance and New Zealand Commercial Agri, offset by reductions in the Australia division in Business & Private Bank.

Provision for credit impairment

	As at			As at			Movement
	Mar 18			Sep 17			Mar 18 v. Sep 17
	Individual	Collective	Total	Individual	Collective	Total	Individual	Collective	Total
	provision	provision	provision	provision	provision	provision	provision	provision	provision
Division	$M	$M1	$M	$M	$M1	$M	%	%	%

Australia	577	1,113	1,690	633	1,139	1,772	-9%	-2%	-5%

Institutional	320	1,101	1,421	353	1,069	1,422	-9%	3%	0%

New Zealand	104	316	420	131	323	454	-21%	-2%	-7%

Asia Retail & Pacific	15	46	61	19	128	147	-21%	-64%	-59%

TSO and Group Centre	-	3	3	-	3	3	n/a	0%	0%
Total	1,016	2,579	3,595	1,136	2,662	3,798	-11%	-3%	-5%

	As at			As at			Movement
	Mar 18			Mar 17			Mar 18 v. Mar 17
	Individual	Collective	Total	Individual	Collective	Total	Individual	Collective	Total
	provision	provision	provision	provision	provision	provision	provision	provision	provision
Division	$M	$M1	$M	$M	$M1	$M	%	%	%

Australia	577	1,113	1,690	579	1,171	1,750	0%	-5%	-3%

Institutional	320	1,101	1,421	539	1,085	1,624	-41%	1%	-13%

New Zealand	104	316	420	135	335	470	-23%	-6%	-11%

Asia Retail & Pacific	15	46	61	16	180	196	-6%	-74%	-69%

TSO and Group Centre	-	3	3	-	14	14	n/a	-79%	-79%
Total	1,016	2,579	3,595	1,269	2,785	4,054	-20%	-7%	-11%

1.	The collective provision includes amounts for off-balance sheet credit exposures of $522 million as at 31 March 2018 (Sep 17 half: $544 million; Mar 17 half: $574 million). The impact on the Income Statement for the half year ended 31 March 2018 was a $26 million release (Sep 17 half: $20 million release; Mar 17 half: $46 million release).

GROUP RESULTS

Group Expected Loss

Management believe that disclosure of modelled expected loss data for individual provisions assists in assessing the longer term expected loss rates of the lending portfolio as it removes the volatility of reported earnings created by the use of accounting losses. The expected loss methodology is used internally for return on equity analysis and economic profit reporting.

Asia Retail and Wealth

On 31 October 2016, ANZ announced the sale of its Asia Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia and Vietnam on 21 April 2017. The Group completed the transition of the businesses in China, Singapore and Hong Kong in the September 2017 half, and Vietnam, Taiwan and Indonesia in the March 2018 half.

	As at

Expected loss as a % of gross lending assets	Mar 18	Sep 17	Mar 17

Australia division	0.31%	0.33%	0.33%

New Zealand division	0.21%	0.22%	0.26%

Institutional division	0.32%	0.30%	0.35%

Subtotal	0.29%	0.30%	0.33%

Asia Retail and Wealth businesses	-	2.75%	1.51%

Total Group	0.30%	0.32%	0.35%

Gross Impaired Assets1

	As at			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Impaired loans	1,863	2,118	2,478	-12%	-25%

Restructured items[2]	76	167	367	-54%	-79%

Non-performing commitments and contingencies	95	99	95	-4%	0%
Gross impaired assets	2,034	2,384	2,940	-15%	-31%

Individual provisions

Impaired loans	(990)	(1,118)	(1,253)	-11%	-21%

Non-performing commitments and contingencies	(26)	(18)	(16)	44%	63%
Net impaired assets	1,018	1,248	1,671	-18%	-39%

Gross impaired assets by division

Australia	1,114	1,181	1,148	-6%	-3%

Institutional	626	757	1,143	-17%	-45%

New Zealand	244	307	409	-21%	-40%

Asia Retail & Pacific	50	140	240	-64%	-79%
Gross impaired assets	2,034	2,384	2,940	-15%	-31%

Gross impaired assets by size of exposure

Less than $10 million	1,487	1,622	1,724	-8%	-14%

$10 million to $100 million	547	655	1,106	-16%	-51%

Greater than $100 million	-	107	110	-100%	-100%
Gross impaired assets	2,034	2,384	2,940	-15%	-31%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale.

2.	Restructured items are facilities where the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

•	March 2018 v March 2017

Gross impaired assets decreased $906 million (-31%) driven by Institutional (-$517 million) and New Zealand (-$165 million) divisions, and Asia Retail & Pacific division (-$190 million) following the sale of the Asia Retail and Wealth businesses. The Group’s individual provision coverage ratio on impaired assets was 50.0% at 31 March 2018 (Mar 17: 43.2%).

•	March 2018 v September 2017

Gross impaired assets decreased $350 million (-15%) in the March 2018 half driven by Institutional (-$131 million), Australia (-$67million) and New Zealand (-$63 million) divisions, combined with Asia Retail & Pacific division (-$90 million) following the sale of the Asia Retail and Wealth businesses. The Group’s individual provision coverage ratio on impaired assets was 50.0% at 31 March 2018 (Sep 17: 47.7%).

GROUP RESULTS

New Impaired Assets1

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Impaired loans	917	1,315	1,637	-30%	-44%

Restructured items	21	21	88	0%	-76%

Non-performing commitments and contingencies	25	89	62	-72%	-60%
Total new impaired assets	963	1,425	1,787	-32%	-46%

New impaired assets by division

Australia	699	770	765	-9%	-9%

Institutional	124	344	599	-64%	-79%

New Zealand	101	216	296	-53%	-66%

Asia Retail & Pacific	39	95	127	-59%	-69%
Total new impaired assets	963	1,425	1,787	-32%	-46%

•	March 2018 v March 2017

New impaired assets decreased $824 million (-46%) primarily driven by Institutional division’s improved risk profile from portfolio rebalancing, combined with a benign credit environment. Improvements in portfolio credit quality in the New Zealand Commercial and Agri business, and reductions associated with the progressive sale of the Asia Retail and Wealth businesses also contributed to a decrease in new impaired assets.

•	March 2018 v September 2017

New impaired assets decreased by $462 million (-32%) primarily driven by Institutional division’s improved risk profile from portfolio rebalancing, combined with a benign credit environment. Improvements in portfolio credit quality in the New Zealand Commercial and Agri business, and reductions associated with the progressive sale of the Asia Retail and Wealth businesses also contributed to a decrease in new impaired assets.

Ageing analysis of net loans and advances that are past due but not impaired1

	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

1-29 days	8,974	8,790	9,123	2%	-2%

30-59 days	2,576	2,143	2,355	20%	9%

60-89 days	1,233	1,148	1,148	7%	7%

>90 days	3,038	2,953	2,771	3%	10%
Total	15,821	15,034	15,397	5%	3%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale.

•	March 2018 v March 2017

Net loans and advances past due but not impaired increased $424 million (+3%) driven by growth in the Australia division home loan portfolio, combined with seasonality which is consistent with trends observed in the March 2017 half. This was partially offset by the impact of the sale of Asia Retail and Wealth businesses.

•	March 2018 v September 2017

Net loans and advances past due but not impaired increased $787 million (+5%) driven by growth in the Australia division home loan portfolio, combined with seasonal higher delinquencies compared to the September 2017 half.

GROUP RESULTS

Income Tax Expense - continuing operations

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Income tax expense on cash profit	1,489	1,420	1,406	5%	6%

Effective tax rate (cash profit)	29.8%	29.1%	29.5%

•	March 2018 v March 2017

The effective tax rate has increased from 29.5% to 29.8%. The increase of +30 bps is primarily due the non-tax deductible net loss on completion of the sale of Shanghai Rural Commercial Bank in the March 2018 half (+176 bps) and a reduction in equity accounted earnings (+57 bps). This is partially offset by an increase in offshore earnings in the March 2018 half (-82 bps) which attract a lower average tax rate, non-taxable profit on the disposal of 20% of the Group’s stake in Metrobank Card Corporation (-74 bps) and a tax provision release (-46 bps). Offshore earnings in the March 2017 half were lower due to the reclassification of Asia Retail and Wealth businesses to held for sale.

•	March 2018 v September 2017

The effective tax rate increased from 29.1% to 29.8%. The increase of +70 bps is primarily due to the non-tax deductible net loss on completion of the sale of Shanghai Rural Commercial Bank in the March 2018 half (+176 bps) and a reduction in equity accounted earnings (+26 bps). This is partially offset by non-taxable profit on the disposal of 20% of the Group’s stake in Metrobank Card Corporation (-74 bps) and a tax provision release (-46 bps).

GROUP RESULTS

Impact of Foreign Currency Translation - continuing operations

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign currency translation. Comparative data has been adjusted to remove the translation impact of foreign currency movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2018 Half Year vs March 2017 Half Year
	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX adjusted
	Mar 18 $M	Mar 17 $M	Mar 17 $M	Mar 17 $M	Mar 18 v. Mar 17	Mar 18 v. Mar 17
Net interest income	7,350	7,419	(67)	7,352	-1%	0%
Other operating income	2,458	2,557	6	2,563	-4%	-4%
Operating income	9,808	9,976	(61)	9,915	-2%	-1%
Operating expenses	(4,411)	(4,487)	42	(4,445)	-2%	-1%
Profit before credit impairment and income tax	5,397	5,489	(19)	5,470	-2%	-1%
Credit impairment charge	(408)	(720)	5	(715)	-43%	-43%
Profit before income tax	4,989	4,769	(14)	4,755	5%	5%
Income tax expense	(1,489)	(1,406)	4	(1,402)	6%	6%
Non-controlling interests	(7)	(8)	-	(8)	-13%	-13%
Cash profit	3,493	3,355	(10)	3,345	4%	4%
Balance Sheet
Net loans and advances[1]	591,947	576,304	3,819	580,123	3%	2%
1. Balance sheet amounts include assets and liabilities reclassified as held for sale.

Cash Profit- March 2018 Half Year vs September 2017 Half Year
	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX adjusted
	Mar 18 $M	Sep 17 $M	Sep 17 $M	Sep 17 $M	Mar 18 v. Sep 17	Mar 18 v. Sep 17
Net interest income	7,350	7,456	(32)	7,424	-1%	-1%
Other operating income	2,458	2,384	22	2,406	3%	2%
Operating income	9,808	9,840	(10)	9,830	0%	0%
Operating expenses	(4,411)	(4,480)	18	(4,462)	-2%	-1%
Profit before credit impairment and income tax	5,397	5,360	8	5,368	1%	1%
Credit impairment charge	(408)	(479)	-	(479)	-15%	-15%
Profit before income tax	4,989	4,881	8	4,889	2%	2%
Income tax expense	(1,489)	(1,420)	(3)	(1,423)	5%	5%
Non-controlling interests	(7)	(7)	1	(6)	0%	17%
Cash profit	3,493	3,454	6	3,460	1%	1%
Balance Sheet
Net loans and advances[1]	591,947	580,293	4,378	584,671	2%	1%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale.

GROUP RESULTS

Earnings Related Hedges - including discontinued operations

Where it is considered appropriate, the Group takes out economic hedges against larger foreign exchange denominated revenue streams (primarily New Zealand Dollar, US Dollar and US Dollar correlated). New Zealand Dollar exposure relates to the New Zealand geography and USD exposures relate to Asia Pacific, Europe & America. Details of these hedges are set out below.

	Half Year

	Mar 18	Sep 17	Mar 17
NZD Economic hedges	$M	$M	$M
Net open NZD position (notional principal)[1]	2,669	3,036	3,347
Amount taken to income (pre-tax statutory basis)[2]	(50)	(34)	125
Amount taken to income (pre-tax cash basis)[3]	7	(27)	(19)

1.	Value in AUD at contracted rate.

2.	Unrealised valuation movement plus realised revenue from matured or closed out hedges.

3.	Realised revenue from closed out hedges.

As at 31 March 2018, the following hedges were in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 2.9 billion at a forward rate of approximately NZD 1.08 / AUD.

There were no USD hedges in place or impacting income for the March 2018 half.

During the March 2018 half:

•	NZD 0.9 billion of economic hedges matured and a realised gain of $7 million (pre-tax) was recorded in cash profit.

•	An unrealised loss of $57 million (pre-tax) on the outstanding NZD economic hedges was recorded in the statutory Income Statement during the half. This unrealised loss has been treated as an adjustment to statutory profit in calculating cash profit as these are hedges of future NZD revenues.

Earnings per Share - continuing operations

	Half Year			Movement

				Mar 18	Mar 18
	Mar 18	Sep 17	Mar 17	v. Sep 17	v. Mar 17

Cash earnings per share (cents) from continuing operations[1]

Basic	119.4	117.9	114.8	1%	4%

Diluted	113.4	112.9	110.1	0%	3%

Cash weighted average number of ordinary shares (M)[2]

Basic	2,924.6	2,929.2	2,923.7	0%	0%

Diluted	3,204.3	3,183.7	3,180.8	1%	1%

Cash profit from continuing operations ($M)	3,493	3,454	3,355	1%	4%

Cash profit used in calculating diluted cash earnings per share ($M)	3,634	3,594	3,503	1%	4%

1.	Calculation is based on weighted average number of ordinary shares. No adjustment for the impact of discontinued operations.

2.	Cash weighted average number of ordinary shares includes treasury shares held in Wealth Australia as the associated gains and losses are included in cash profit.

GROUP RESULTS

Dividends - continuing operations

	Half Year			Movement

				Mar 18	Mar 18
Dividend per ordinary share (cents) - continuing operations	Mar 18	Sep 17	Mar 17	v. Sep 17	v. Mar 17
Interim (fully franked)[1]	80	-	80	n/a	0%
Final (fully franked)	-	80	-	n/a	n/a
Total (fully franked)	80	80	80	0%	0%

Ordinary share dividends used in payout ratio ($M)[2]	2,313	2,350	2,349	-2%	-2%
Cash profit from continuing operations	3,493	3,454	3,355	1%	4%
Ordinary share dividend payout ratio (cash basis)[2]	66.2%	68.0%	70.0%

1.	Interim dividend for 2018 is proposed.

2.	Dividend payout ratio is calculated using proposed 2018 interim dividend of $2,313 million, which is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2017 half and March 2017 half were calculated using actual dividend paid of $2,350 million and $2,349 million respectively.

The Directors propose an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 2 July 2018. The proposed 2018 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZD 9 cents per ordinary share will also be attached.

Economic Profit - continuing operations

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Statutory profit attributable to shareholders of the Company from continuing operations	3,923	3,410	2,934	15%	34%
Adjustments between statutory profit and cash profit from continuing operations	(430)	44	421	large	large
Cash Profit from continuing operations	3,493	3,454	3,355	1%	4%

Economic credit cost adjustment	(369)	(353)	(211)	5%	75%

Imputation credits	600	687	707	-13%	-15%
Economic return from continuing operations	3,724	3,788	3,851	-2%	-3%

Cost of capital	(2,624)	(2,626)	(2,588)	0%	1%
Economic profit from continuing operations	1,100	1,162	1,263	-5%	-13%

Economic profit is a risk adjusted profit measure used to evaluate business unit performance and is considered in determining the variable component of remuneration packages. This is used for internal management purposes and is not subject to audit.

Economic profit is calculated via a series of adjustments to cash profit. The economic credit cost adjustment replaces the actual credit loss charge with internal expected loss based on the average loss per annum on the portfolio over an economic cycle. The benefit of imputation credits is recognised, measured at 70% of Australian tax. The cost of capital is a major component of economic profit. At an ANZ Group level, this is calculated using average ordinary shareholders’ equity (excluding non-controlling interests), multiplied by the cost of capital rate (currently 9.5% and applied across comparative periods). At a business unit level, capital is allocated based on economic capital, whereby higher risk businesses attract higher levels of capital. This method is designed to help drive appropriate risk management and ensure business returns align with the level of risk. Key risks covered include credit risk, operating risk, market risk and other risks.

Economic profit decreased $163 million (-13%) against the March 2017 half driven by higher economic credit costs and lower imputation credits on lower Australian profits, partially offset by higher cash profit.

Economic profit decreased $62 million (-5%) against the September 2017 half driven by lower imputation credits on lower Australian profits, partially offset by higher cash profit.

GROUP RESULTS

Condensed Balance Sheet - including discontinued operations

		As at		Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Assets	$B	$B	$B	v. Sep 17	v. Mar 17

Cash / Settlement balances owed to ANZ / Collateral paid[1]	98.0	82.5	89.3	19%	10%

Trading and available for sale assets[1]	115.3	113.0	108.8	2%	6%

Derivative financial instruments[1]	70.9	62.5	63.9	13%	11%

Net loans and advances[1]	588.9	574.3	564.0	3%	4%

Investments backing policy liabilities[1]	-	38.0	37.6	-100%	-100%

Assets held for sale	45.3	8.0	14.1	large	large

Other[1]	16.7	19.1	18.8	-12%	-11%
Total assets	935.1	897.4	896.5	4%	4%
Liabilities

Settlement balances owed by ANZ / Collateral received	20.0	15.8	14.9	27%	34%

Deposits and other borrowings[1]	616.2	595.6	581.4	3%	6%

Derivative financial instruments	70.6	62.3	65.1	13%	8%

Debt issuances and subordinated debt	114.9	108.0	109.1	6%	5%

Policy liabilities and external unit holder liabilities[1]	-	41.9	41.3	-100%	-100%

Liabilities held for sale	44.8	4.7	17.2	large	large

Other[1]	9.1	10.0	9.6	-9%	-5%
Total liabilities	875.6	838.3	838.6	4%	4%
Total equity	59.5	59.1	57.9	1%	3%

1.	Balances exclude assets and liabilities held for sale.

•	March 2018 v March 2017

•	Cash / Settlement balances owed to ANZ / Collateral paid increased $8.7 billion (+10%). Adjusting for a $1.5 billion increase due to foreign currency translation, the $7.2 billion increase was primarily driven by increased liquidity portfolio holdings due to balance sheet growth in Markets.

•	Trading and available-for-sale assets increased $6.5 billion (+6%). Adjusting for a $0.5 billion increase due to foreign currency translation and $1.0 billion decrease due to assets reclassified as held for sale, the $7.0 billion increase was primarily driven by increased liquidity portfolio holdings due to balance sheet growth in Markets.

•	Derivative financial assets and liabilities increased $7.0 billion (+11%) and $5.5 billion (+8%) respectively as foreign exchange rate and interest rate movements resulted in higher derivative fair values.

•	Net loans and advances increased $24.9 billion (+4%). Adjusting for a $3.8 billion increase due to foreign currency translation, the $21.1 billion increase was primarily driven by growth in home loans across Australia (+$13.8 billion) and New Zealand (+$3.2 billion) divisions, and lending growth in the Institutional division (+$4.9 billion).

•	Deposits and other borrowings increased $34.8 billion (+6%). Adjusting for a $3.1 billion increase due to foreign currency translation, the $31.7 billion increase was primarily driven by growth in customer deposits across Institutional, Australia and New Zealand divisions (+$18.1 billion), and a $21.6 billion increase in deposits from banks and commercial paper, partially offset by a reduction of $7.1 billion in certificates of deposit.

•	Debt issuances and subordinated debt increased $5.8 billion (+5%). Adjusting for a $0.5 billion increase due to foreign currency translation, the $5.3 billion increase was primarily driven by senior debt issuances.

•	March 2018 v September 2017

•	Cash / Settlement balances owed to ANZ / Collateral paid increased by $15.5 billion (+19%). Adjusting for a $2.2 billion increase due to foreign currency translation, the $13.3 billion increase was primarily driven by increased liquidity portfolio holdings due to balance sheet growth in Markets.

•	Derivative financial assets and liabilities increased $8.4 billion (+13%) and $8.3 billion (+13%) respectively as foreign exchange rate and interest rate movements resulted in higher derivative fair values.

•	Net loans and advances increased $14.6 billion (+3%). Adjusting for a $4.4 billion increase due to foreign currency translation, the $10.2 billion increase was primarily driven by growth in home loans across Australia (+$5.8 billion) and New Zealand (+1.0 billion) divisions, and lending growth in Institutional division (+$4.3 billion).

•	Deposits and other borrowings increased by $20.6 billion (+3%). Adjusting for a $5.9 billion increase due to foreign currency translation, the $14.7 billion increase was primarily driven by growth in customer deposits across Australia and New Zealand divisions (+$5.3 billion), and a $18.9 billion increase in deposits from banks and commercial paper, partially offset by a reduction of $7.9 billion in certificates of deposit and reverse repurchase agreements.

•	Debt issuances and subordinated debt increased $6.9 billion (+6%). Adjusting for a $0.9 billion increase due to foreign currency translation, the $6.0 billion increase was primarily driven by senior debt issuances.

Investments backing policy liabilities, policy liabilities and external unit holder liabilities balances as at March 2018 reflect the reclassification of assets and liabilities to held for sale. Refer to Note 11 to the financial statements for details of assets and liabilities held for sale.

GROUP RESULTS

Liquidity Risk - including discontinued operations

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group and managed in accordance with the risk appetite set by the Board.

The Group’s approach to liquidity risk management incorporates two key components:

•	Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by the ability to meet a range of regulatory requirements and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity. The objective of this framework is to:

•	Provide protection against shorter-term extreme market dislocation and stress.

•	Maintain structural strength in the balance sheet by ensuring that an appropriate amount of longer-term assets are funded with longer-term funding.

•	Ensure that no undue timing concentrations exist in the Group’s funding profile.

A key component of this framework is the Liquidity Coverage Ratio (LCR), which is a severe short term liquidity stress scenario mandated by banking regulators including APRA. As part of meeting LCR requirements, ANZ has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia (RBA). The CLF has been established to offset the shortage of available High Quality Liquid Assets (HQLA) in Australia and provides an alternative form of contingent liquidity. The total amount of the CLF available to a qualifying ADI is set annually by APRA. From 1 January 2018, ANZ’s CLF is $46.9 billion (2017 calendar year end: $43.8 billion).

•	Liquid assets

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High Quality Liquid Assets comprise three categories, with the definitions consistent with Basel 3 LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•	High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the CLF and other eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the size and composition of its liquid assets portfolio on an ongoing basis in line with regulatory requirements and the risk appetite set by the Board.

	Half Year Average			Movement

	Mar 18 $B	Sep 17 $B	Mar 17 $B	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Market Values Post Discount[1]
HQLA1[2]	131.8	128.7	127.1	2%	4%
HQLA2	4.9	4.7	4.3	4%	14%
Internal Residential Mortgage Backed Securities (Australia)[2]	31.6	30.3	33.7	4%	-6%
Internal Residential Mortgage Backed Securities (New Zealand)[3]	6.2	1.1	0.6	large	large
Other ALA[4]	13.8	14.9	15.6	-7%	-12%
Total Liquid Assets	188.3	179.7	181.3	5%	4%

Cash flows modelled under stress scenario
Cash outflows	180.5	174.5	172.7	3%	5%
Cash inflows	40.4	41.3	38.2	-2%	6%
Net cash outflows	140.1	133.2	134.5	5%	4%

Liquidity Coverage Ratio[5]	134%	135%	135%	-1%	-1%

1.	Half year average basis, calculated as prescribed per APRA Prudential Regulatory Standard (APS 210 Liquidity) and consistent with APS 330 requirements.
2.	RBA open repo arrangement netted down from CLF, with a corresponding increase in HQLA.
3.	Includes ANZ Bank New Zealand Limited LCR surplus, capped at Level 1 all currency LCR for 31 March 2018. Prior periods exclude ANZ Bank New Zealand Limited’s LCR surplus.
4.	Comprised of assets qualifying as collateral for the CLF, excluding internal RMBS, up to approved facility limit; and any liquid assets contained in the RBNZ’s Liquidity Policy - Annex: Liquidity Assets - Prudential Supervision Department Document BS13A12.
5.	All currency Level 2 LCR.

GROUP RESULTS

Funding - including discontinued operations

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$13.1 billion of term wholesale debt with a remaining term greater than one year as at 31 March 2018 was issued during the half year ended 31 March 2018.

The following table shows the Group’s total funding composition:

		As at		Movement

	Mar 18 $B	Sep 17 $B	Mar 17 $B	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Customer deposits and other liabilities[1]

Australia	204.2	201.3	197.6	1%	3%

Institutional	190.7	189.0	181.5	1%	5%

New Zealand	79.2	75.3	74.3	5%	7%

Wealth Australia	-	-	0.3	n/a	-100%

Asia Retail & Pacific	3.4	7.0	19.8	-51%	-83%

TSO and Group Centre[1]	(4.7)	(5.0)	(5.3)	-6%	-11%

Customer deposits	472.8	467.6	468.2	1%	1%

Other funding liabilities[2,3]	8.0	8.5	7.9	-6%	1%

Total customer liabilities (funding)	480.8	476.1	476.1	1%	1%

Wholesale funding[4]

Debt issuances	97.5	90.3	88.8	8%	10%

Subordinated debt	17.2	17.7	20.3	-3%	-15%

Certificates of deposit	50.3	55.2	57.4	-9%	-12%

Commercial paper	24.1	18.0	9.5	33%	large

Other wholesale borrowings[2,5,6]	84.4	69.2	73.9	22%	14%

Total wholesale funding	273.5	250.4	249.9	9%	9%

Shareholders’ equity	59.5	59.1	57.9	1%	3%

Total funding	813.8	785.6	783.9	4%	4%

1.	Includes term deposits, other deposits and an adjustment recognised in Group Centre to eliminate Wealth Australia investments in ANZ deposit products.
2.	Non-bank trade dated liabilities reclassified to align with current period presentation.
3.	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Wealth Australia.
4.	Excludes liability for acceptances as they do not provide net funding.
5.	Includes borrowings from banks, securities sold under repurchase agreements, net derivative balances, special purpose vehicles and other borrowings.
6.	Includes RBA open repo arrangement netted down by the exchange settlement account cash balance.

Net Stable Funding Ratio

The following table shows the Level 2 Net Stable Funding Ratio (NSFR) composition:

	As at			Movement

	Mar 18 $B	Sep 17 $B	Mar 17 $B	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Required Stable Funding[1]

Retail & small and medium enterprises, corporate loans <35% risk weight[2]	184.0	181.7	178.1	1%	3%

Retail & small and medium enterprises, corporate loans >35% risk weight[2]	177.2	176.2	176.2	1%	1%

Other lending[3]	19.1	17.2	15.6	11%	22%

Liquid assets	9.7	9.3	9.3	4%	4%

Other assets[4]	38.4	39.1	44.8	-2%	-14%

Total Required Stable Funding	428.4	423.5	424.0	1%	1%

Available Stable Funding[1]

Retail & small and medium enterprise customer deposits	233.4	230.7	236.2	1%	-1%

Corporate, public sector entities & operational deposits	83.4	80.8	73.8	3%	13%

Central bank & other financial institution deposits	4.2	4.2	2.8	0%	50%

Term funding	94.0	87.6	89.9	7%	5%

Short term funding & other liabilities	2.7	5.3	0.5	-49%	large

Capital	74.4	73.9	73.9	1%	1%

Total Available Stable Funding	492.1	482.5	477.1	2%	3%

Net Stable Funding Ratio	114.9%	113.9%	112.5%	1%	2%

1.	NSFR factored balance as per APS 210 Liquidity.
2.	Risk weighting under APS 112 Capital Adequacy: Standardised Approach to Credit Risk.
3.	Includes financial institution and central bank loans.
4.	Includes off-balance sheet items, net derivatives and other assets.

GROUP RESULTS

Capital Management - including discontinued operations

	As at
	APRA Basel 3			Internationally Comparable Basel 3[1]
	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17
Capital Ratios

Common Equity Tier 1	11.0%	10.6%	10.1%	16.3%	15.8%	15.2%

Tier 1	12.9%	12.6%	12.1%	18.7%	18.4%	18.2%

Total capital	14.9%	14.8%	14.5%	21.3%	21.2%	21.3%
Risk weighted assets ($B)	395.8	391.1	397.0	311.5	306.5	309.4

1.	Internationally Comparable methodology aligns with APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

APRA Basel 3 Common Equity Tier 1 (CET1 ratio) - March 2018 v September 2017

1.	Excludes large/notable items for the purposes of Capital Management attribution. Refer to pages 14 to 15.
2.	Capital deductions represent the movement in retained earnings in deconsolidated entities, capitalised software, EL versus EP shortfall and other intangibles in the period.

•	March 2018 v September 2017

ANZ’s CET1 ratio increased 47 bps to 11.0% during the March 2018 half. Key drivers of the movement in the CET1 ratio were:

•	Net organic capital generation was 72 bps or $2.8 billion. This was primarily driven by cash profit partially offset by capital usage from RWA growth and other business capital deductions.

•	Payment of the September 2017 Final Dividend (net of Bonus Option Plan issuance) reduced the CET1 ratio by 59 bps.

•	Capital benefits from asset disposals increased CET1 ratio by 55 bps (SRCB, Asia Retail and Wealth businesses in Vietnam, Taiwan and Indonesia and the 20% stake in MCC). This is partially offset by the impact of the $1.1 billion on-market share buy-back (-29 bps). The remaining $0.4 billion on-market share buy-back will be completed in the September 2018 half to meet the planned $1.5 billion share buy-back.

•	Other impacts from movements in non-cash earnings and net foreign currency translation.

Total Risk Weighted Assets (RWA) - March 2018 v September 2017

•	March 2018 v September 2017

ANZ’s total RWA increased by $4.7 billion. Excluding the impact of foreign currency exchange translation and other non-recurring CRWA changes, CRWAs increased by $6.2 billion. Other CRWA changes mainly reflect the reduction from the transition of Asia Retail and Wealth businesses in Vietnam, Taiwan and Indonesia to DBS and modest net impacts from RWA modelling changes. Non-CRWA decreased by $1.3 billion mainly driven by a lower risk profile in IRRBB RWA.

GROUP RESULTS

Capital Management – including discontinued operations, cont’d

APRA to Internationally Comparable1 Common Equity Tier 1 (CET1 ratio) as at 31 March 2018

1.	ANZ’s interpretation of the regulations documented in the Basel Committee publications: “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). Also includes differences identified in APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

•	March 2018 v September 2017

The above provides a reconciliation of the CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Comparable Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers. The International Comparable Basel 3 CET1 ratio incorporates differences between APRA and both the Basel Committee Basel 3 framework (including differences identified in the March 2014 Basel Committee’s Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia) and its application in major offshore jurisdictions.

The material differences between APRA Basel 3 and Internationally Comparable Basel 3 ratios include:

Deductions

•	Investments in insurance and banking associates - APRA requires full deduction against CET1. On an Internationally Comparable basis, these investments are subject to a concessional threshold before a deduction is required.

•	Deferred tax assets - A full deduction is required from CET1 for deferred tax assets (DTA) relating to temporary differences. On an Internationally Comparable basis, this is first subject to a concessional threshold before the deduction is required.

Risk Weighted Assets (RWA)

•	IRRBB RWA - APRA requires inclusion of Interest Rate Risk in the Banking Book (IRRBB) within the RWA base for the CET1 ratio calculation. This is not required on an Internationally Comparable basis.

•	Mortgages RWA - APRA imposes a floor of 20% on the downturn Loss Given Default (LGD) used in credit RWA calculations for residential mortgages. Additionally, from July 2016, APRA also requires a higher correlation factor above the Basel framework 15%. The Internationally Comparable Basel 3 framework only requires a downturn LGD floor of 10% and a correlation factor of 15%.

•	Specialised lending - APRA requires the supervisory slotting approach to be used in determining credit RWA for specialised lending exposures. The Internationally Comparable basis allows for the advanced internal ratings based approach to be used when calculating RWA for these exposures.

•	Unsecured Corporate Lending LGD - Adjustment to align ANZ’s unsecured corporate lending LGD to 45% to be consistent with banks in other jurisdictions. The 45% LGD rate is also used in the Foundation Internal Ratings-Based approach (FIRB).

•	Undrawn Corporate Lending Exposure at Default (EAD) - To adjust ANZ’s credit conversion factors (CCF) for undrawn corporate loan commitments to 75% (used in FIRB approach) to align with banks in other jurisdictions.

GROUP RESULTS

Leverage Ratio - including discontinued operations

At 31 March 2018, the Group’s APRA Leverage Ratio was 5.4% which is above the 3% minimum required by the Basel Committee on Banking Supervision (BCBS). APRA has not finalised a minimum leverage ratio requirement for Australian Authorised Deposit-taking Institutions (ADIs). The following table summarises the Group’s Leverage Ratio calculation:

	As at			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Tier 1 Capital (net of capital deductions)	51,125	49,324	48,091	4%	6%

On-balance sheet exposures (excluding derivatives and securities financing transaction exposures)	780,272	752,347	747,708	4%	4%

Derivative exposures	32,747	31,469	30,968	4%	6%

Securities Financing Transaction (SFT) exposures	29,351	28,598	30,286	3%	-3%

Other off-balance sheet exposures	99,921	96,765	97,492	3%	2%

Total exposure measure	942,291	909,179	906,454	4%	4%

APRA Leverage Ratio[1]	5.4%	5.4%	5.3%

Internationally Comparable Leverage Ratio[1]	6.1%	6.2%	6.0%

1.	Leverage ratio includes Additional Tier 1 securities subject to Basel 3 transitional relief, net of any transitional adjustments.

•	March 2018 v September 2017

ANZ’s Leverage Ratio is flat relative to September 2017 reflecting:

•	net organic capital generation from cash earnings (excluding large/notable items and net of dividend payments) (+11 bps);

•	divestment benefits (+22 bps) largely offset by share buy-backs (-12 bps) and a reduction in Additional Tier 1 capital instruments (-6 bps); and

•	exposure growth of -15 bps (loan growth -8 bps, liquid asset growth -5 bps, derivatives growth -1 bps and off-balance sheet growth -1 bps).

Other Regulatory Developments

•	Financial System Inquiry (FSI)

The Australian Government completed a comprehensive inquiry into Australia’s financial system in 2014 which included a number of key recommendations that may have an impact on regulatory capital levels. Recent initiatives by APRA in support of the FSI are:

•	In July 2017, APRA released an information paper outlining its assessment on the additional capital required for the Australian banking sector to be considered ‘unquestionably strong’ as originally outlined in the FSI final report in December 2014. APRA indicated that “in the case of the four major Australian banks, this equated to a benchmark CET1 capital ratio, under the current capital adequacy framework, of at least 10.5 per cent”. APRA also stated that this benchmark should be met by 1 January 2020 at the latest.

•	In February 2018, APRA released two further discussion papers that commences its consultation on the following:

•	APRA’s proposal regarding risk-based capital approach for credit, market and operational risk following finalisation of these requirements by the Basel Committee in December 2017. Whilst the final forms of these proposals will only be determined later in 2020, the Group expects the implementation of any revisions to the current requirements will result in further changes to the risk weighting framework for certain asset classes and other risk types (such as market and operational risks). APRA has announced that it does not expect that the changes to the risk weights will necessitate further increases in capital for ADIs, although this could vary by ADIs depending on the final requirements. ANZ’s current capital position is in excess of APRA’s unquestionably strong CET1 benchmark of 10.5% and therefore, the Group is likely to be in a strong position to meet future changes that will arise as a result of final revisions to the capital framework.

•	The design and application of a minimum leverage ratio requirement as complement to the risk-based capital framework proposal. APRA has proposed a minimum leverage ratio requirement of 4% (Basel minimum is 3%) as well as changes to the Exposure Measure requirements. The Group is well placed to meet the proposed changes in its current form based on its Leverage Ratio position at March 2018.

APRA’s consultation for the above is currently taking place with final prudential standards planned to be made available by 2020. APRA has proposed an implementation date of 2021, which is one year earlier than the Basel Committee’s equivalent, with no phase-in arrangements.

•	APRA’s prudential standards may also be further supplemented by yet to be released proposals to implement other key FSI recommendations:

•	To implement a minimum total loss-absorbing capacity requirement where certain senior debt could be “bailed in” to recapitalise a stressed financial institution.

•	Potential adjustments to the overall design of the capital framework to improve transparency, international comparability and flexibility.

Given the number of items that are currently open for consultations with APRA, the final outcome of the FSI including any further changes to APRA’s prudential standards or other impacts on the Group remain uncertain.

•	Level 3 Conglomerates (Level 3)

APRA is extending its prudential supervision framework to Conglomerate Groups via the Level 3 framework which will regulate a bancassurance group such as ANZ as a single economic entity with minimum capital requirements and additional monitoring of risk exposure levels.

In August 2016, APRA confirmed the deferral of capital requirements for Conglomerate Groups until 2019 at the earliest, to allow for the final capital requirements arising from FSI recommendations as well as from international initiatives that are in progress.

GROUP RESULTS

The non-capital components of the Level 3 framework relating to group governance, risk exposures, intragroup transactions and other risk management and compliance requirements came into effect on 1 July 2017. These have had no material impact on the Group’s capital position.

•	RBNZ review of capital requirements

On 1 May 2017 the RBNZ published an issues paper announcing that it is undertaking a comprehensive review of the capital adequacy framework applying to New Zealand locally incorporated registered banks over 2017 and 2018. The aim of the review is to identify the most appropriate framework for setting capital requirements for New Zealand banks, taking into account how the current framework has operated and international developments in bank capital requirements. The capital review will focus on the three key components of the current framework:

•	The definition of eligible capital instruments;

•	The measurement of risk; and

•	The minimum capital ratios and buffers.

The RBNZ requested feedback about the topics covered by the issues paper for which responses were due on 9 June 2017. Detailed consultation documents on policy proposals and options for each of the three components will be released during 2017, with a view to concluding the review in 2018.

On 14 July 2017, the RBNZ released a consultation paper on what types of financial instruments should qualify as eligible regulatory capital. The consultation paper sets out proposals for reform to the definition of eligible capital instruments for which responses were due 8 September 2017.

The impact on Group and our subsidiary bank in New Zealand (ANZ Bank New Zealand Limited) arising from the above consultations will not be known until the RBNZ finalises their review in 2018.

GROUP RESULTS

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DIVISIONAL RESULTS

DIVISIONAL RESULTS

Divisional Performance - continuing operations

The Group operates on a divisional structure with six continuing divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth Australia, and Technology, Services & Operations (TSO) and Group Centre. For further information on the composition of divisions, refer to the Definitions on page 121.

As part of the broader simplification strategy for ANZ, there have been several structural changes during the March 2018 half. Prior period comparatives have been aligned with these changes, which include:

•	the Corporate business, formerly part of the Corporate and Commercial Banking business within the Australia division, was transferred to the Institutional division;

•	the residual Asia Retail and Wealth businesses in Philippines, Japan and Cambodia not sold as part of the Asia Retail and Wealth divestment have been transferred to the Institutional division; and

•	the Group made a further realignment by transferring Group Hub’s divisional specific operations in TSO and Group Centre to the respective divisions. As these costs were previously recharged, there is no change to previously reported divisional cash profit. Divisional full time equivalents (FTEs) have been restated to reflect this change.

The structural changes affected the prior period comparatives of the Australia and Institutional divisions with changes reflected in the table below.

	Australia division				Institutional division
	Current structure		Old structure		Current structure		Old structure
	Sep 17	Mar 17	Sep 17	Mar 17	Sep 17	Mar 17	Sep 17	Mar 17
	$M	$M	$M	$M	$M	$M	$M	$M
Net interest income	4,169	4,049	4,251	4,133	1,577	1,687	1,480	1,588
Other operating income	615	602	616	602	998	1,368	989	1,357
Operating income	4,784	4,651	4,867	4,735	2,575	3,055	2,469	2,945
Operating expenses	(1,713)	(1,669)	(1,730)	(1,693)	(1,392)	(1,422)	(1,357)	(1,379)
Profit before credit impairment and income tax	3,071	2,982	3,137	3,042	1,183	1,633	1,112	1,566
Credit impairment charge	(417)	(468)	(425)	(472)	37	(129)	45	(125)
Profit before income tax	2,654	2,514	2,712	2,570	1,220	1,504	1,157	1,441
Income tax expense and non-controlling interest	(797)	(755)	(815)	(772)	(361)	(439)	(342)	(420)
Cash profit from continuing operations	1,857	1,759	1,897	1,798	859	1,065	815	1,021

	Sep 17		Mar 17

Full Time Equivalents[1]	Current structure	Old structure	Current structure	Old structure
Australia	13,885	11,387	13,898	11,447
Institutional	6,783	4,754	6,950	4,899
New Zealand	6,372	6,207	6,417	6,250
Wealth Australia	912	835	899	822
Asia Retail & Pacific	3,664	3,981	4,637	4,719
TSO and Group Centre	11,257	15,709	11,214	15,878
Total continuing operations	42,873	42,873	44,015	44,015

[1].	For continuing operations, the impact of Group Hub’s realignment to the respective divisions from previously reported FTE is as follows:
•	September 2017: Australia +2,825, Institutional +1,089, New Zealand +367, Wealth Australia +77, Asia Retail & Pacific +6.
•	March 2017: Australia +2,789, Institutional +1,106, New Zealand +378, Wealth Australia +77, Asia Retail & Pacific +229.

The Divisional Results section is reported on a cash profit basis for continuing operations and comparatives have been restated accordingly. For information on discontinued operations please refer the Guide to Half Year Results on page 9 and 10. The retained Wealth Australia business includes lenders mortgage insurance, share investing, financial planning and general insurance distribution.

The divisions reported are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

DIVISIONAL RESULTS

Cash profit by division - March 2018 Half Year v March 2017 Half Year

1.	Includes Wealth Australia, Pacific and TSO and Group Centre.

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
March 2018 Half Year	$M	$M	$M	$M	$M	$M	$M
Net interest income	4,304	1,516	1,278	24	119	109	7,350
Other operating income	559	1,028	338	162	184	187	2,458
Operating income	4,863	2,544	1,616	186	303	296	9,808
Operating expenses	(1,812)	(1,371)	(588)	(123)	(146)	(371)	(4,411)
Profit before credit impairment and income tax	3,051	1,173	1,028	63	157	(75)	5,397
Credit impairment charge	(312)	(49)	(20)	-	(27)	-	(408)
Profit before income tax	2,739	1,124	1,008	63	130	(75)	4,989
Income tax expense and non-controlling interests	(824)	(331)	(282)	(19)	(24)	(16)	(1,496)
Cash profit/(loss) from continuing operations	1,915	793	726	44	106	(91)	3,493

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
March 2017 Half Year	$M	$M	$M	$M	$M	$M	$M
Net interest income	4,049	1,687	1,260	25	316	82	7,419
Other operating income	602	1,368	317	179	(150)	241	2,557
Operating income	4,651	3,055	1,577	204	166	323	9,976
Operating expenses	(1,669)	(1,422)	(600)	(126)	(334)	(336)	(4,487)
Profit before credit impairment and income tax	2,982	1,633	977	78	(168)	(13)	5,489
Credit impairment charge	(468)	(129)	(37)	-	(75)	(11)	(720)
Profit before income tax	2,514	1,504	940	78	(243)	(24)	4,769
Income tax expense and non-controlling interests	(755)	(439)	(263)	(20)	21	42	(1,414)
Cash profit/(loss) from continuing operations	1,759	1,065	677	58	(222)	18	3,355

March 2018 Half Year vs March 2017 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
Net interest income	6%	-10%	1%	-4%	-62%	33%	-1%
Other operating income	-7%	-25%	7%	-9%	large	-22%	-4%
Operating income	5%	-17%	2%	-9%	83%	-8%	-2%
Operating expenses	9%	-4%	-2%	-2%	-56%	10%	-2%
Profit before credit impairment and income tax	2%	-28%	5%	-19%	large	large	-2%
Credit impairment charge	-33%	-62%	-46%	n/a	-64%	-100%	-43%
Profit before income tax	9%	-25%	7%	-19%	large	large	5%
Income tax expense and non-controlling interests	9%	-25%	7%	-5%	large	large	6%
Cash profit/(loss) from continuing operations	9%	-26%	7%	-24%	large	large	4%

DIVISIONAL RESULTS

Cash profit by division - March 2018 Half Year v September 2017 Half Year

March 2018 Half Year	Australia $M	Institutional $M	New Zealand $M	Wealth Australia $M	Asia Retail & Pacific $M	TSO and Group Centre $M	Group $M
Net interest income	4,304	1,516	1,278	24	119	109	7,350

Other operating income	559	1,028	338	162	184	187	2,458
Operating income	4,863	2,544	1,616	186	303	296	9,808

Operating expenses	(1,812)	(1,371)	(588)	(123)	(146)	(371)	(4,411)
Profit before credit impairment and income tax	3,051	1,173	1,028	63	157	(75)	5,397

Credit impairment charge	(312)	(49)	(20)	-	(27)	-	(408)
Profit before income tax	2,739	1,124	1,008	63	130	(75)	4,989

Income tax expense and non-controlling interests	(824)	(331)	(282)	(19)	(24)	(16)	(1,496)
Cash profit/(loss) from continuing operations	1,915	793	726	44	106	(91)	3,493

September 2017 Half Year	Australia $M	Institutional $M	New Zealand $M	Wealth Australia $M	Asia Retail & Pacific $M	TSO and Group Centre $M	Group $M
Net interest income	4,169	1,577	1,259	24	260	167	7,456

Other operating income	615	998	336	165	168	102	2,384
Operating income	4,784	2,575	1,595	189	428	269	9,840

Operating expenses	(1,713)	(1,392)	(593)	(136)	(280)	(366)	(4,480)
Profit before credit impairment and income tax	3,071	1,183	1,002	53	148	(97)	5,360

Credit impairment charge	(417)	37	(41)	-	(69)	11	(479)
Profit before income tax	2,654	1,220	961	53	79	(86)	4,881

Income tax expense and non-controlling interests	(797)	(361)	(269)	(16)	(14)	30	(1,427)
Cash profit/(loss) from continuing operations	1,857	859	692	37	65	(56)	3,454

March 2018 Half Year vs September 2017 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
Net interest income	3%	-4%	2%	0%	-54%	-35%	-1%

Other operating income	-9%	3%	1%	-2%	10%	83%	3%
Operating income	2%	-1%	1%	-2%	-29%	10%	0%

Operating expenses	6%	-2%	-1%	-10%	-48%	1%	-2%
Profit before credit impairment and income tax	-1%	-1%	3%	19%	6%	-23%	1%

Credit impairment charge	-25%	large	-51%	n/a	-61%	-100%	-15%
Profit before income tax	3%	-8%	5%	19%	65%	-13%	2%

Income tax expense and non-controlling interests	3%	-8%	5%	19%	71%	large	5%
Cash profit/(loss) from continuing operations	3%	-8%	5%	19%	63%	63%	1%

DIVISIONAL RESULTS

Australia - continuing operations

Fred Ohlsson

	Half Year			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Net interest income	4,304	4,169	4,049	3%	6%

Other operating income	559	615	602	-9%	-7%
Operating income	4,863	4,784	4,651	2%	5%

Operating expenses	(1,812)	(1,713)	(1,669)	6%	9%
Profit before credit impairment and income tax	3,051	3,071	2,982	-1%	2%

Credit impairment charge	(312)	(417)	(468)	-25%	-33%
Profit before income tax	2,739	2,654	2,514	3%	9%

Income tax expense and non-controlling interests	(824)	(797)	(755)	3%	9%
Cash profit	1,915	1,857	1,759	3%	9%

Balance Sheet
Net loans and advances	339,345	333,560	325,548	2%	4%

Other external assets	3,136	3,058	2,929	3%	7%
External assets	342,481	336,618	328,477	2%	4%
Customer deposits	204,165	201,326	197,612	1%	3%

Other external liabilities	9,895	10,856	11,110	-9%	-11%
External liabilities	214,060	212,182	208,722	1%	3%

Risk weighted assets	160,644	160,915	150,027	0%	7%

Average gross loans and advances	338,697	331,662	322,714	2%	5%

Average deposits and other borrowings	203,239	198,799	193,654	2%	5%

Ratios

Return on average assets	1.13%	1.12%	1.09%

Net interest margin	2.78%	2.73%	2.73%

Operating expenses to operating income	37.3%	35.8%	35.9%

Operating expenses to average assets	1.07%	1.03%	1.03%
Individual credit impairment charge/(release)	337	449	415	-25%	-19%

Individual credit impairment charge/(release) as a % of average GLA	0.20%	0.27%	0.26%

Collective credit impairment charge/(release)	(25)	(32)	53	-22%	large

Collective credit impairment charge/(release) as a % of average GLA	(0.01% )	(0.02% )	0.03%

Gross impaired assets	1,114	1,181	1,148	-6%	-3%

Gross impaired assets as a % of GLA	0.33%	0.36%	0.35%
Total full time equivalent staff (FTE)	13,701	13,885	13,898	-1%	-1%

Performance March 2018 v March 2017

•	Retail lending volumes grew in home loans particularly in owner occupier and principal and interest loans. Customer deposits grew across all portfolios.

•	Net interest margin increased as the result of differentiated pricing in home loans and higher deposit margins. This was partially offset by the introduction of the major bank levy from July 2017.

•	Operating expenses increased due to restructuring for agile ways of working, increased business investment in digital capability, and inflation. This is partially offset by a reduction in FTE.

•	Credit impairment charges decreased as the result of portfolio and collection initiatives, the partial release of the Retail Trade economic cycle adjustment, and slower lending growth.

DIVISIONAL RESULTS

Australia - continuing operations

Fred Ohlsson

Individual credit impairment charge/(release)	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Retail	198	259	238	-24%	-17%

Home Loans	44	44	38	0%	16%

Cards and Personal Loans	144	202	187	-29%	-23%

Deposits and Payments[1]	10	13	13	-23%	-23%

Business & Private Bank	139	190	177	-27%	-21%

Business Banking	44	79	75	-44%	-41%

Small Business Banking	95	111	102	-14%	-7%

Private Bank	-	-	-	n/a	n/a
Individual credit impairment charge/(release)	337	449	415	-25%	-19%

Collective credit impairment charge/(release)	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Retail	(10)	(33)	26	-70%	large

Home Loans	8	2	8	large	0%

Cards and Personal Loans	(18)	(33)	17	-45%	large

Deposits and Payments[1]	-	(2)	1	-100%	-100%

Business & Private Bank	(15)	1	27	large	large

Business Banking	(8)	2	25	large	large

Small Business Banking	(7)	(1)	2	large	large

Private Bank	-	-	-	n/a	n/a
Collective credit impairment charge/(release)	(25)	(32)	53	-22%	large
Total credit impairment charge/(release)	312	417	468	-25%	-33%

1. Represents credit impairment charge/(release) on overdraft balances.

Net loans and advances	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Retail	281,728	275,229	267,166	2%	5%

Home Loans	271,132	264,612	256,174	2%	6%

Cards and Personal Loans	10,536	10,543	10,910	0%	-3%

Deposits and Payments[1]	60	74	82	-19%	-27%

Business & Private Bank	57,617	58,331	58,382	-1%	-1%

Business Banking	40,746	41,202	41,147	-1%	-1%

Small Business Banking	15,296	15,584	15,715	-2%	-3%

Private Bank	1,575	1,545	1,520	2%	4%
Net loans and advances	339,345	333,560	325,548	2%	4%

Customer deposits	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Retail	120,990	119,437	117,242	1%	3%

Home Loans[2]	27,488	26,771	25,593	3%	7%

Cards and Personal Loans	242	261	245	-7%	-1%

Deposits and Payments	93,260	92,405	91,404	1%	2%

Business & Private Bank	83,175	81,889	80,370	2%	3%

Business Banking	20,932	20,841	20,582	0%	2%

Small Business Banking	37,546	36,288	35,151	3%	7%

Private Bank	24,697	24,760	24,637	0%	0%
Customer deposits	204,165	201,326	197,612	1%	3%

1.	Net loans and advances for the deposits and payments business represent amounts in overdraft.
2.	Customer deposit amounts for the home loans business represent balances in offset accounts.

DIVISIONAL RESULTS

Australia - continuing operations

Fred Ohlsson

March 2018 Half Year	Retail $M	B&PB $M	Australia Total $M
Net interest income	2,963	1,341	4,304

Other operating income	332	227	559
Operating income	3,295	1,568	4,863

Operating expenses	(1,262)	(550)	(1,812)
Profit before credit impairment and income tax	2,033	1,018	3,051

Credit impairment (charge)/release	(188)	(124)	(312)
Profit before income tax	1,845	894	2,739

Income tax expense and non-controlling interests	(553)	(271)	(824)
Cash profit	1,292	623	1,915

Individual credit impairment charge/(release)	198	139	337

Collective credit impairment charge/(release)	(10)	(15)	(25)

Net loans and advances	281,728	57,617	339,345

Customer deposits	120,990	83,175	204,165

Risk weighted assets	106,875	53,769	160,644

March 2017 Half Year
Net interest income	2,728	1,321	4,049

Other operating income	378	224	602
Operating income	3,106	1,545	4,651

Operating expenses	(1,121)	(548)	(1,669)
Profit before credit impairment and income tax	1,985	997	2,982

Credit impairment (charge)/release	(264)	(204)	(468)
Profit before income tax	1,721	793	2,514

Income tax expense and non-controlling interests	(516)	(239)	(755)
Cash profit	1,205	554	1,759

Individual credit impairment charge/(release)	238	177	415

Collective credit impairment charge/(release)	26	27	53

Net loans and advances	267,166	58,382	325,548

Customer deposits	117,242	80,370	197,612

Risk weighted assets	94,422	55,605	150,027

March 2018 Half Year vs March 2017 Half Year
Net interest income	9%	2%	6%

Other operating income	-12%	1%	-7%
Operating income	6%	1%	5%

Operating expenses	13%	0%	9%
Profit before credit impairment and income tax	2%	2%	2%

Credit impairment (charge)/release	-29%	-39%	-33%
Profit before income tax	7%	13%	9%

Income tax expense and non-controlling interests	7%	13%	9%
Cash profit	7%	12%	9%

Individual credit impairment charge/(release)	-17%	-21%	-19%

Collective credit impairment charge/(release)	large	large	large

Net loans and advances	5%	-1%	4%

Customer deposits	3%	3%	3%

Risk weighted assets	13%	-3%	7%

DIVISIONAL RESULTS

Australia - continuing operations

Fred Ohlsson

March 2018 Half Year	Retail $M	B&PB $M	Australia Total $M
Net interest income	2,963	1,341	4,304

Other operating income	332	227	559
Operating income	3,295	1,568	4,863

Operating expenses	(1,262)	(550)	(1,812)
Profit before credit impairment and income tax	2,033	1,018	3,051

Credit impairment (charge)/release	(188)	(124)	(312)
Profit before income tax	1,845	894	2,739

Income tax expense and non-controlling interests	(553)	(271)	(824)
Cash profit	1,292	623	1,915

Individual credit impairment charge/(release)	198	139	337

Collective credit impairment charge/(release)	(10)	(15)	(25)

Net loans and advances	281,728	57,617	339,345

Customer deposits	120,990	83,175	204,165

Risk weighted assets	106,875	53,769	160,644

September 2017 Half Year
Net interest income	2,839	1,330	4,169

Other operating income	383	232	615
Operating income	3,222	1,562	4,784

Operating expenses	(1,149)	(564)	(1,713)
Profit before credit impairment and income tax	2,073	998	3,071

Credit impairment (charge)/release	(226)	(191)	(417)
Profit before income tax	1,847	807	2,654

Income tax expense and non-controlling interests	(555)	(242)	(797)
Cash profit	1,292	565	1,857

Individual credit impairment charge/(release)	259	190	449

Collective credit impairment charge/(release)	(33)	1	(32)

Net loans and advances	275,229	58,331	333,560

Customer deposits	119,437	81,889	201,326

Risk weighted assets	105,865	55,050	160,915

March 2018 Half Year vs September 2017 Half Year
Net interest income	4%	1%	3%

Other operating income	-13%	-2%	-9%
Operating income	2%	0%	2%

Operating expenses	10%	-2%	6%
Profit before credit impairment and income tax	-2%	2%	-1%

Credit impairment (charge)/release	-17%	-35%	-25%
Profit before income tax	0%	11%	3%

Income tax expense and non-controlling interests	0%	12%	3%
Cash profit	0%	10%	3%

Individual credit impairment charge/(release)	-24%	-27%	-25%

Collective credit impairment charge/(release)	-70%	large	-22%

Net loans and advances	2%	-1%	2%

Customer deposits	1%	2%	1%

Risk weighted assets	1%	-2%	0%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Net interest income	1,516	1,577	1,687	-4%	-10%

Other operating income	1,028	998	1,368	3%	-25%
Operating income	2,544	2,575	3,055	-1%	-17%

Operating expenses	(1,371)	(1,392)	(1,422)	-2%	-4%
Profit before credit impairment and income tax	1,173	1,183	1,633	-1%	-28%

Credit impairment (charge)/release	(49)	37	(129)	large	-62%
Profit before income tax	1,124	1,220	1,504	-8%	-25%

Income tax expense and non-controlling interests	(331)	(361)	(439)	-8%	-25%
Cash profit	793	859	1,065	-8%	-26%

Balance Sheet
Net loans and advances	137,884	131,582	132,136	5%	4%

Other external assets	281,079	254,769	258,240	10%	9%
External assets	418,963	386,351	390,376	8%	7%
Customer deposits	190,733	189,015	181,459	1%	5%

Other deposits and borrowings	68,190	57,297	61,207	19%	11%

Deposits and other borrowings	258,923	246,312	242,666	5%	7%

Other external liabilities	108,737	94,728	95,029	15%	14%
External liabilities	367,660	341,040	337,695	8%	9%
Risk weighted assets	165,614	158,783	168,959	4%	-2%

Average gross loans and advances	137,864	133,573	137,053	3%	1%

Average deposits and other borrowings	257,874	249,308	244,541	3%	5%

Ratios
Return on average assets	0.38%	0.42%	0.52%

Net interest margin	0.91%	0.99%	1.08%

Net interest margin (excluding Markets)	2.14%	2.17%	2.23%

Operating expenses to operating income	53.9%	54.1%	46.6%

Operating expenses to average assets	0.65%	0.68%	0.69%
Individual credit impairment charge/(release)	28	(29)	225	large	-88%

Individual credit impairment charge/(release) as a % of average GLA	0.04%	(0.04% )	0.33%

Collective credit impairment charge/(release)	21	(8)	(96)	large	large

Collective credit impairment charge/(release) as a % of average GLA	0.03%	(0.01% )	(0.14% )

Gross impaired assets	626	757	1,143	-17%	-45%

Gross impaired assets as a % of GLA	0.45%	0.57%	0.87%
Total full time equivalent staff (FTE)	6,505	6,783	6,950	-4%	-6%

Performance March 2018 v March 2017

•	Lending volumes grew in Loans & Specialised Finance and Transaction Banking. Customer deposits grew in Transaction Banking and Markets.

•	Net interest margin ex-Markets decreased largely due to the introduction of the major bank levy from July 2017.

•	Other operating income decreased due to large positive derivative valuation adjustments in the March 2017 half, and a reduction in Markets Balance Sheet, Franchise Trading and Sales income due to less favourable trading conditions in the March 2018 half.

•	Operating expenses decreased due to a reduction in FTE as a result of ongoing simplification and transformation activities.

•	Credit impairment charges primarily decreased due to lower individual provision charges from ongoing portfolio rebalancing.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Institutional by Geography

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Australia	$M	$M	$M	v. Sep 17	v. Mar 17
Net interest income	845	915	949	-8%	-11%

Other operating income	452	478	669	-5%	-32%
Operating income	1,297	1,393	1,618	-7%	-20%

Operating expenses	(614)	(650)	(624)	-6%	-2%
Profit before credit impairment and income tax	683	743	994	-8%	-31%

Credit impairment (charge)/release	(18)	2	(123)	large	-85%
Profit before income tax	665	745	871	-11%	-24%

Income tax expense and non-controlling interests	(198)	(243)	(266)	-19%	-26%
Cash profit	467	502	605	-7%	-23%

Individual credit impairment charge/(release)	(18)	(26)	179	-31%	large

Collective credit impairment charge/(release)	36	24	(56)	50%	large

Net loans and advances	78,029	76,008	76,364	3%	2%

Customer deposits	77,466	77,134	68,931	0%	12%

Risk weighted assets	85,181	83,766	88,062	2%	-3%

Asia Pacific, Europe, and America

Net interest income	524	500	561	5%	-7%

Other operating income	442	405	531	9%	-17%
Operating income	966	905	1,092	7%	-12%

Operating expenses	(675)	(652)	(712)	4%	-5%
Profit before credit impairment and income tax	291	253	380	15%	-23%

Credit impairment (charge)/release	13	11	(4)	18%	large
Profit before income tax	304	264	376	15%	-19%

Income tax expense and non-controlling interests	(90)	(58)	(101)	55%	-11%
Cash profit	214	206	275	4%	-22%

Individual credit impairment charge/(release)	3	19	41	-84%	-93%

Collective credit impairment charge/(release)	(16)	(30)	(37)	-47%	-57%

Net loans and advances	52,652	48,590	48,304	8%	9%

Customer deposits	97,869	98,103	98,796	0%	-1%

Risk weighted assets	69,565	64,797	69,898	7%	0%

New Zealand

Net interest income	147	162	177	-9%	-17%

Other operating income	134	115	168	17%	-20%
Operating income	281	277	345	1%	-19%

Operating expenses	(82)	(90)	(86)	-9%	-5%
Profit before credit impairment and income tax	199	187	259	6%	-23%

Credit impairment (charge)/release	(44)	24	(2)	large	large
Profit before income tax	155	211	257	-27%	-40%

Income tax expense and non-controlling interests	(43)	(60)	(72)	-28%	-40%
Cash profit	112	151	185	-26%	-39%

Individual credit impairment charge/(release)	43	(22)	5	large	large

Collective credit impairment charge/(release)	1	(2)	(3)	large	large

Net loans and advances	7,203	6,984	7,468	3%	-4%

Customer deposits	15,398	13,778	13,732	12%	12%

Risk weighted assets	10,868	10,220	10,999	6%	-1%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Individual credit impairment charge/(release)	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Transaction Banking	11	(1)	41	large	-73%

Loans & Specialised Finance	17	(30)	179	large	-91%

Markets	(1)	(1)	-	0%	n/a

Central Functions	1	3	5	-67%	-80%
Individual credit impairment charge/(release)	28	(29)	225	large	-88%

Collective credit impairment charge/(release)	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Transaction Banking	2	(1)	(5)	large	large

Loans & Specialised Finance	17	(4)	(91)	large	large

Markets	1	(3)	3	large	-67%

Central Functions	1	-	(3)	n/a	large
Collective credit impairment charge/(release)	21	(8)	(96)	large	large
Total credit impairment charge/(release)	49	(37)	129	large	-62%

Net loans and advances	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Transaction Banking	14,731	13,020	12,083	13%	22%

Loans & Specialised Finance	96,105	88,880	91,076	8%	6%

Markets	26,598	29,303	28,591	-9%	-7%

Central Functions	450	379	386	19%	17%
Net loans and advances	137,884	131,582	132,136	5%	4%

Customer deposits	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Transaction Banking	95,707	96,000	89,028	0%	8%

Loans & Specialised Finance	1,336	993	943	35%	42%

Markets	91,237	89,431	88,947	2%	3%

Central Functions	2,453	2,591	2,541	-5%	-3%
Customer deposits	190,733	189,015	181,459	1%	5%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

March 2018 Half Year	Transaction Banking $M	Loans & Specialised Finance $M	Markets $M	Central Functions $M	Institutional Total $M
Net interest income	436	683	369	28	1,516

Other operating income	360	92	551	25	1,028
Operating income	796	775	920	53	2,544

Operating expenses	(404)	(324)	(618)	(25)	(1,371)
Profit before credit impairment and income tax	392	451	302	28	1,173

Credit impairment (charge)/release	(13)	(34)	-	(2)	(49)
Profit before income tax	379	417	302	26	1,124

Income tax expense and non-controlling interests	(109)	(114)	(81)	(27)	(331)
Cash profit	270	303	221	(1)	793

Individual credit impairment charge/(release)	11	17	(1)	1	28

Collective credit impairment charge/(release)	2	17	1	1	21

Net loans and advances	14,731	96,105	26,598	450	137,884

Customer deposits	95,707	1,336	91,237	2,453	190,733

Risk weighted assets	23,645	89,962	51,056	951	165,614

March 2017 Half Year
Net interest income	432	752	478	25	1,687

Other operating income	365	85	886	32	1,368
Operating income	797	837	1,364	57	3,055

Operating expenses	(419)	(329)	(626)	(48)	(1,422)
Profit before credit impairment and income tax	378	508	738	9	1,633

Credit impairment (charge)/release	(36)	(88)	(4)	(1)	(129)
Profit before income tax	342	420	734	8	1,504

Income tax expense and non-controlling interests	(106)	(115)	(202)	(16)	(439)
Cash profit	236	305	532	(8)	1,065

Individual credit impairment charge/(release)	41	179	-	5	225

Collective credit impairment charge/(release)	(5)	(91)	3	(3)	(96)

Net loans and advances	12,083	91,076	28,591	386	132,136

Customer deposits	89,028	943	88,947	2,541	181,459

Risk weighted assets	23,883	92,445	51,649	982	168,959

March 2018 Half Year vs March 2017 Half Year
Net interest income	1%	-9%	-23%	12%	-10%

Other operating income	-1%	8%	-38%	-22%	-25%
Operating income	0%	-7%	-33%	-7%	-17%

Operating expenses	-4%	-2%	-1%	-48%	-4%
Profit before credit impairment and income tax	4%	-11%	-59%	large	-28%

Credit impairment (charge)/release	-64%	-61%	-100%	100%	-62%
Profit before income tax	11%	-1%	-59%	large	-25%

Income tax expense and non-controlling interests	3%	-1%	-60%	69%	-25%
Cash profit	14%	-1%	-58%	-88%	-26%

Individual credit impairment charge/(release)	-73%	-91%	n/a	-80%	-88%

Collective credit impairment charge/(release)	large	large	-67%	large	large

Net loans and advances	22%	6%	-7%	17%	4%

Customer deposits	8%	42%	3%	-3%	5%

Risk weighted assets	-1%	-3%	-1%	-3%	-2%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
March 2018 Half Year	$M	$M	$M	$M	$M
Net interest income	436	683	369	28	1,516

Other operating income	360	92	551	25	1,028
Operating income	796	775	920	53	2,544

Operating expenses	(404)	(324)	(618)	(25)	(1,371)
Profit before credit impairment and income tax	392	451	302	28	1,173

Credit impairment (charge)/release	(13)	(34)	-	(2)	(49)
Profit before income tax	379	417	302	26	1,124

Income tax expense and non-controlling interests	(109)	(114)	(81)	(27)	(331)
Cash profit	270	303	221	(1)	793

Individual credit impairment charge/(release)	11	17	(1)	1	28

Collective credit impairment charge/(release)	2	17	1	1	21

Net loans and advances	14,731	96,105	26,598	450	137,884

Customer deposits	95,707	1,336	91,237	2,453	190,733

Risk weighted assets	23,645	89,962	51,056	951	165,614

September 2017 Half Year
Net interest income	423	682	442	30	1,577

Other operating income	366	58	550	24	998
Operating income	789	740	992	54	2,575

Operating expenses	(410)	(328)	(659)	5	(1,392)
Profit before credit impairment and income tax	379	412	333	59	1,183

Credit impairment (charge)/release	2	34	4	(3)	37
Profit before income tax	381	446	337	56	1,220

Income tax expense and non-controlling interests	(113)	(126)	(91)	(31)	(361)
Cash profit	268	320	246	25	859

Individual credit impairment charge/(release)	(1)	(30)	(1)	3	(29)

Collective credit impairment charge/(release)	(1)	(4)	(3)	-	(8)

Net loans and advances	13,020	88,880	29,303	379	131,582

Customer deposits	96,000	993	89,431	2,591	189,015

Risk weighted assets	23,365	86,091	48,594	733	158,783

March 2018 Half Year vs September 2017 Half Year
Net interest income	3%	0%	-17%	-7%	-4%

Other operating income	-2%	59%	0%	4%	3%
Operating income	1%	5%	-7%	-2%	-1%

Operating expenses	-1%	-1%	-6%	large	-2%
Profit before credit impairment and income tax	3%	9%	-9%	-53%	-1%

Credit impairment (charge)/release	large	large	-100%	-33%	large
Profit before income tax	-1%	-7%	-10%	-54%	-8%

Income tax expense and non-controlling interests	-4%	-10%	-11%	-13%	-8%
Cash profit	1%	-5%	-10%	large	-8%

Individual credit impairment charge/(release)	large	large	0%	-67%	large

Collective credit impairment charge/(release)	large	large	large	n/a	large

Net loans and advances	13%	8%	-9%	19%	5%

Customer deposits	0%	35%	2%	-5%	1%

Risk weighted assets	1%	4%	5%	30%	4%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Analysis of Markets operating income

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Composition of Markets operating income by business activity	$M	$M	$M	v. Sep 17	v. Mar 17

Franchise Sales[1]	439	451	483	-3%	-9%

Franchise Trading[2,3]	186	263	525	-29%	-65%

Balance Sheet[4]	295	278	356	6%	-17%
Markets operating income	920	992	1,364	-7%	-33%

1.	Franchise Sales represents direct client flow business on core products such as fixed income, foreign exchange, commodities and capital markets.

2.	Franchise Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow. Franchise Trading also includes the impact of valuation adjustments made to derivatives risk free value when determining fair value (includes credit and funding adjustments, bid-offer adjustments and associated hedges).

3.	During the March 2018 half, the impact of derivative valuation adjustments was a gain of $11 million (Sep 17 half: gain of $67 million; Mar 17 half: gain of $162 million).

4.	Balance Sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Composition of Markets operating income by geography	$M	$M	$M	v. Sep 17	v. Mar 17

Australia	319	437	634	-27%	-50%

Asia Pacific, Europe & America	456	415	535	10%	-15%

New Zealand	145	140	195	4%	-26%
Markets operating income	920	992	1,364	-7%	-33%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivatives trading positions for the Group’s principal trading centres. All figures are in AUD.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year

	Mar 18	Mar 18	Mar 18	Mar 18	Sep 17	Sep 17	Sep 17	Sep 17
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence

Foreign exchange	3.3	10.3	2.1	5.0	4.2	10.5	2.5	5.1

Interest rate	5.9	16.0	5.9	9.4	6.3	21.3	5.1	7.9

Credit	3.6	6.5	3.4	5.1	4.4	5.4	2.0	3.4

Commodities	3.5	3.5	1.4	2.4	2.2	3.8	1.4	2.1

Equity	-	-	-	-	-	0.5	-	0.2

Diversification benefit	(6.8)	n/a	n/a	(8.8)	(7.6)	n/a	n/a	(7.7)
Total VaR	9.5	19.9	8.7	13.1	9.5	24.9	6.9	11.0

Non-traded interest rate risk

Non-traded interest rate risk is managed by Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis based on a 1% shock.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year

	Mar 18	Mar 18	Mar 18	Mar 18	Sep 17	Sep 17	Sep 17	Sep 17
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence

Australia	20.3	32.7	20.3	25.1	31.6	37.5	25.9	31.3

New Zealand	6.6	7.1	5.6	6.5	11.8	15.1	11.1	12.4

Asia Pacific, Europe & America	13.1	14.4	12.5	13.5	14.6	19.0	14.3	15.9

Diversification benefit	(13.1)	n/a	n/a	(13.5)	(20.6)	n/a	n/a	(19.7)
Total VaR	26.9	36.4	26.9	31.6	37.4	44.0	33.5	39.9

Impact of 1% rate shock on the next 12 months’ net interest income margin

	As at

	Mar 18	Sep 17
As at period end	0.09%	0.52%

Maximum exposure	0.59%	0.65%

Minimum exposure	0.09%	0.01%

Average exposure (in absolute terms)	0.33%	0.28%

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

Table reflects NZD for New Zealand (AUD results shown on page 62)

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17
Net interest income	1,395	1,352	1,334	3%	5%

Other operating income	181	177	153	2%	18%

Net funds management and insurance income	189	182	183	4%	3%
Operating income	1,765	1,711	1,670	3%	6%

Operating expenses	(642)	(635)	(636)	1%	1%
Profit before credit impairment and income tax	1,123	1,076	1,034	4%	9%

Credit impairment (charge)/release	(22)	(44)	(39)	-50%	-44%
Profit before income tax	1,101	1,032	995	7%	11%

Income tax expense and non-controlling interests	(308)	(290)	(278)	6%	11%
Cash profit	793	742	717	7%	11%

Balance Sheet[1]
Net loans and advances	118,540	117,242	114,731	1%	3%

Other external assets	4,911	3,869	7,032	27%	-30%
External assets	123,451	121,111	121,763	2%	1%
Customer deposits	84,372	81,855	81,238	3%	4%

Other deposits and borrowings	2,555	3,721	2,949	-31%	-13%
Deposits and other borrowings	86,927	85,576	84,187	2%	3%

Other external liabilities	22,883	22,297	22,232	3%	3%
External liabilities	109,810	107,873	106,419	2%	3%
Risk weighted assets	61,332	60,971	62,421	1%	-2%

Average gross loans and advances	118,091	116,671	114,087	1%	4%

Average deposits and other borrowings	87,027	84,490	83,884	3%	4%
In-force premiums	196	194	192	1%	2%

Funds under management	29,185	28,490	27,146	2%	8%

Average funds under management	29,195	27,810	26,383	5%	11%

Ratios[1]
Return on average assets	1.31%	1.23%	1.20%

Net interest margin	2.37%	2.31%	2.30%

Operating expenses to operating income	36.4%	37.1%	38.1%

Operating expenses to average assets	1.06%	1.06%	1.07%
Individual credit impairment charge/(release)	36	59	64	-39%	-44%

Individual credit impairment charge/(release) as a % of average GLA	0.06%	0.10%	0.11%

Collective credit impairment charge/(release)	(14)	(15)	(25)	-7%	-44%

Collective credit impairment charge/(release) as a % of average GLA	(0.02% )	(0.03% )	(0.04% )

Gross impaired assets	260	334	448	-22%	-42%

Gross impaired assets as a % of GLA	0.22%	0.28%	0.39%
Total full time equivalent staff (FTE)	6,319	6,372	6,417	-1%	-2%

1.	Balance Sheet amounts include asset and liabilities reclassified as held for sale.

Performance March 2018 v March 2017

•	Volumes grew in home loans in addition to higher balances in funds under management. Customer deposits grew across all portfolios.

•	Net interest margin increased due to higher lending margins, partly offset by portfolio mix changes and lower deposit margins.

•	Other operating income increased primarily due to a one-off insurance recovery in the March 2018 half. Net funds management and insurance income increased due to higher funds under management.

•

Operating expenses increased due to increased business investment in digital capability, and inflation. This was partially offset by a reduction in FTE driven by customer migration to lower cost channels.

•	Credit impairment charges decreased due to credit quality improvements across the Retail and Commercial and Agri portfolios, and the partial release of the Agri economic cycle adjustment.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

Individual credit impairment charge/(release)[1]	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17
Retail	23	25	21	-8%	10%

Home Loans	-	(1)	(6)	100%	100%

Other	23	26	27	-12%	-15%

Commercial	13	34	43	-62%	-70%
Individual credit impairment charge/(release)	36	59	64	-39%	-44%

Collective credit impairment charge/(release)[1]	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17
Retail	8	(6)	(7)	large	large

Home Loans	3	(2)	(3)	large	large

Other	5	(4)	(4)	large	large

Commercial	(22)	(9)	(18)	large	22%
Collective credit impairment charge/(release)	(14)	(15)	(25)	-7%	-44%
Total credit impairment charge/(release)	22	44	39	-50%	-44%

Net loans and advances[1,2]	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17
Retail	77,066	76,279	74,379	1%	4%

Home Loans	73,651	72,353	70,439	2%	5%

Other	3,415	3,926	3,940	-13%	-13%

Commercial	41,474	40,963	40,352	1%	3%
Net loans and advances	118,540	117,242	114,731	1%	3%

Customer deposits[1,2]	As at			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17
Retail	67,735	67,797	66,292	0%	2%

Commercial	16,637	14,058	14,946	18%	11%
Customer deposits	84,372	81,855	81,238	3%	4%

1.	During the March 2018 half, business agri customers transferred from retail to commercial. Prior periods have not been restated.
2.	Balance Sheet amounts include asset and liabilities reclassified as held for sale.

Net funds management and insurance income

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17
Insurance	83	81	85	2%	-2%

Insurance income	89	86	91	3%	-2%

Insurance volume related expenses	(6)	(5)	(6)	20%	0%

Funds Management	106	101	98	5%	8%

Funds management income	122	116	109	5%	12%

Funds management volume related expenses	(16)	(15)	(11)	7%	45%
Total net funds management and insurance income	189	182	183	4%	3%

In-force premiums	196	194	192	1%	2%

Funds under management	29,185	28,490	27,146	2%	8%

Average funds under management	29,195	27,810	26,383	5%	11%

Retail Insurance lapse rates	12.8%	14.6%	13.8%

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

	Retail	Commercial	Central Functions	New Zealand Total
March 2018 Half Year[1]	NZD M	NZD M	NZD M	NZD M
Net interest income	910	478	7	1,395

Other operating income	152	10	19	181

Net funds management and insurance income	190	-	(1)	189
Operating income	1,252	488	25	1,765

Operating expenses	(514)	(126)	(2)	(642)
Profit before credit impairment and income tax	738	362	23	1,123

Credit impairment (charge)/release	(31)	9	-	(22)
Profit before income tax	707	371	23	1,101

Income tax expense and non-controlling interests	(197)	(104)	(7)	(308)
Cash profit	510	267	16	793

Individual credit impairment charge/(release)	23	13	-	36

Collective credit impairment charge/(release)	8	(22)	-	(14)

Net loans and advances[2]	77,066	41,474	-	118,540

Customer deposits[2]	67,735	16,637	-	84,372

Risk weighted assets[2]	29,441	30,748	1,143	61,332

March 2017 Half Year
Net interest income	877	446	11	1,334

Other operating income	145	9	(1)	153

Net funds management and insurance income	184	-	(1)	183
Operating income	1,206	455	9	1,670

Operating expenses	(498)	(127)	(11)	(636)
Profit before credit impairment and income tax	708	328	(2)	1,034

Credit impairment (charge)/release	(14)	(25)	-	(39)
Profit before income tax	694	303	(2)	995

Income tax expense and non-controlling interests	(195)	(84)	1	(278)
Cash profit	499	219	(1)	717

Individual credit impairment charge/(release)	21	43	-	64

Collective credit impairment charge/(release)	(7)	(18)	-	(25)

Net loans and advances[2]	74,379	40,352	-	114,731

Customer deposits[2]	66,292	14,946	-	81,238

Risk weighted assets[2]	29,358	32,086	977	62,421

March 2018 Half Year vs March 2017 Half Year
Net interest income	4%	7%	-36%	5%

Other operating income	5%	11%	large	18%

Net funds management and insurance income	3%	n/a	0%	3%
Operating income	4%	7%	large	6%

Operating expenses	3%	-1%	-82%	1%
Profit before credit impairment and income tax	4%	10%	large	9%

Credit impairment (charge)/release	large	large	n/a	-44%
Profit before income tax	2%	22%	large	11%

Income tax expense and non-controlling interests	1%	24%	large	11%
Cash profit	2%	22%	large	11%

Individual credit impairment charge/(release)	10%	-70%	n/a	-44%

Collective credit impairment charge/(release)	large	22%	n/a	-44%

Net loans and advances[2]	4%	3%	n/a	3%

Customer deposits[2]	2%	11%	n/a	4%

Risk weighted assets[2]	0%	-4%	17%	-2%

1.	During the March 2018 half, business agri customers transferred from retail to commercial. Prior periods have not been restated.
2.	Balance Sheet amounts include asset and liabilities reclassified as held for sale.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

	Retail	Commercial	Central Functions	New Zealand Total
March 2018 Half Year[1]	NZD M	NZD M	NZD M	NZD M
Net interest income	910	478	7	1,395

Other operating income	152	10	19	181

Net funds management and insurance income	190	-	(1)	189
Operating income	1,252	488	25	1,765

Operating expenses	(514)	(126)	(2)	(642)
Profit before credit impairment and income tax	738	362	23	1,123

Credit impairment (charge)/release	(31)	9	-	(22)
Profit before income tax	707	371	23	1,101

Income tax expense and non-controlling interests	(197)	(104)	(7)	(308)
Cash profit	510	267	16	793

Individual credit impairment charge/(release)	23	13	-	36

Collective credit impairment charge/(release)	8	(22)	-	(14)

Net loans and advances[2]	77,066	41,474	-	118,540

Customer deposits[2]	67,735	16,637	-	84,372

Risk weighted assets[2]	29,441	30,748	1,143	61,332

September 2017 Half Year
Net interest income	896	454	2	1,352

Other operating income	169	9	(1)	177

Net funds management and insurance income	183	1	(2)	182
Operating income	1,248	464	(1)	1,711

Operating expenses	(509)	(132)	6	(635)
Profit before credit impairment and income tax	739	332	5	1,076

Credit impairment (charge)/release	(19)	(25)	-	(44)
Profit before income tax	720	307	5	1,032

Income tax expense and non-controlling interests	(200)	(87)	(3)	(290)
Cash profit	520	220	2	742

Individual credit impairment charge/(release)	25	34	-	59

Collective credit impairment charge/(release)	(6)	(9)	-	(15)

Net loans and advances[2]	76,279	40,963	-	117,242

Customer deposits[2]	67,797	14,058	-	81,855

Risk weighted assets[2]	28,757	31,004	1,210	60,971

March 2018 Half Year vs September 2017 Half Year
Net interest income	2%	5%	large	3%

Other operating income	-10%	11%	large	2%

Net funds management and insurance income	4%	-100%	-50%	4%
Operating income	0%	5%	large	3%

Operating expenses	1%	-5%	large	1%
Profit before credit impairment and income tax	0%	9%	large	4%

Credit impairment (charge)/release	63%	large	n/a	-50%
Profit before income tax	-2%	21%	large	7%

Income tax expense and non-controlling interests	-2%	20%	large	6%
Cash profit	-2%	21%	large	7%

Individual credit impairment charge/(release)	-8%	-62%	n/a	-39%

Collective credit impairment charge/(release)	large	large	n/a	-7%

Net loans and advances[2]	1%	1%	n/a	1%

Customer deposits[2]	0%	18%	n/a	3%

Risk weighted assets[2]	2%	-1%	-6%	1%

1.	During the March 2018 half, business agri customers transferred from retail to commercial. Prior periods have not been restated.
2.	Balance Sheet amounts include asset and liabilities reclassified as held for sale.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

Table reflects AUD for New Zealand

NZD results shown on page 58

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Net interest income	1,278	1,259	1,260	2%	1%

Other operating income	165	166	144	-1%	15%

Net funds management and insurance income	173	170	173	2%	0%
Operating income	1,616	1,595	1,577	1%	2%

Operating expenses	(588)	(593)	(600)	-1%	-2%
Profit before credit impairment and income tax	1,028	1,002	977	3%	5%

Credit impairment (charge)/release	(20)	(41)	(37)	-51%	-46%
Profit before income tax	1,008	961	940	5%	7%

Income tax expense and non-controlling interests	(282)	(269)	(263)	5%	7%
Cash profit	726	692	677	5%	7%

Consisting of:
Retail	467	484	472	-4%	-1%

Commercial	244	206	206	18%	18%

Central Functions	15	2	(1)	large	large
Cash profit	726	692	677	5%	7%

Balance Sheet[1]
Net loans and advances	111,308	107,886	104,884	3%	6%

Other external assets	4,610	3,560	6,429	29%	-28%
External assets	115,918	111,446	111,313	4%	4%
Customer deposits	79,225	75,323	74,266	5%	7%

Other deposits and borrowings	2,398	3,424	2,696	-30%	-11%
Deposits and other borrowings	81,623	78,747	76,962	4%	6%

Other external liabilities	21,488	20,518	20,324	5%	6%
External liabilities	103,111	99,265	97,286	4%	6%
Risk weighted assets	57,590	56,106	57,064	3%	1%

Average gross loans and advances	108,107	108,751	107,704	-1%	0%

Average deposits and other borrowings	79,669	78,747	79,190	1%	1%
In-force premiums	184	179	175	3%	5%

Funds under management	27,404	26,215	24,816	5%	10%

Average funds under management	26,727	25,922	24,912	3%	7%

Ratios[1]
Return on average assets	1.31%	1.23%	1.20%

Net interest margin	2.37%	2.31%	2.30%

Operating expenses to operating income	36.4%	37.1%	38.1%

Operating expenses to average assets	1.06%	1.06%	1.07%
Individual credit impairment charge/(release)	34	55	61	-38%	-44%

Individual credit impairment charge/(release) as a % of average GLA	0.06%	0.10%	0.11%

Collective credit impairment charge/(release)	(14)	(14)	(24)	0%	-42%

Collective credit impairment charge/(release) as a % of average GLA	(0.03%)	(0.03%)	(0.04%)

Gross impaired assets	244	307	409	-21%	-40%

Gross impaired assets as a % of GLA	0.22%	0.28%	0.39%
Retail Insurance lapse rates	12.8%	14.6%	13.8%
Total full time equivalent staff (FTE)	6,319	6,372	6,417	-1%	-2%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale.

DIVISIONAL RESULTS

Wealth Australia - continuing operations

Alexis George

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Net interest income	24	24	25	0%	-4%

Other operating income	42	33	40	27%	5%

Net funds management and insurance income	120	132	139	-9%	-14%
Operating income	186	189	204	-2%	-9%

Operating expenses	(123)	(136)	(126)	-10%	-2%
Profit before income tax	63	53	78	19%	-19%

Income tax expense and non-controlling interests	(19)	(16)	(20)	19%	-5%
Cash profit from continuing operations	44	37	58	19%	-24%

Key metrics - LMI

Gross written premium	81	85	88	-5%	-8%

Net claims paid	8	9	6	-11%	33%

Loss rate (of exposure)	0.03%	0.02%	0.01%
Total full time equivalent staff (FTE)[1]	895	912	899	-2%	0%

1.	Adjustments for discontinued FTE are based on an estimate. Actual FTE that will transfer to IOOF and Zurich on sale completion is currently being determined.

DIVISIONAL RESULTS

Asia Retail & Pacific - continuing operations

David Hisco

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Net interest income	119	260	316	-54%	-62%

Other operating income	184	168	(150)	10%	large
Operating income	303	428	166	-29%	83%

Operating expenses	(146)	(280)	(334)	-48%	-56%
Profit before credit impairment and income tax	157	148	(168)	6%	large

Credit impairment (charge)/release	(27)	(69)	(75)	-61%	-64%
Profit before income tax	130	79	(243)	65%	large

Income tax expense and non-controlling interests	(24)	(14)	21	71%	large
Cash profit/(loss)	106	65	(222)	63%	large

Balance Sheet[1]
Net loans and advances	2,168	5,503	12,368	-61%	-82%

Customer deposits	3,382	6,964	19,754	-51%	-83%
Risk weighted assets	4,049	6,791	12,422	-40%	-67%

Ratios[1]
Return on average assets	3.60%	0.78%	(2.13% )

Net interest margin	4.51%	3.22%	3.17%

Operating expenses to operating income	48.2%	65.4%	201.2%

Operating expenses to average assets	4.96%	3.36%	3.20%
Individual credit impairment charge/(release)	31	79	86	-61%	-64%

Individual credit impairment charge/(release) as a % of average GLA	1.61%	1.52%	1.33%

Collective credit impairment charge/(release)	(4)	(10)	(11)	-60%	-64%

Collective credit impairment charge/(release) as a % of average GLA	(0.22% )	(0.20% )	(0.17% )

Gross impaired assets	50	140	240	-64%	-79%

Gross impaired assets as a % of GLA	2.23%	2.47%	1.91%
Total full time equivalent staff (FTE)	1,199	3,664	4,637	-67%	-74%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale.

Asia Retail and Wealth	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Net interest income	53	193	249	-73%	-79%

Other operating income	137	117	(203)	17%	large
Operating income	190	310	46	-39%	large

Operating expenses	(83)	(216)	(272)	-62%	-69%
Profit before credit impairment and income tax	107	94	(226)	14%	large

Credit impairment (charge)/release	(26)	(53)	(71)	-51%	-63%
Profit before income tax	81	41	(297)	98%	large

Income tax expense and non-controlling interests	(10)	(2)	34	large	large
Cash profit/(loss)	71	39	(263)	82%	large

Balance Sheet[1]
Net loans and advances	15	3,309	10,091	-100%	-100%

Customer deposits	12	3,612	16,614	-100%	-100%

Risk weighted assets	221	2,921	8,743	-92%	-97%
Total full time equivalent staff (FTE)	27	2,447	3,473	-99%	-99%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale.

DIVISIONAL RESULTS

Technology, Services & Operations and Group Centre - continuing operations

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Operating income (minority investments in Asia)	209	149	170	40%	23%

Operating income (other)	87	120	153	-28%	-43%
Operating income	296	269	323	10%	-8%

Operating expenses	(371)	(366)	(336)	1%	10%
Profit before credit impairment and income tax	(75)	(97)	(13)	-23%	large

Credit impairment (charge)/release	-	11	(11)	-100%	-100%
Profit before income tax	(75)	(86)	(24)	-13%	large

Income tax expense and non-controlling interests	(16)	30	42	large	large
Cash profit/(loss)	(91)	(56)	18	63%	large
Risk weighted assets	6,813	7,287	7,586	-7%	-10%

Total full time equivalent staff (FTE)	10,921	11,257	11,214	-3%	-3%

DIVISIONAL RESULTS

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PROFIT RECONCILIATION

PROFIT RECONCILIATION

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in ASIC’s Regulatory Guide 230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review or audit by the external auditor. The external auditor has informed the Audit Committee that recurring adjustments have been determined on a consistent basis across each period presented, and the adjustments for the sale impact of Shanghai Rural Commercial Bank (SRCB) in the March 2018, September 2017 and March 2017 half year are appropriate.

	Half Year			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Statutory profit attributable to shareholders of the Company from continuing operations	3,923	3,410	2,934	15%	34%

Adjustments between statutory profit and cash profit from continuing operations

Revaluation of policy liabilities	(10)	(8)	33	25%	large

Economic hedges	(124)	31	178	large	large

Revenue hedges	40	6	(105)	large	large

Structured credit intermediation trades	(3)	(2)	(1)	50%	large

Sale of SRCB	(333)	17	316	large	large

Total adjustments between statutory profit and cash profit from continuing operations	(430)	44	421	large	large

Cash profit from continuing operations	3,493	3,454	3,355	1%	4%

Statutory profit attributable to shareholders of the Company from discontinued operations	(600)	85	(23)	large	large

Adjustments between statutory profit and cash profit from discontinued operations

Treasury shares adjustment	(23)	(18)	76	28%	large

Revaluation of policy liabilities	6	6	3	0%	100%
Total adjustments between statutory profit and cash profit from discontinued operations	(17)	(12)	79	42%	large

Cash profit/(loss) from discontinued operations	(617)	73	56	large	large

Cash profit	2,876	3,527	3,411	-18%	-16%

Explanation of adjustments between statutory profit and cash profit - continuing operations

●	Revaluation of policy liabilities - New Zealand division

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

●	Economic and revenue hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk which in accordance with accounting standards, result in fair value gains and losses being recognised within the Income Statement. ANZ removes the fair value adjustments from cash profit since the profit or loss resulting from the hedge transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of larger foreign exchange denominated revenue and expense streams, primarily NZD and USD (and USD correlated), as well as ineffectiveness from designated accounting hedges.

Economic hedges comprise:

–	Funding related swaps (primarily cross currency interest rate swaps) used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the Income Statement. The main drivers of these fair values are currency basis spreads and Australian dollar and New Zealand dollar fluctuations against other major funding currencies.

–	Economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are movements in the Australian and New Zealand term structure of interest rates.

–	Ineffectiveness from designated accounting hedge relationships.

PROFIT RECONCILIATION

In the March 2018 half, the majority of the gain on economic hedges adjusted from cash profit relates to funding related swaps, principally from widening basis spreads on AUD/USD currency pair and from weakening of the AUD against the USD and EUR.

The loss on revenue hedges adjusted from cash profit in the March 2018 half was due to the weakening of the AUD against the NZD.

	Half Year

	Mar 18 $M	Sep 17 $M	Mar 17 $M

Economic hedges	(175)	42	254
Revenue hedges	57	8	(148)
Increase/(decrease) to cash profit before tax	(118)	50	106

Increase/(decrease) to cash profit after tax	(84)	37	73

●	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades prior to the Global Financial Crisis with eight US financial guarantors. This involved selling credit default swaps (CDSs) as protection over specific debt structures and purchasing CDS protection over the same structures. ANZ has subsequently exited its positions with six US financial guarantors and is monitoring the remaining two portfolios with a view to reducing the exposures when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty.

The notional value of outstanding bought and sold CDSs at 31 March 2018 amounted to $0.3 billion (Sep 17: $0.7 billion; Mar 17: $0.7 billion). While both the bought and sold CDSs are measured at fair value through profit and loss, the associated fair value movements do not fully offset due to the impact of credit risk on the bought CDSs which is driven by market movements in credit spreads and AUD/USD and NZD/USD rates. The fair value of the CDSs (excluding CVA) is $27 million (Sep 17: $59 million; Mar 17: $65 million) with CVA on the bought protection of $5 million (Sep 17: $7 million; Mar 17: $9 million).

The profit and loss associated with the bought and sold protection is included as an adjustment to cash profit as it relates to a legacy business where, unless terminated early, the fair value movements are expected to reverse to zero in future periods.

●	Sale of Shanghai Rural Commercial Bank (SRCB)

On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). On 18 September 2017, the Group announced a revision to the 3 January arrangement in which Baoshan Iron & Steel Co. Ltd. (Bao) replaced Shanghai Sino-Poland Enterprise Management Development Corporation Limited to join China COSCO Shipping Corporation Limited (COSCO) to acquire ANZ’s 20% stake in SRCB. Under the updated arrangement, COSCO and Bao each acquired a 10% stake in SRCB. The key financial terms of the revised sale agreement were unchanged from the original transaction announcement. The sale completed in the March 2018 half.

The impact of SRCB has been treated as an adjustment between statutory profit to cash profit. The rationale being the loss on reclassification to held for sale was expected to be largely offset by the release of reserve gains on sale completion. The transaction was initially expected to complete in the 2017 financial year, however completion was delayed until the March 2018 half.

The March and September 2017 halves include the impairment to the investment, losses on release of reserves and additional tax expenses associated with the delay in completion. In the March 2018 half, the Group recycled the reserve gains to profit, which was partly offset by further foreign exchange losses, and tax expenses.

In the March 2018 half, the entire impact of the transaction has been recognised in cash profit. Accordingly, the adjustments between statutory profit and cash profit in the March and September 2017 halves have been reversed.

●	Credit risk on impaired derivatives (nil profit after tax impact)

The charge to income for derivative credit valuation adjustments of $1 million on defaulted and impaired derivative exposures was reclassified to cash credit impairment charges in the March 2017 half year. The reclassification was made to reflect the manner in which the defaulted and impaired derivatives are managed. There were no such reclassifications in the March 2018 and September 2017 half.

Explanation of adjustments between statutory profit and cash profit - discontinued operations

●	Treasury shares adjustment

ANZ shares held by the Group in Wealth Australia (Mar 18: 14.8 million shares; Sep 17: 15.4 million shares; Mar 17: 15.3 million shares) are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised as income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities which are revalued through the Income Statement. Accordingly, the half year gain of $23 million after tax ($27 million pre-tax) reversed for statutory accounting purposes has been added back to cash profit.

●	Revaluation of policy liabilities - Wealth Australia division

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

PROFIT RECONCILIATION

		Adjustments to statutory profit
	Statutory profit $M	Treasury shares adjustment $M	Revaluation of policy liabilities $M	Economic hedges $M	Revenue hedges $M	Structured Credit intermediation trades $M	Credit risk on impaired derivatives $M	Sale of Shanghai Rural Commercial Bank $M	Total adjustments to statutory profit $M	Cash profit $M
March 2018 Half Year

Net interest income	7,350	-	-	-	-	-	-	-	-	7,350
Net fee and commission income	1,152	-	-	-	-	-	-	-	-	1,152

Net funds management and insurance income	307	-	(14)	-	-	-	-	-	(14)	293

Other	1,366	-	-	(175)	57	(4)	-	(231)	(353)	1,013
Other operating income	2,825	-	(14)	(175)	57	(4)	-	(231)	(367)	2,458
Operating income	10,175	-	(14)	(175)	57	(4)	-	(231)	(367)	9,808

Operating expenses	(4,411)	-	-	-	-	-	-	-	-	(4,411)
Profit before credit impairment and tax	5,764	-	(14)	(175)	57	(4)	-	(231)	(367)	5,397

Credit impairment charge	(408)	-	-	-	-	-	-	-	-	(408)
Profit before income tax	5,356	-	(14)	(175)	57	(4)	-	(231)	(367)	4,989

Income tax expense	(1,426)	-	4	51	(17)	1	-	(102)	(63)	(1,489)

Non-controlling interests	(7)	-	-	-	-	-	-	-	-	(7)
Profit after tax from continuing operations	3,923	-	(10)	(124)	40	(3)	-	(333)	(430)	3,493

Profit/(Loss) after tax from discontinued operations	(600)	(23)	6	-	-	-	-	-	(17)	(617)
Profit after tax	3,323	(23)	(4)	(124)	40	(3)	-	(333)	(447)	2,876

September 2017 Half Year

Net interest income	7,456	-	-	-	-	-	-	-	-	7,456
Net fee and commission income	1,227	-	-	-	-	-	-	-	-	1,227

Net funds management and insurance income	335	-	(12)	-	-	-	-	-	(12)	323

Other	785	-	-	42	8	(2)	-	1	49	834
Other operating income	2,347	-	(12)	42	8	(2)	-	1	37	2,384
Operating income	9,803	-	(12)	42	8	(2)	-	1	37	9,840

Operating expenses	(4,480)	-	-	-	-	-	-	-	-	(4,480)
Profit before credit impairment and tax	5,323	-	(12)	42	8	(2)	-	1	37	5,360

Credit impairment charge	(479)	-	-	-	-	-	-	-	-	(479)
Profit before income tax	4,844	-	(12)	42	8	(2)	-	1	37	4,881

Income tax expense	(1,427)	-	4	(11)	(2)	-	-	16	7	(1,420)

Non-controlling interests	(7)	-	-	-	-	-	-	-	-	(7)
Profit after tax from continuing operations	3,410	-	(8)	31	6	(2)	-	17	44	3,454

Profit/(Loss) after tax from discontinued operations	85	(18)	6	-	-	-	-	-	(12)	73
Profit after tax	3,495	(18)	(2)	31	6	(2)	-	17	32	3,527

PROFIT RECONCILIATION

		Adjustments to statutory profit

	Statutory profit	Treasury shares adjustment	Revaluation of policy liabilities	Economic hedges	Revenue hedges	Structured credit intermediation trades	Credit risk on impaired derivatives	Sale of Shanghai Rural Commercial Bank	Total adjustments to statutory profit	Cash profit
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
March 2017 Half Year

Net interest income	7,419	-	-	-	-	-	-	-	-	7,419

Net fee and commission income	1,226	-	-	-	-	-	-	-	-	1,226

Net funds management and insurance income	299	-	46	-	-	-	-	-	46	345

Other	651	-	-	254	(148)	(2)	1	230	335	986

Other operating income	2,176	-	46	254	(148)	(2)	1	230	381	2,557

Operating income	9,595	-	46	254	(148)	(2)	1	230	381	9,976

Operating expenses	(4,487)	-	-	-	-	-	-	-	-	(4,487)

Profit before credit impairment and tax	5,108	-	46	254	(148)	(2)	1	230	381	5,489

Credit impairment charge	(719)	-	-	-	-	-	(1)	-	(1)	(720)

Profit before income tax	4,389	-	46	254	(148)	(2)	-	230	380	4,769

Income tax expense	(1,447)	-	(13)	(76)	43	1	-	86	41	(1,406)

Non-controlling interests	(8)	-	-	-	-	-	-	-	-	(8)

Profit after tax from continuing operations	2,934	-	33	178	(105)	(1)	-	316	421	3,355

Profit/(Loss) after tax from discontinued operations	(23)	76	3	-	-	-	-	-	79	56

Profit after tax	2,911	76	36	178	(105)	(1)	-	316	500	3,411

PROFIT RECONCILIATION

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2018.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr DM Gonski, AC	Chairman
Mr SC Elliott	Director and Chief Executive Officer
Ms IR Atlas	Director
Ms PJ Dwyer	Director
Ms SJ Halton, AO PSM	Director
Mr Lee Hsien Yang	Director
Mr GR Liebelt	Director
Rt Hon Sir JP Key, GNZM AC	Director, appointed 28 February 2018
Mr JT MacFarlane	Director

Result

The consolidated profit attributable to shareholders of the Company was $3,323 million, and consolidated profit attributable to shareholders of the Company from continuing operations was $3,923 million. Further details are contained in Group Results on pages 17 to 41 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the Group Results on pages 17 to 41 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 108 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Corporations Instrument 2016/191.

Significant events since balance date

There have been no significant events from 31 March 2018 to the date of signing of this report.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

30 April 2018

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year[1]			Movement

	Note	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Interest income		14,849	14,694	14,426	1%	3%

Interest expense		(7,499)	(7,238)	(7,007)	4%	7%

Net interest income	2	7,350	7,456	7,419	-1%	-1%

Other operating income	2	2,430	1,885	1,704	29%	43%

Net funds management and insurance income	2	307	335	299	-8%	3%

Share of associates’ profit	2, 17	88	127	173	-31%	-49%

Operating income		10,175	9,803	9,595	4%	6%

Operating expenses	3	(4,411)	(4,480)	(4,487)	-2%	-2%

Profit before credit impairment and income tax		5,764	5,323	5,108	8%	13%

Credit impairment charge	9	(408)	(479)	(719)	-15%	-43%

Profit before income tax		5,356	4,844	4,389	11%	22%

Income tax expense	4	(1,426)	(1,427)	(1,447)	0%	-1%

Profit after tax from continuing operations		3,930	3,417	2,942	15%	34%

Profit/(Loss) after tax from discontinued operations	11	(600)	85	(23)	large	large

Profit for the period		3,330	3,502	2,919	-5%	14%

Comprising:

Profit attributable to shareholders of the Company		3,323	3,495	2,911	-5%	14%

Profit attributable to non-controlling interests		7	7	8	0%	-13%

Earnings per ordinary share (cents) including discontinued operations

Basic	6	114.2	119.9	100.2	-5%	14%

Diluted	6	108.6	114.7	96.7	-5%	12%

Earnings per ordinary share (cents) from continuing operations

Basic	6	134.8	117.0	100.9	15%	34%

Diluted	6	127.4	112.0	97.4	14%	31%

Dividend per ordinary share (cents)	5	80	80	80	0%	0%

1.	Information has been restated and presented on a continuing operations basis. Discontinued operations include OnePath pensions and investments and aligned dealer groups sale to IOOF Holdings Limited and the life insurance sale to Zurich Financial Services Australia.

The notes appearing on pages 80 to 106 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	Half Year[1]			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v Sep 17	Mar 18 v Mar 17
Profit for the period from continuing operations	3,930	3,417	2,942	15%	34%

Other comprehensive income

Items that will not be reclassified subsequently to profit or loss	27	2	24	large	13%

Items that may be reclassified subsequently to profit or loss
Foreign currency translation reserve[2]	460	(59)	(689)	large	large
Other reserve movements	174	(69)	(228)	large	large

Income tax attributable to the above items	(121)	18	(10)	large	large
Share of associates’ other comprehensive income[3]	(5)	(1)	2	large	large
Other comprehensive income after tax from continuing operations	535	(109)	(901)	large	large
Profit/(Loss) after tax from discontinued operations	(600)	85	(23)	large	large
Other comprehensive income after tax from discontinued operations	10	(1)	(29)	large	large
Total comprehensive income for the period	3,875	3,392	1,989	14%	95%
Comprising total comprehensive income attributable to:
Shareholders of the Company	3,865	3,392	1,980	14%	95%
Non-controlling interests	10	-	9	n/a	11%

1. Information has been restated and presented on a continuing operations basis. Discontinued operations include OnePath pensions and investments and aligned dealer groups sale to IOOF Holdings Limited and the life insurance sale to Zurich Financial Services Australia.

2. Includes foreign currency translation differences attributable to non-controlling interests of $3 million gain (Sep 17 half: $7 million loss; Mar 17 half: $1 million gain).

3. Share of associates’ other comprehensive income includes an available for sale revaluation reserve loss of $2 million (Sep 17 half: $3 million gain; Mar 17 half: $4 million loss) and a foreign currency translation reserve loss of $3 million (Sep 17 half: $4 million loss; Mar 17 half: $6 million gain) that may be reclassified subsequently to profit or loss.

The notes appearing on pages 80 to 106 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As at			Movement
		Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Assets	Note	$M	$M	$M	v. Sep 17	v. Mar 17

Cash and cash equivalents[1]		82,071	68,048	75,185	21%	9%

Settlement balances owed to ANZ		5,037	5,504	2,930	-8%	72%

Collateral paid		10,863	8,987	11,179	21%	-3%

Trading securities		45,058	43,605	44,085	3%	2%

Derivative financial instruments		70,915	62,518	63,882	13%	11%

Available for sale assets		70,239	69,384	64,685	1%	9%

Net loans and advances	8	588,946	574,331	564,035	3%	4%

Regulatory deposits		1,229	2,015	2,154	-39%	-43%

Assets held for sale	11	45,278	7,970	14,145	large	large

Investment in associates		2,481	2,248	2,286	10%	9%

Current tax assets		15	30	242	-50%	-94%

Deferred tax assets		840	675	572	24%	47%

Goodwill and other intangible assets		5,338	6,970	7,053	-23%	-24%

Investments backing policy liabilities		-	37,964	37,602	-100%	-100%

Premises and equipment		1,892	1,965	1,979	-4%	-4%

Other assets		4,914	5,112	4,497	-4%	9%
Total assets		935,116	897,326	896,511	4%	4%

Liabilities

Settlement balances owed by ANZ		10,577	9,914	9,736	7%	9%

Collateral received		9,395	5,919	5,189	59%	81%

Deposits and other borrowings	10	616,230	595,611	581,407	3%	6%

Derivative financial instruments		70,624	62,252	65,050	13%	9%

Current tax liabilities		371	241	185	54%	large

Deferred tax liabilities		258	257	224	0%	15%

Liabilities held for sale	11	44,773	4,693	17,166	large	large

Policy liabilities		-	37,448	37,111	-100%	-100%

External unit holder liabilities		-	4,435	4,227	-100%	-100%

Payables and other liabilities		7,442	8,350	8,054	-11%	-8%

Provisions		1,110	1,158	1,179	-4%	-6%

Debt issuances	12	114,836	107,973	109,075	6%	5%
Total liabilities		875,616	838,251	838,603	4%	4%
Net assets		59,500	59,075	57,908	1%	3%

Shareholders’ equity

Ordinary share capital		27,933	29,088	29,036	-4%	-4%

Reserves		541	37	115	large	large

Retained earnings		30,900	29,834	28,640	4%	8%
Share capital and reserves attributable to shareholders of the Company	15	59,374	58,959	57,791	1%	3%

Non-controlling interests	15	126	116	117	9%	8%
Total shareholders’ equity	15	59,500	59,075	57,908	1%	3%

1. Includes settlement balances owed to ANZ that meet the definition of cash and cash equivalents.

The notes appearing on pages 80 to 106 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

The Condensed Consolidated Cash Flow Statement includes cash flows associated with discontinued operations. Please refer to Note 11 for cash flows associated with discontinued operations and cash and cash equivalents reclassified as held for sale.

	Half Year
	Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)
	Mar 18	Sep 17	Mar 17
	$M	$M	$M
Profit after income tax	3,330	3,502	2,919
Adjustments to reconcile to net cash provided by/(used in) operating activities:
Provision for credit impairment charge	408	479	719
Depreciation and amortisation	485	468	504
(Profit)/loss on sale of premises and equipment	-	-	(114)
Net derivatives/foreign exchange adjustment	903	(1,833)	(1,576)
(Gain)/loss on sale from divestments	(469)	(13)	554
Other non-cash movements	(221)	(157)	(85)
Net (increase)/decrease in operating assets:
Collateral paid	(1,725)	2,065	1,468
Trading securities	(1,148)	(1,994)	4,075
Net loans and advances	(10,909)	(11,424)	(6,414)
Investments backing policy liabilities	(881)	(672)	(1,450)
Other assets	(643)	459	50
Net increase/(decrease) in operating liabilities:
Deposits and other borrowings	14,023	14,815	16,089
Settlement balances owed by ANZ	596	204	(831)
Collateral received	3,300	864	(1,174)
Life insurance contract policy liabilities	1,130	824	1,436
Other liabilities	(28)	1,225	(1,010)
Total adjustments	4,821	5,310	12,241
Net cash provided by/(used in) operating activities[1]	8,151	8,812	15,160
Cash flows from investing activities
Available for sale assets:
Purchases	(13,483)	(12,725)	(14,495)
Proceeds from sale or maturity	12,670	7,224	12,527
Proceeds from divestments	2,044	(5,213)	-
Other assets	1,026	(400)	252
Net cash provided by/(used in) investing activities	2,257	(11,114)	(1,716)
Cash flows from financing activities
Debt issuances:
Issue proceeds	14,694	8,602	15,371
Redemptions	(9,171)	(7,533)	(15,045)
Subordinated debt:
Issue proceeds	(2)	1,155	-
Redemptions	(573)	(3,762)	(1,069)
Dividends paid	(2,104)	(2,123)	(2,087)
Share buy-back	(1,324)	(176)	-
Net cash provided by/(used in) financing activities	1,520	(3,837)	(2,830)
Net increase in cash and cash equivalents	11,928	(6,139)	10,614
Cash and cash equivalents at beginning of period	68,048	75,185	66,220
Effects of exchange rate changes on cash and cash equivalents	2,100	(998)	(1,649)
Cash and cash equivalents at end of period[2]	82,076	68,048	75,185
1. Net cash provided by/(used in) operating activities includes income taxes paid of $1,515 million (Sep 17 half: $1,367 million; Mar 17 half: $1,497 million).

2. Includes cash and cash equivalents recognised on the face of balance sheet and amounts recorded as part of assets held for sale.

The notes appearing on pages 80 to 106 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital $M	Reserves $M	Retained earnings $M	Share capital and reserves attributable to shareholders of the Company $M	Non- controlling interests $M	Total shareholders’ equity $M
As at 1 October 2016	28,765	1,078	27,975	57,818	109	57,927
Profit or loss from continuing operations	-	-	2,934	2,934	8	2,942
Profit or loss from discontinued operations	-	-	(23)	(23)	-	(23)
Other comprehensive income for the period from continuing operations	-	(922)	20	(902)	1	(901)
Other comprehensive income for the period from discontinued operations	-	(29)	-	(29)	-	(29)
Total comprehensive income for the period	-	(951)	2,931	1,980	9	1,989
Transactions with equity holders in their capacity as equity holders:[1]
Dividends paid	-	-	(2,300)	(2,300)	(1)	(2,301)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	14	14	-	14
Dividend reinvestment plan	199	-	-	199	-	199
Other equity movements:[1]
Treasury shares Wealth Australia adjustment	71	-	-	71	-	71
Group employee share acquisition scheme	1	-	-	1	-	1
Other items	-	(12)	20	8	-	8
As at 31 March 2017	29,036	115	28,640	57,791	117	57,908
Profit or loss from continuing operations	-	-	3,410	3,410	7	3,417
Profit or loss from discontinued operations	-	-	85	85	-	85
Other comprehensive income for the period from continuing operations	-	(97)	(5)	(102)	(7)	(109)
Other comprehensive income for the period from discontinued operations	-	(1)	-	(1)	-	(1)
Total comprehensive income for the period	-	(98)	3,490	3,392	-	3,392
Transactions with equity holders in their capacity as equity holders:[1]
Dividends paid	-	-	(2,309)	(2,309)	-	(2,309)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12
Dividend reinvestment plan	176	-	-	176	-	176
Group share buy-back[2]	(176)	-	-	(176)	-	(176)
Other equity movements:[1]
Treasury shares Wealth Australia adjustment	(2)	-	-	(2)	-	(2)
Group employee share acquisition scheme	55	-	-	55	-	55
Other items	(1)	20	1	20	(1)	19
As at 30 September 2017	29,088	37	29,834	58,959	116	59,075
Profit or loss from continuing operations	-	-	3,923	3,923	7	3,930
Profit or loss from discontinued operations	-	-	(600)	(600)	-	(600)
Other comprehensive income for the period from continuing operations	-	511	21	532	3	535
Other comprehensive income for the period from discontinued operations	-	10	-	10	-	10
Total comprehensive income for the period	-	521	3,344	3,865	10	3,875
Transactions with equity holders in their capacity as equity holders:[1]
Dividends paid	-	-	(2,308)	(2,308)	-	(2,308)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12
Dividend reinvestment plan	192	-	-	192	-	192
Group share buy-back[2]	(1,324)	-	-	(1,324)	-	(1,324)
Other equity movements:[1]
Treasury shares Wealth Australia adjustment	20	-	-	20	-	20
Group employee share acquisition scheme	(43)	-	-	(43)	-	(43)
Other items	-	(17)	18	1	-	1
As at 31 March 2018	27,933	541	30,900	59,374	126	59,500
1.	Current period and prior periods include discontinued operations.
2.	Following the issue of $192 million of shares under the Dividend Reinvestment Plan for the 2017 final dividend, the Company repurchased $192 million of shares via an on-market share buy-back. (Sep 17 half: $176 million).

The notes appearing on pages 80 to 106 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

●	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (AASs);

●	should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2017 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2018 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

●	do not include all notes of the type normally included in ANZ’s Annual Financial Report;

●	are presented in Australian dollars unless otherwise stated; and

●	were approved by the Board of Directors on 30 April 2018.

i)	Statement of Compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Accounting policies

These Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2017 ANZ Annual Financial Report.

Discontinued operations are excluded from the results of the continuing operations and are presented as a single line item ‘profit/(loss) after tax from discontinued operations’ in the Condensed Consolidated Income Statement. Notes to the Condensed Consolidated Income Statement have been restated and presented on a continuing basis. Assets and liabilities of discontinued operations have been presented as held for sale on the Condensed Consolidated Balance Sheet as at 31 March 2018.

iii)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

●	derivative financial instruments as well as, in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure;

●	available for sale financial assets;

●	financial instruments held for trading;

●	other financial assets and liabilities designated at fair value through profit and loss; and

●	assets and liabilities held for sale (except those at carrying value as per Note 11).

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

iv)	Use of estimates, assumptions and judgements

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting estimates and judgements, which include complex or subjective decisions or assessments are provided in the 2017 ANZ Annual Financial Report. Such estimates and judgements are reviewed on an ongoing basis.

At 31 March 2018, the impairment assessment of non-lending assets identified that two of the Group’s associate investments (AMMB Holdings Berhad (AmBank) and PT Bank Pan Indonesia (PT Panin) had indicators of impairment. Although their market value (based on share price) was below their carrying value, no impairment was recognised as the carrying value was supported by their value in use (VIU).

The VIU calculation is sensitive to a number of key assumptions, including discount rate, long term growth rates, future profitability and capital levels. A change in key assumptions could have an adverse impact on the recoverable amount of the investment. The key assumptions used in the VIU calculations are outlined below:

	As at 31 Mar 18

	AmBank	PT Panin

Carrying value supported by VIU calculation ($m)	940	948

Post-tax discount rate	11.0%	13.0%

Terminal growth rate	4.9%	5.5%

Expected NPAT growth (compound annual growth rate - 5 years)	5.4%	9.5%

Core equity tier 1 ratio	11.3% to 12.5%	11.3%

At 31 March 2018, as a result of persistent illiquidity of the quoted share price of Bank of Tianjin (BoT), the Group determined the fair value based on a valuation model. Judgement is required in both the selection of the model and inputs used. Refer to Note 14 for further details.

v)	Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Corporations Instrument 2016/191.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

vi)	Future accounting developments

AASB 9 Financial Instruments (AASB 9)

AASB 9 is effective for the Group from 1 October 2018.

AASB 9 stipulates new requirements for the impairment of financial assets, classification and measurement of financial assets and liabilities and general hedge accounting. Details of the key requirements and estimated impacts on the Group are outlined below.

Impairment

AASB 9 replaces the “incurred loss” impairment model under AASB 139 Financial Instruments: Recognition and Measurement (AASB 139) with an “expected loss” model incorporating forward looking information. This model will be applied to all financial assets measured at amortised cost, debt instruments measured at fair value through other comprehensive income, lease receivables, certain loan commitments and financial guarantees not measured at fair value through profit or loss.

Under AASB 9, the following three-stage approach is applied to measuring expected credit losses (ECL) consequent to credit migration between the stages:

●	Stage 1: At the origination of a financial asset, and where there has not been a significant increase in credit risk since origination, a provision equivalent to 12 months ECL is recognised.

●	Stage 2: Where there has been a significant increase in credit risk since origination, a provision equivalent to lifetime ECL is recognised.

●	Stage 3: Similar to the current AASB 139 requirements for individual impairment provisions, lifetime ECL is recognised for loans where there is objective evidence of impairment.

Expected credit losses are estimated by using a probability of default reflecting a probability weighted range of possible future economic scenarios, and applying this to the estimated exposure of the Group at the point of default (exposure at default) after taking into account the value of any collateral held or other mitigants of loss (loss given default), while allowing for the impact of discounting for the time value of money.

Key judgements and estimates made by the Group include the following:

●	Significant increase in credit risk

Stage 2 assets are those that have experienced a significant increase in credit risk (SICR) since initial recognition. In determining what constitutes a SICR, the Group considers both qualitative and quantitative information. For the majority of portfolios, the primary indicator of a SICR is a significant deterioration in the internal credit rating grade of a facility since origination. The Group will also use secondary indicators, such as 30 days past due arrears, as backstops to these primary indicators.

The determination of trigger points in relation to the deterioration of rating grades, combined with secondary risk indicators where used, requires judgement. In determining the Group’s policy, alternative indicators have been considered and assessed, and these will be subject to regular review to ensure they remain appropriate.

●	Forward looking information

The measurement of expected credit losses needs to reflect an unbiased probability-weighted range of possible future outcomes. AASB 9 provides limited guidance on how to meet this requirement and consequently the Group has developed an approach considered appropriate for its credit portfolio informed by emerging market practices.

In applying forward looking information in the Group’s AASB 9 credit models, the Group intends to consider four alternative economic scenarios in estimating ECL. A base case scenario reflects management’s base case assumptions used for medium term planning purposes. Additional upside and downside scenarios are determined together with a severe downside scenario. The Group’s Credit and Market Risk Committee (CMRC) will be responsible for reviewing and approving forecast economic scenarios and the associated probability weights applied to each scenario.

Where applicable, adjustments may be made to account for situations where known or expected risks have not been adequately addressed in the modelling process. CMRC will be responsible for recommending such adjustments.

The overall level of expected credit losses and areas of significant management judgement will be reported to, and oversighted by, the Group’s Board Risk Committee.

Classification and measurement

Financial assets - general

There are three measurement classifications for financial assets under AASB 9: Amortised Cost, Fair Value through Profit or Loss (FVTPL) and Fair Value through Other Comprehensive Income (FVOCI). Financial assets are classified into these measurement classifications on the basis of two criteria:

●	the business model within which the financial asset is managed; and

●	the contractual cash flow characteristics of the financial asset (specifically whether the contractual cash flows represent ‘solely payments of principal and interest’).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The resultant financial asset classifications are summarised in the following table:

	Amortised Cost	Fair Value through Other Comprehensive Income	Fair Value through Profit or Loss

Business Model	Objective is to collect contractual cash flows	Objective is to both collect contractual cash flows and to sell	All other business models

Contractual cash flow characteristics	Solely Payments of Principal and Interest	Solely Payments of Principal and Interest	All other contractual cash flow characteristics

In December 2017, the AASB issued AASB 2017-6 Amendments to Australian Accounting Standards - Prepayment Features with Negative Compensation [AASB 9] which amends the requirements of AASB 9 so that certain prepayment features meet the solely payments of principal and interest test. The Group intends to early adopt this amendment so that it applies from the date of initial application of AASB 9.

Financial assets - equity instruments

AASB 9 also permits non-traded equity investments to be designated at FVOCI on an instrument by instrument basis. If this election is made under AASB 9, gains or losses are not reclassified from other comprehensive income to profit or loss on disposal of the investment. However, gains or losses may be reclassified within equity.

Financial liabilities

The classification and measurement requirements for financial liabilities under AASB 9 are largely consistent with AASB 139 with the exception that for financial liabilities designated as measured at fair value, gains or losses relating to changes in the entity’s own credit risk are included in other comprehensive income. This part of the standard was early adopted by the Group on 1 October 2013.

General hedge accounting

AASB 9 introduces new hedge accounting requirements which more closely align accounting with risk management activities undertaken when hedging financial and non-financial risks.

AASB 9 provides the Group with an accounting policy choice to continue to apply the AASB 139 hedge accounting requirements until the International Accounting Standards Board’s ongoing project on macro hedge accounting is completed. The Group’s current expectation is that it will continue to apply the hedge accounting requirements of AASB 139.

Transition to AASB 9

Other than as noted above under classification and measurement of financial liabilities, AASB 9 has a date of initial application for the Group of 1 October 2018.

The classification and measurement, and impairment requirements, will be applied retrospectively by adjusting opening retained earnings at 1 October 2018. ANZ does not intend to restate comparatives.

Impact

Impairment

Based on the portfolio of in-scope financial assets held as at 30 September 2017, economic conditions prevailing at that time and management’s judgements and estimates, the application of AASB 9 at that date would have resulted in:

●	an aggregate of stage 1 and 2 expected credit loss provisions of between $2.9 billion and $3.2 billion. This represents an increase over the previous collective provision in the range of $240 million and $540 million; and

●	a reduction in the CET1 capital ratio in the range of 3 bps to 6 bps.

The actual impact at the date of initial application (1 October 2018) will differ reflecting the composition of the Group’s portfolio, prevailing economic and business conditions, and management judgements and estimates which cannot be anticipated in advance.

The Group continues to refine its methodology and assumptions over the period until the initial application of the standard on 1 October 2018.

Classification and measurement of financial assets

While some classification changes are expected as a result of the application of the business model and contractual cash flow characteristics tests, these are not expected to be significant from a Group perspective.

AASB 15 Revenue from Contracts with Customers (AASB 15)

AASB 15 was issued in December 2014 and is effective for the Group from 1 October 2018. AASB 15 contains new requirements for the recognition of revenue.

The standard requires identification of distinct performance obligations within a contract and allocation of the transaction price of the contract to those performance obligations. Revenue is recognised as each performance obligation is satisfied. Variable amounts of revenue can only be recognised if it is highly probable that a significant reversal of the variable amount will not be required in future periods. The standard also provides guidance on whether an entity is acting as a principal or an agent that may impact the presentation of revenue on a gross or net basis.

Although a significant proportion of the Group’s revenue is outside the scope of AASB 15, certain revenue streams are in the scope of the standard. The Group is in the process of assessing the impact of the application of AASB 15 and is not yet able to reasonably estimate the impact on its financial statements.

AASB 15 may be applied under different transition approaches which could impact (a) revenue recognised in future periods and (b) the opening adjustment to retained earnings at the relevant date of initial application. The Group has not determined which transition approach it will adopt.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AASB 16 Leases (AASB 16)

The final version of AASB 16 was issued in February 2016 and is effective for the Group from 1 October 2019. AASB 16 requires a lessee to recognise its:

●	right to use the underlying leased asset, as a right-of-use asset; and

●	obligation to make lease payments as a lease liability.

AASB 16 substantially carries forward the lessor accounting requirements in AASB 117 Leases (AASB 117).

The Group is in the process of assessing the impact of the application of AASB 16 and is not yet able to reasonably estimate the impact on its financial statements.

AASB 17 Insurance Contracts (AASB 17)

The final version of AASB 17 was issued in July 2017 and is effective for the Group from 1 October 2021. It will replace AASB 4 Insurance Contracts, AASB 1023 General Insurance Contracts and AASB 1038 Life Insurance Contracts. AASB 17 establishes principles for the recognition, measurement, presentation and disclosure of insurance contracts.

The measurement, presentation and disclosure requirements under AASB 17 are significantly different from current accounting standards. Although the overall profit recognised in respect of insurance contracts will not change, it is expected that the timing of profit recognition will change.

The Group is not yet able to reasonably estimate the impact of AASB 17 on its financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Income

	Half Year[1]			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Interest income	14,849	14,694	14,426	1%	3%

Interest expense	(7,322)	(7,152)	(7,007)	2%	4%

Major bank levy	(177)	(86)	-	large	n/a
Net interest income	7,350	7,456	7,419	-1%	-1%
i) Fee and commission income

Lending fees[2]	348	363	369	-4%	-6%

Non-lending fees and commissions	1,429	1,475	1,518	-3%	-6%

Fee and commission income	1,777	1,838	1,887	-3%	-6%

Fee and commission expense	(625)	(611)	(661)	2%	-5%
Net fee and commission income	1,152	1,227	1,226	-6%	-6%

ii) Other income

Net foreign exchange earnings and other financial instruments income[3]	770	578	867	33%	-11%

Gain on sale of 100 Queen Street, Melbourne	-	-	114	n/a	-100%

Sale of Asia Retail and Wealth businesses	99	14	(324)	large	large

Sale of SRCB	233	(1)	(230)	large	large

Sale of MCC	119	-	-	n/a	n/a

Other[4]	57	67	51	-15%	12%
Other income	1,278	658	478	94%	large
Other operating income	2,430	1,885	1,704	29%	43%
iii) Net funds management and insurance income

Funds management income	142	159	162	-11%	-12%

Investment income	1	3	14	-67%	-93%

Insurance premium income	183	211	213	-13%	-14%

Commission expense	(11)	(27)	(20)	-59%	-45%

Claims	(31)	(29)	(20)	7%	55%

Changes in policy liabilities	23	18	(50)	28%	large
Net funds management and insurance income	307	335	299	-8%	3%
iv) Share of associates’ profit	88	127	173	-31%	-49%
Operating income	10,175	9,803	9,595	4%	6%

1.	Information has been restated and presented on a continuing operations basis.
2.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.
3.	Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cash flow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.
4.	Other income includes external dividend income of nil (Sep 17 half: $27.3 million; Mar 17 half: nil).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Operating expenses

	Half Year[1]			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
i) Personnel
Salaries and related costs	2,133	2,117	2,215	1%	-4%
Superannuation costs	149	150	153	-1%	-3%
Other	120	138	151	-13%	-21%
Personnel expenses	2,402	2,405	2,519	0%	-5%

ii) Premises
Rent	232	252	248	-8%	-6%
Other	163	178	184	-8%	-11%
Premises expenses	395	430	432	-8%	-9%

iii) Technology
Depreciation and amortisation	368	348	373	6%	-1%
Licences and outsourced services	327	332	301	-2%	9%
Other	120	123	125	-2%	-4%
Technology expenses	815	803	799	1%	2%

iv) Restructuring	78	26	36	large	large

v) Other
Advertising and public relations	99	125	114	-21%	-13%
Professional fees	259	252	177	3%	46%
Freight, stationery, postage and telephone	116	132	126	-12%	-8%
Other	247	307	284	-20%	-13%
Other expenses	721	816	701	-12%	3%
Operating expenses	4,411	4,480	4,487	-2%	-2%

1. Information has been restated and presented on a continuing operations basis.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense recognised in the profit and loss.

	Half Year[1]			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Profit before income tax	5,356	4,844	4,389	11%	22%
Prima facie income tax expense at 30%	1,607	1,453	1,317	11%	22%
Tax effect of permanent differences:
Sale of MCC	(37)	-	-	n/a	n/a
Share of associates’ profit	(26)	(38)	(52)	-32%	-50%
Sale of SRCB	(84)	16	156	large	large
Interest on Convertible Instruments	34	34	35	0%	-3%
Overseas tax rate differential	(48)	(32)	(5)	50%	large
Tax provisions no longer required	(23)	-	-	n/a	n/a
Other	3	12	(3)	-75%	large
	1,426	1,445	1,448	-1%	-2%
Income tax over provided in previous years	-	(18)	(1)	-100%	-100%
Income tax expense	1,426	1,427	1,447	0%	-1%
Australia	949	1,007	1,010	-6%	-6%
Overseas	477	420	437	14%	9%
Income tax expense	1,426	1,427	1,447	0%	-1%
Effective tax rate	26.6%	29.5%	33.0%

1.	Information has been restated and presented on a continuing operations basis.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Dividends

Dividend per ordinary share (cents) - including discontinued operations	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Interim (fully franked)	80	-	80	n/a	0%
Final (fully franked)	-	80	-	n/a	n/a
Total	80	80	80	0%	0%

Ordinary share dividend ($M)[1]
Interim dividend	-	2,349	-	n/a	n/a
Final dividend	2,350	-	2,342	n/a	0%
Bonus option plan adjustment	(42)	(40)	(42)	5%	0%
Total	2,308	2,309	2,300	0%	0%
Ordinary share dividend payout ratio (%)[2]	69.6%	67.2%	80.7%

1.	Dividends paid to ordinary equity holders of the Company. Excludes dividends paid by subsidiaries of the Group to non-controlling equity holders (Mar 18 half: nil; Sep 17 half: nil; Mar 17 half: $1.3 million).

2.	Dividend payout ratio is calculated using the proposed 2018 interim dividend of $2,313 million (not shown in the above table). The proposed 2018 interim dividend of $2,313 million is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September and March 2017 half year are calculated using actual dividends paid of $2,350 million and $2,349 million respectively.

Ordinary Shares

The Directors propose that an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 2 July 2018. The 2018 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZ 9 cents per ordinary share will also be attached.

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2018 interim dividend. For the 2018 interim dividend, ANZ intends to provide shares under the DRP through an on-market purchase and BOP through the issue of new shares. The “Acquisition Price” to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on ASX and Chi-X during the ten trading days commencing on 18 May 2018, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2018 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 16 May 2018.

Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 18 May 2018.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Earnings per share

	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Earnings Per Share (EPS) - Basic
Earnings Per Share (cents)[1]	114.2	119.9	100.2	-5%	14%
Earnings Per Share (cents) from continuing operations	134.8	117.0	100.9	15%	34%
Earnings Per Share (cents) from discontinued operations	(20.6)	2.9	(0.8)	large	large

Earnings Per Share (EPS) - Diluted
Earnings Per Share (cents)	108.6	114.7	96.7	-5%	12%
Earnings Per Share (cents) from continuing operations	127.4	112.0	97.4	14%	31%
Earnings Per Share (cents) from discontinued operations	(18.8)	2.7	(0.7)	large	large

Reconciliation of earnings used in EPS Calculations
Basic:
Profit for the period ($M)	3,330	3,502	2,919	-5%	14%
Less: profit attributable to non-controlling interests ($M)	7	7	8	0%	-13%
Earnings used in calculating basic earnings per share ($M)	3,323	3,495	2,911	-5%	14%

Less: Profit/(Loss) after tax from discontinued operations ($M)	(600)	85	(23)	large	large
Earnings used in calculating basic earnings per share from continuing operations ($M)	3,923	3,410	2,934	15%	34%

Diluted:
Earnings used in calculating basic earnings per share ($M)	3,323	3,495	2,911	-5%	14%
Add: interest on convertible subordinated debt ($M)	141	140	148	1%	-5%
Earnings used in calculating diluted earnings per share ($M)	3,464	3,635	3,059	-5%	13%
Less: Profit/(Loss) after tax from discontinued operations ($M)	(600)	85	(23)	large	large
Earnings used in calculating diluted earnings per share from continuing operations ($M)	4,064	3,550	3,082	14%	32%

Reconciliation of weighted average number of ordinary shares (WANOS) used in EPS calculations[2]
WANOS used in calculating basic earnings per share	2,909.6	2,914.0	2,906.6	0%	0%
Add: Weighted average dilutive potential ordinary shares (M)
Convertible subordinated debt (M)	269.7	243.0	247.1	11%	9%
Share based payments (options, rights and deferred shares) (M)	10.0	11.5	10.0	-13%	0%
Adjusted weighted average number of shares - diluted (M)	3,189.3	3,168.5	3,163.7	1%	1%

1.	Post disposal of the discontinued operations, treasury shares held in Wealth Australia will cease to be eliminated in the Group’s consolidated financial statements and will be included in the denominator used in calculating earnings per share. If the weighted average number of treasury shares held in Wealth Australia was included in the denominator used in calculating earnings per share from continuing operations for the half year ended 31 March 2018, basic earnings per share would have been 134.1 cents (Sep 17 half: 116.4 cents; Mar 17 half: 100.4 cents) and diluted earnings per share would have been 126.8 cents (Sep 17 half: 111.5 cents; Mar 17 half: 96.9 cents).

2.	Weighted average number of ordinary shares excludes the weighted average number of treasury shares held in ANZEST and Wealth Australia as summarised in the table below:

	Mar 18 half (Million)	Sep 17 half (Million)	Mar 17 half (Million)
ANZEST Pty Ltd	6.3	7.5	8.8
Wealth Australia	15.0	15.2	17.1
Total treasury shares	21.3	22.7	25.9

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Segment analysis

i)   Description of segments

The Group operates on a divisional structure with six continuing divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth Australia, and Technology, Services & Operations (TSO) and Group Centre. For further information on the composition of divisions refer to the Definitions on page 121.

During the March 2018 half:

•	the Group transferred Wealth Australia businesses to be divested and associated Group reclassification and consolidation impacts to discontinued operations;
•	the Corporate business, formerly part of the Corporate and Commercial Banking business within the Australia division, was transferred to the Institutional division;
•	the residual Asia Retail and Wealth businesses in Philippines, Japan and Cambodia not sold as part of the Asia Retail and Wealth divestment have been transferred to the Institutional division; and
•	the Group made a further realignment by transferring Group Hub’s divisional specific operations in TSO and Group Centre to the respective divisions. As these costs were previously recharged, there is no change to previously reported divisional cash profit. Divisional full time equivalents (FTEs) have been restated to reflect this change.

Other than the changes described above, there have been no other significant structural changes during the year. However, certain prior period comparatives have been restated to align with current period presentation. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

ANZ measures the performance of continuing segments on a cash profit basis. To calculate cash profit, certain non-core items are removed from statutory profit. Details of these items are included in the ‘Other items’ section of this note. Transactions between business units across segments within ANZ are conducted on an arm’s-length basis and disclosed as part of the income and expenses of these segments. For information on discontinued operations please refer to Note 11. The retained Wealth Australia business includes lenders mortgage insurance, share investing, financial planning and general insurance distribution.

ii) Operating segments	Half Year[1]			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Operating Income	$M	$M	$M	v. Sep 17	v. Mar 17
Australia	4,863	4,784	4,651	2%	5%
Institutional	2,544	2,575	3,055	-1%	-17%
New Zealand	1,616	1,595	1,577	1%	2%
Wealth Australia	186	189	204	-2%	-9%
Asia Retail & Pacific	303	428	166	-29%	83%
TSO and Group Centre	296	269	323	10%	-8%
Subtotal	9,808	9,840	9,976	0%	-2%
Other[2]	367	(37)	(381)	large	large
Group total	10,175	9,803	9,595	4%	6%

	Half Year[1]			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Profit	$M	$M	$M	v. Sep 17	v. Mar 17
Australia	1,915	1,857	1,759	3%	9%
Institutional	793	859	1,065	-8%	-26%
New Zealand	726	692	677	5%	7%
Wealth Australia	44	37	58	19%	-24%
Asia Retail & Pacific	106	65	(222)	63%	large
TSO and Group Centre	(91)	(56)	18	63%	large
Subtotal	3,493	3,454	3,355	1%	4%
Other[2]	430	(44)	(421)	large	large
Group total	3,923	3,410	2,934	15%	34%

1.	Information has been restated and presented on a continuing operations basis.
2.	In evaluating the performance of the operating segments, certain items are removed from the statutory profit where they are not considered integral to the ongoing performance of the segment and are revalued separately.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Segment analysis, cont’d

iii)   Other items

The table below sets out the profit after tax impact of other items which are removed from statutory profit to reflect the cash profit of each segment.

		Half Year[1]			Movement
		Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
Item gains/(losses)	Related segment	$M	$M	$M	v. Sep 17	v. Mar 17
Revaluation of policy liabilities	New Zealand	10	8	(33)	25%	large
Economic hedges	Institutional, TSO and Group Centre	124	(31)	(178)	large	large
Revenue hedges	TSO and Group Centre	(40)	(6)	105	large	large
Structured credit intermediation trades	Institutional	3	2	1	50%	large
Sale of SRCB	TSO and Group Centre	333	(17)	(316)	large	large
Total profit after tax from continuing operations		430	(44)	(421)	large	large

1.   Information has been restated and presented on a continuing operations basis.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Net loans and advances

	As at			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Australia

Overdrafts	5,843	5,939	5,786	-2%	1%

Credit cards outstanding	8,629	8,632	8,846	0%	-2%

Commercial bills outstanding	7,467	8,471	9,232	-12%	-19%

Term loans - housing	270,631	264,105	255,721	2%	6%

Term loans - non-housing	125,901	124,307	123,464	1%	2%

Lease receivables	1,072	1,153	1,084	-7%	-1%

Hire purchase contracts	893	634	641	41%	39%

Other	8	15	415	-47%	-98%
Total Australia	420,444	413,256	405,189	2%	4%

Asia Pacific, Europe & America

Overdrafts	538	449	743	20%	-28%

Credit cards outstanding	13	869	1,351	-99%	-99%

Term loans - housing	729	2,469	6,501	-70%	-89%

Term loans - non-housing[1]	53,971	50,901	52,131	6%	4%

Lease receivables	210	117	163	79%	29%

Other	17	34	320	-50%	-95%
Total Asia Pacific, Europe & America	55,478	54,839	61,209	1%	-9%

New Zealand

Overdrafts	809	957	1,158	-15%	-30%

Credit cards outstanding	1,558	1,508	1,503	3%	4%

Term loans - housing	73,751	70,735	68,592	4%	8%

Term loans - non-housing	41,306	40,697	40,247	1%	3%

Lease receivables	182	189	198	-4%	-8%

Hire purchase contracts	1,411	1,263	1,115	12%	27%
Total New Zealand	119,017	115,349	112,813	3%	5%
Sub-total	594,939	583,444	579,211	2%	3%

Unearned income	(441)	(411)	(458)	7%	-4%

Capitalised brokerage/mortgage origination fees[2]	1,044	1,058	1,040	-1%	0%

Customer liability for acceptances[3]	-	-	565	n/a	-100%
Gross loans and advances (including assets reclassified as held for sale)	595,542	584,091	580,358	2%	3%

Provision for credit impairment (refer to Note 9)	(3,595)	(3,798)	(4,054)	-5%	-11%
Net loans and advances (including assets reclassified as held for sale)	591,947	580,293	576,304	2%	3%

Net loans and advances held for sale (refer to Note 11)	(3,001)	(5,962)	(12,269)	-50%	-76%
Net loans and advances	588,946	574,331	564,035	3%	4%

1.	Commercial bills outstanding are included in Term loans - non-housing. Restatement impact of $2,597 million for September 2017 and $2,065 million for March 2017.
2.	Capitalised brokerage/mortgage origination fees are amortised over the expected life of the loan.
3.	Customer liability for acceptances has been recognised as Other assets from 1 April 2017.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Provision for credit impairment

	Half Year			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Individual provision

Balance at start of period	1,136	1,269	1,307	-10%	-13%

New and increased provisions	728	948	1,121	-23%	-35%

Write-backs	(191)	(280)	(221)	-32%	-14%

Adjustment for exchange rate fluctuations and transfers	5	(2)	(12)	large	large

Discount unwind	(7)	(8)	(24)	-13%	-71%

Bad debts written-off	(651)	(791)	(902)	-18%	-28%

Asia Retail and Wealth businesses divestment	(4)	-	-	n/a	n/a
Total individual provision	1,016	1,136	1,269	-11%	-20%

Collective provision
Balance at start of period	2,662	2,785	2,876	-4%	-7%

Charge/(Release) to Income Statement	(22)	(75)	(67)	-71%	-67%

Adjustment for exchange rate fluctuations and transfers	18	(9)	(24)	large	large

Asia Retail and Wealth businesses divestment	(79)	(39)	-	large	n/a
Total collective provision[1]	2,579	2,662	2,785	-3%	-7%

Total provision for credit impairment	3,595	3,798	4,054	-5%	-11%

1.  The collective provision includes amounts for off-balance sheet credit exposures of $522 million as at 31 March 2018 (Sep 17: $544 million; Mar 17: $574 million). The impact on the Income Statement for the half year ended 31 March 2018 was a $26 million release (Sep 17 half: $20 million release; Mar 17 half: $46 million release).

	Half Year			Movement

Provision movement analysis	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
New and increased individual provisions	728	948	1,121	-23%	-35%
Write-backs	(191)	(280)	(221)	-32%	-14%
	537	668	900	-20%	-40%
Recoveries of amounts previously written-off	(107)	(114)	(114)	-6%	-6%
Individual credit impairment charge	430	554	786	-22%	-45%

Collective credit impairment charge/(release)	(22)	(75)	(67)	-71%	-67%
Credit impairment charge	408	479	719	-15%	-43%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Deposits and other borrowings

	As at			Movement

	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Australia

Certificates of deposit	43,157	50,565	51,875	-15%	-17%

Term deposits	75,116	72,679	72,471	3%	4%

On demand and short term deposits	191,228	190,480	179,928	0%	6%

Deposits not bearing interest	10,548	10,221	9,268	3%	14%

Deposits from banks and securities sold under repurchase agreements	37,718	35,896	37,824	5%	0%

Commercial paper	21,658	14,599	6,786	48%	large
Total Australia	379,425	374,440	358,152	1%	6%

Asia Pacific, Europe & America

Certificates of deposit	5,234	2,894	4,629	81%	13%

Term deposits	77,335	78,863	90,449	-2%	-14%

On demand and short term deposits	19,557	21,769	23,468	-10%	-17%

Deposits not bearing interest	4,362	4,519	4,650	-3%	-6%

Deposits from banks and securities sold under repurchase agreements	30,756	23,251	24,765	32%	24%
Total Asia Pacific, Europe & America	137,244	131,296	147,961	5%	-7%

New Zealand

Certificates of deposit	1,897	1,763	924	8%	large

Term deposits	44,810	41,829	40,236	7%	11%

On demand and short term deposits	39,580	38,143	38,762	4%	2%

Deposits not bearing interest	9,334	8,173	7,832	14%	19%

Deposits from banks and securities sold under repurchase agreements	1,543	145	662	large	large

Commercial paper and other borrowings	3,297	4,380	3,888	-25%	-15%
Total New Zealand	100,461	94,433	92,304	6%	9%
Total deposits and other borrowings (including liabilities reclassified as held for sale)	617,130	600,169	598,417	3%	3%

Deposits and other borrowings held for sale (refer to Note 11)	(900)	(4,558)	(17,010)	-80%	-95%
Total deposits and other borrowings	616,230	595,611	581,407	3%	6%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.      Discontinued operations and assets and liabilities held for sale

i)      Discontinued operations

On 17 October 2017, the Group announced it had agreed to sell OnePath pensions and investments (OnePath P&I) and aligned dealer groups (ADG) business to IOOF Holdings Limited (IOOF). The aligned dealer groups business consists of aligned advice businesses that operate under their own Australian Financial Services licences. Completion is expected in the first half of the 2019 financial year, subject to certain conditions including regulatory approvals and completing the extraction of the OnePath P&I business from OnePath Life Insurance.

On 12 December 2017, ANZ announced that it had agreed to the sale of its life insurance business to Zurich Financial Services Australia (Zurich) to further simplify ANZ’s Wealth Australia division. The transaction is subject to closing conditions and regulatory approval and ANZ expects it to close in the first half of the 2019 financial year.

As a result of the sale transactions outlined above, the financial results of the businesses to be divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a reporting perspective. This impacts the current and comparative financial information for Wealth Australia and TSO and Group Centre divisions.

Income Statement

	Half Year			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Net interest income	-	-	(3)	n/a	-100%

Other operating income[1]	(655)	5	6	large	large

Net funds management and insurance income	426	469	398	-9%	7%

Operating income	(229)	474	401	large	large

Operating expenses	(243)	(237)	(244)	3%	0%

Profit/(Loss) before income tax	(472)	237	157	large	large

Income tax expense	(128)	(152)	(180)	-16%	-29%
Profit/(Loss) for the period attributable to shareholders of the Company	(600)	85	(23)	large	large

1.	Includes a $632 million loss relating to the reclassification of Wealth Australia businesses to held for sale.

Cash Flow Statement

	Half Year			Movement
	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

Net cash provided by/(used in) operating activities	924	558	799	66%	16%

Net cash provided by/(used in) investing activities	(1,133)	(492)	(1,675)	large	-32%

Net cash provided by/(used in) financing activities	179	(64)	864	large	-79%

Net cash provided by/(used in)	(30)	2	(12)	large	large

ii)    Assets and liabilities held for sale

At 31 March 2018, assets and liabilities held for sale are re-measured at the lower of their existing carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, financial assets and contractual rights under insurance contracts, which are specifically exempt from this requirement and continue to be recognised at their existing carrying value.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Assets and liabilities held for sale1

	As at 31 Mar 2018				As at 30 Sep 2017					As at 31 Mar 2017

	Discontinued operations $M	UDC and Paymark $M	Metrobank Card Corporation $M	Total $M	Asia Retail and Wealth businesses $M	UDC $M	Shanghai Rural Commercial Bank $M	Metrobank Card Corporation $M	Total $M	Asia Retail and Wealth businesses $M	UDC $M	Shanghai Rural Commercial Bank $M	Total $M
Cash and cash equivalents	5	-	-	5	-	-	-	-	-	-	-	-	-
Derivative financial instruments	1	-	-	1	-	-	-	-	-	-	-	-	-
Available for sale assets	1,040	-	-	1,040	-	-	-	-	-	-	-	-	-
Net loans and advances	118	2,883	-	3,001	3,283	2,679	-	-	5,962	9,776	2,493	-	12,269
Investment in associates	1	7	60	68	-	-	1,748	120	1,868	-	-	1,735	1,735
Deferred tax assets	72	-	-	72	-	-	-	-	-	-	-	-	-
Goodwill and other intangible assets	946	124	-	1,070	-	122	-	-	122	-	118	-	118
Investments backing policy liabilities	38,803	-	-	38,803	-	-	-	-	-	-	-	-	-
Premises and equipment	5	-	-	5	-	-	-	-	-	-	-	-	-
Other assets	1,198	15	-	1,213	-	18	-	-	18	-	23	-	23
Total assets held for sale	42,189	3,029	60	45,278	3,283	2,819	1,748	120	7,970	9,776	2,634	1,735	14,145

Deposits and other borrowings	-	900	-	900	3,602	956	-	-	4,558	15,818	1,192	-	17,010
Current tax liabilities	(158)	36	-	(122)	-	22	-	-	22	-	31	-	31
Deferred tax liabilities	387	(9)	-	378	-	(8)	-	-	(8)	-	-	-	-
Policy liabilities	38,381	-	-	38,381	-	-	-	-	-	-	-	-	-
External unit holder liabilities	4,618	-	-	4,618	-	-	-	-	-	-	-	-	-
Payables and other liabilities	560	28	-	588	47	30	-	-	77	44	30	-	74
Provisions	29	1	-	30	43	1	-	-	44	50	1	-	51
Total liabilities held for sale	43,817	956	-	44,773	3,692	1,001	-	-	4,693	15,912	1,254	-	17,166

1.	Amounts in the table above are shown net of intercompany balances.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.    Discontinued operations and assets and liabilities held for sale, cont’d

Other strategic divestments presented as assets and liabilities held for sale in the prior periods:

•	Asia Retail and Wealth Businesses

The Group announced that it had agreed to sell Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank on 31 October 2016, and its Retail business in Vietnam to Shinhan Bank Vietnam on 21 April 2017. The Group successfully completed the transition of businesses in China, Singapore and Hong Kong in the September 2017 half, and Vietnam, Taiwan, and Indonesia in the March 2018 half. These businesses were part of the Asia Retail & Pacific division.

•	UDC Finance (UDC) and Paymark Limited (Paymark)

On 11 January 2017, the Group announced that it had entered into a conditional agreement to sell UDC to HNA Group (HNA). On 21 December 2017, the Group announced that it had been informed that New Zealand’s Overseas Investment Office had declined HNA’s application to acquire UDC and the agreement with HNA was terminated in January 2018.

On 20 March 2018, the Group announced that it was continuing to examine a broad range of options for UDC’s future including an Initial Public Offering (IPO) and trade sale. As a result of the ongoing process, the assets and liabilities of UDC continue to meet the criteria to be reclassified to held for sale as at 31 March 2018.

On 17 January 2018, the Group entered into an agreement to sell its 25% shareholding in Paymark to Ingenico Group. The carrying amount of the Group’s investment in Paymark at 31 March 2018 is $7 million and the asset is reclassified to held for sale. The transaction is subject to regulatory consents. These businesses are part of the New Zealand division.

•	Shanghai Rural Commercial Bank

On 3 January 2017, the Group announced it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). On 18 September 2017, the Group announced a revision to the 3 January 2017 arrangement in which Baoshan Iron & Steel Co. Ltd. (Bao) replaced Shanghai Sino-Poland Enterprise Management Development Corporation Limited to join China COSCO Shipping Corporation Limited (COSCO) to acquire ANZ’s 20% stake in SRCB. Under the updated arrangement, COSCO and Bao each acquired a 10% stake in SRCB. The key financial terms of the revised sale agreement were unchanged from the original transaction announcement. The sale was completed in the March 2018 half. This asset was part of the TSO and Group Centre division.

•	Metrobank Card Corporation

On 18 October 2017, the Group announced it had entered into an agreement with its joint venture partner Metropolitan Bank & Trust Company (Metrobank) in relation to its 40% stake in the Philippines based Metrobank Card Corporation (MCC). The Group agreed to sell 20% of its stake, and entered into a put option to sell the remaining 20% stake, exercisable in the fourth quarter of 2018 on the same terms for the same consideration. The first 20% stake sale was completed in the March 2018 half. This asset is part of the TSO and Group Centre division.

Income Statement impact relating to assets and liabilities held for sale

During the March 2018 half year, the Group recognised the following impacts in relation to assets and liabilities held for sale:

•	$632 million loss relating to the reclassification of the Wealth Australia business to held for sale, comprising a $277 million impairment, and $355 million of costs (net of tax) associated with the sale. This loss is recognised in discontinued operations.

•	$85 million gain relating to the sale of the remaining Asia Retail and Wealth businesses, net of costs associated with the sale including $14 million of tax expenses. This gain is recognised in continuing operations.

•	$18 million gain relating to UDC comprising a cost recovery in respect of the terminated transaction process. This gain is recognised in continuing operations.

•	$247 million net gain relating to SRCB comprising a $289 million gain on release of reserves, $56 million of foreign exchange losses and other costs, and a $14 million adjustment for tax. This gain is recognised in continuing operations.

•	$121 million net gain relating to MCC comprising a $121 million gain on sale of the first 20% stake, $1 million of foreign exchange gains, $3 million loss on release of reserves, and a $2 million adjustment for tax. This gain is recognised in continuing operations.

During the September 2017 half year, the Group recognised the following impacts in continuing operations in relation to assets and liabilities held for sale:

•	$14 million gain recognised on the partial completion of the Asia Retail and Wealth sale comprising sale premium and recoveries, net of related sale costs.

•	$17 million loss relating to the Group’s investment in SRCB comprising $1 million of foreign exchange losses, and $16 million of tax expenses.

During the March 2017 half year, the Group recognised the following impacts in continuing operations in relation to the assets and liabilities:

•	$324 million loss relating to the reclassification of the Group’s Asia Retail and Wealth businesses to held for sale comprising $225 million of software, goodwill and other assets impairment charges, and $99 million of costs associated with the sale. The Group also recognised a $40 million tax benefit as a result of the loss on reclassification to held for sale.

•	$316 million loss relating to the Group’s investment in SRCB comprising of a $219 million impairment to the investment, $11 million of foreign exchange losses, and $86 million of tax expenses.

These impacts are included in ‘Other income’ and ‘Income tax expense’ (refer Note 2 and 4).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Debt issuances

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17

Total unsubordinated debt	97,576	90,263	88,778	8%	10%

Additional Tier 1 Capital[1]

Convertible Preference Shares (ANZ CPS)

ANZ CPS3[2]	-	573	1,340	-100%	-100%

ANZ Capital Notes (ANZ CN)

ANZ CN1[3]	1,117	1,116	1,116	0%	0%

ANZ CN2[4]	1,604	1,604	1,603	0%	0%

ANZ CN3[5]	961	963	962	0%	0%

ANZ CN4[6]	1,609	1,608	1,607	0%	0%

ANZ CN5[7]	924	925	-	0%	n/a

ANZ Capital Securities[8]	1,188	1,206	1,218	-1%	-2%

ANZ NZ Capital Notes[9]	467	457	454	2%	3%

Tier 2 Capital[10]

Perpetual subordinated notes	1,174	1,150	1,156	2%	2%

Term subordinated notes	8,216	8,108	10,841	1%	-24%

Total subordinated debt	17,260	17,710	20,297	-3%	-15%

Total debt issuances	114,836	107,973	109,075	6%	5%

[1].	ANZ Capital Notes, ANZ Capital Securities and the ANZ NZ Capital Notes are Basel 3 compliant instruments.

2.	On 28 September 2011, ANZ issued $1,340 million of convertible preference shares (CPS3). On 28 September 2017, ANZ bought back and cancelled $767 million of CPS3 and on 1 March 2018 ANZ repaid all remaining CPS3 for their issue price of $100 each.

3.	On 7 August 2013, ANZ issued capital notes (CN1) which will convert into ANZ ordinary shares on 1 September 2023 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 1 September 2021 the notes are redeemable or convertible to ANZ ordinary shares (on similar terms to mandatory conversion) by ANZ.

4.	On 31 March 2014, ANZ issued capital notes (CN2) which will convert into ANZ ordinary shares on 24 March 2024 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2022 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

5.	On 5 March 2015, ANZ acting through its New Zealand Branch issued capital notes (CN3) which will convert into ANZ ordinary shares on 24 March 2025 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2023 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

6.	On 27 September 2016, ANZ issued capital notes (CN4) which will convert into ANZ ordinary shares on 20 March 2026 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 20 March 2024 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

7.	On 28 September 2017, ANZ issued capital notes (CN5) which will convert into ANZ ordinary shares on 20 March 2027 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125% or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 20 March 2025 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

8.	On 15 June 2016, ANZ acting through its London branch issued fully-paid perpetual subordinated contingent convertible securities (ANZ Capital Securities). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the securities will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on the First Reset Date (15 June 2026) and each 5 year anniversary, ANZ has the right to redeem all of the securities at its discretion.

9.	On 31 March 2015, ANZ Bank New Zealand Limited (ANZ Bank NZ) issued convertible notes (ANZ NZ Capital Notes) which will convert into ANZ ordinary shares on 25 May 2022 at a 1% discount (subject to certain conditions being satisfied). If ANZ or ANZ Bank NZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, ANZ receives a notice of non-viability from APRA, ANZ Bank NZ receives a direction from RBNZ or a statutory manager is appointed to ANZ Bank NZ and makes a determination, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 25 May 2020 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ Bank NZ.

10.	The convertible dated subordinated notes are Basel 3 compliant instruments. APRA has granted transitional capital treatment for all other outstanding subordinated notes until their first call date or, in the case of the perpetual subordinated notes the earlier of the end of the transitional period (December 2021) and the first call date when a step-up event occurs. If ANZ receives a notice of non-viability from APRA, then the convertible subordinated notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Credit risk

Maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity instruments which are primarily subject to market risk, or bank notes and coins.

For undrawn facilities, this maximum exposure to credit risk is the full amount of the committed facilities. For contingent exposures, the maximum exposure to credit risk is the maximum amount the group would have to pay if the instrument is called upon.

The table below shows the maximum exposure to credit risk of on-balance sheet, and off-balance sheet, positions before taking account of any collateral held or other credit enhancements:

	Reported As at			Excluded/Other[1,2] As at			Maximum Exposure to Credit Risk As at
	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17
On-balance sheet positions[3]	$M	$M	$M	$M	$M	$M	$M	$M	$M

Net loans and advances[2]	591,947	580,293	576,304	(548)	(562)	(590)	592,495	580,855	576,894

Other financial assets	329,365	307,789	304,820	50,524	50,472	47,684	278,841	251,317	257,136

Total other financial assets	921,312	888,082	881,124	49,976	49,910	47,094	871,336	832,172	834,030

Off-balance sheet positions

Undrawn and contingent facilities[2,4]	233,527	232,162	236,054	548	562	590	232,979	231,600	235,464

Total	1,154,839	1,120,244	1,117,178	50,524	50,472	47,684	1,104,315	1,063,772	1,069,494

1.	Excluded comprises bank notes and coins and cash at bank within liquid assets, equity securities within available-for-sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder. In September 2017, equity securities and precious metal exposures recognised as trading securities and trade dated assets recognised as settlement balances owed to ANZ have been excluded as they do not carry credit risk. Comparatives have been restated accordingly.

2.	Other relates to the transfer of individual and collective provisions related to off-balance sheet facilities held in net loans and advances. The provisions are transferred for the purposes of showing the maximum exposure to credit risk by relevant facility type in this and the following tables.

3.	On-balance sheet positions include assets and liabilities reclassified as held for sale.

4.	Undrawn facilities and contingent facilities includes guarantees, letters of credit and performance related contingencies.

Credit Quality

The table below provides an analysis of the credit quality of the maximum exposure to credit risk split by:

•	Neither past due nor impaired assets by credit quality

The credit quality of financial assets is managed by the Group using internal customer credit ratings (CCRs) based on their current probability of default. The Group’s masterscales are mapped to external rating agency scales, to enable wider comparisons.

•	Past due but not impaired assets by ageing

Ageing analysis of past due loans is used by the Group to measure and manage emerging credit risks. Financial assets that are past due but not impaired include those which are assessed, approved and managed on a portfolio basis within a centralised environment (for example credit cards and personal loans) that can be held on a productive basis until they are 180 days past due, as well as those which are managed on an individual basis. A large portion of retail credit exposures, such as residential mortgages, are generally well secured. That is, the value of supporting collateral is sufficient to cover amounts outstanding.

•	Restructured and impaired assets presented as gross amounts and net of individual provisions.

ANZ regularly reviews its portfolio and monitors adherence to contractual terms. When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified and reported as individually impaired and an individual provision is allocated against it.

As described in the summary of significant accounting policies in the 2017 Annual Financial Report, impairment provisions are created for financial instruments that are reported on the balance sheet at amortised cost. For instruments reported at fair value, impairment provisions are treated as part of overall change in fair value and directly reduce the reported carrying amounts.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.    Credit risk, cont’d

							Off-balance sheet credit related
	Loans and advances			Other financial assets			commitments
	As at			As at			As at
	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17
	$M	$M	$M	$M	$M	$M	$M	$M	$M
Neither past due nor impaired

Strong credit profile[1]	427,729	410,343	435,778	274,815	246,774	252,646	194,393	190,083	193,658

Satisfactory risk[2]	131,229	137,432	107,026	3,859	4,429	4,322	36,756	39,578	39,217

Sub-standard but not past due or impaired[3]	16,767	16,879	17,101	167	114	158	1,761	1,858	2,520

Subtotal	575,725	564,654	559,905	278,841	251,317	257,126	232,910	231,519	235,395
Past due but not impaired

1-29 days	8,974	8,790	9,123	-	-	-	-	-	-

30-59 days	2,576	2,143	2,355	-	-	-	-	-	-

60-89 days	1,233	1,148	1,148	-	-	-	-	-	-

>90 days	3,038	2,953	2,771	-	-	-	-	-	-

Subtotal	15,821	15,034	15,397	-	-	-	-	-	-
Restructured and impaired

Impaired loans	1,863	2,118	2,478	-	-	-	-	-	-

Restructured items[4]	76	167	367	-	-	-	-	-	-

Non-performing commitment and contingencies	-	-	-	-	-	-	95	99	85

Other	-	-	-	-	-	10	-	-	-

Gross impaired financial assets	1,939	2,285	2,845	-	-	10	95	99	85

Individual provisions	(990)	(1,118)	(1,253)	-	-	-	(26)	(18)	(16)

Subtotal	949	1,167	1,592	-	-	10	69	81	69

Total	592,495	580,855	576,894	278,841	251,317	257,136	232,979	231,600	235,464

1.	Customers that have demonstrated superior stability in their operating and financial performance over the long-term, and whose debt servicing capacity is not significantly vulnerable to foreseeable events. This rating broadly corresponds to ratings “Aaa” to “Baa3” and “AAA” to “BBB-” of Moody’s and Standard & Poor’s respectively. In 2018, collective provisions against Satisfactory and Sub-standard risk, which previously had been allocated against Strong credit profile are now reallocated to Satisfactory and Sub-standard risk. Comparatives have been restated accordingly.

2.	Customers that have consistently demonstrated sound operational and financial stability over the medium to long term, even though some may be susceptible to cyclical trends or variability in earnings. This rating broadly corresponds to ratings “Ba2” to “B1” and “BB” to “B+” of Moody’s and Standard & Poor’s respectively. In 2018, collective provisions against Satisfactory and Sub-standard risk, which previously had been allocated against Strong credit profile are now reallocated to Satisfactory and Sub-standard risk. Comparatives have been restated accordingly (Sep 17: Net loans and advances $585 million, Credit related commitments $187 million; Mar 17: Net loans and advances $550 million, Credit related commitments $186 million).

3.	Customers that have demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term. This rating broadly corresponds to ratings “B2” to “Caa” and “B” to “CCC” of Moody’s and Standard & Poor’s respectively. In 2018, collective provisions against Satisfactory and Sub-standard risk, which previously had been allocated against Strong credit profile are now reallocated to Satisfactory and Sub-standard risk. Comparatives have been restated accordingly (Sep 17: Net loans and advances $639 million, Credit related commitments $85 million; Mar 17: Net loans and advances $762 million, Credit related commitments $114 million).

4.	Restructured items are facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered for new facilities with similar risk.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    Fair value measurement

The Group carries a significant number of financial instruments on the balance sheet at fair value. In addition the Group also holds assets classified as held for sale which are measured at fair value less costs to sell. The fair value is the best estimate of the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

i) Assets	and liabilities measured at fair value on the balance sheet

a)	Valuation

The Group has an established control framework, including appropriate segregation of duties, to ensure that fair values are accurately determined, reported and controlled. The framework includes the following features:

•	products are approved for transacting with external customers and counterparties only where fair values can be appropriately determined;

•	when using quoted prices to value an instrument, these are independently verified from external pricing providers;

•	fair value methodologies and inputs are evaluated and approved by a function independent of the party that undertakes the transaction;

•	movements in fair values are independently monitored and explained by reference to underlying factors relevant to the fair value; and

•	valuation adjustments (such as funding valuation adjustments, credit valuation adjustments and bid-offer adjustments) are independently validated and monitored.

If the Group holds offsetting risk positions, then the Group uses the portfolio exception in AASB 13 Fair Value Measurement (AASB 13) to measure the fair value of such groups of financial assets and financial liabilities. We measure the portfolio based on the price that would be received to sell a net long position (an asset) for a particular risk exposure, or to transfer a net short position (a liability) for a particular risk exposure.

b)	Fair value approach and valuation techniques

We use valuation techniques to estimate the fair value of assets and liabilities for recognition, measurement and disclosure purposes where no quoted price in an active market for that asset or liability exists. This includes the following:

Asset or Liability	Fair Value Approach
Financial instruments classified as:	Valuation techniques are used that incorporate observable market inputs for securities with similar credit risk, maturity and yield characteristics. Equity instruments that are not traded in active markets may be measured using comparable company valuation multiples.
- trading securities
- securities short sold
- derivative financial assets and liabilities
- available-for-sale assets
- other assets
Net loans and advances, deposits and other borrowings and debt issuances

Discounted cash flow techniques are used whereby contractual future cash flows of the instrument are discounted using discount rates incorporating wholesale market rates, or market borrowing rates for debt with similar maturities or with a yield curve appropriate for the remaining term to maturity.

Assets and liabilities held for sale	Valuation based on the agreed sale price before transaction costs.

Details of significant unobservable inputs used in measuring fair values are described in (ii)(a) below.

c)	Fair value hierarchy categorisation

The Group categorises financial assets and liabilities carried at fair value into a fair value hierarchy as required by AASB 13 based on the observability of inputs used to measure the fair value:

•	Level 1 - valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2 - valuations using inputs other than quoted prices included within Level 1 that are observable for a similar asset or liability, either directly or indirectly; and

•	Level 3 - valuations where significant unobservable inputs are used to measure the fair value of the asset or liability.

d)	Fair value hierarchy disclosure

The following table presents assets and liabilities carried at fair value in accordance with the fair value hierarchy:

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair value measurement, cont’d

	Fair value measurements
As at March 2018	Level 1 $M	Level 2 $M	Level 3 $M	Total $M

Assets

Trading securities[1]	38,517	6,541	-	45,058

Derivative financial instruments	259	70,593	63	70,915

Available for sale assets[1,2]	63,283	5,921	1,035	70,239

Net loans and advances (measured at fair value)	-	145	-	145

Assets held for sale[3]	-	42,544	-	42,544

Other assets	4	139	-	143

Total	102,063	125,883	1,098	229,044
Liabilities

Deposits and other borrowings (designated at fair value)	-	2,470	-	2,470

Derivative financial instruments	1,008	69,570	46	70,624

Liabilities held for sale[3]	-	43,817	-	43,817

Payables and other liabilities (measured at fair value)[5]	1,884	161	-	2,045

Debt issuances (designated at fair value)	-	1,785	-	1,785

Total	2,892	117,803	46	120,741
As at September 2017

Assets

Trading securities[1]	40,435	3,170	-	43,605

Derivative financial instruments	433	61,996	89	62,518

Available for sale assets[1]	61,694	7,479	211	69,384

Net loans and advances (measured at fair value)	-	156	-	156

Investments backing policy liabilities[1]	27,308	10,306	350	37,964

Assets held for sale[3]	-	1,748	-	1,748

Total	129,870	84,855	650	215,375
Liabilities

Deposits and other borrowings (designated at fair value)	-	3,497	-	3,497

Derivative financial instruments	275	61,900	77	62,252

Policy liabilities[4]	-	37,106	-	37,106

External unit holder liabilities (life insurance funds)	-	4,435	-	4,435

Payables and other liabilities (measured at fair value)[5]	1,726	166	-	1,892

Debt issuances (designated at fair value)	-	1,752	-	1,752

Total	2,001	108,856	77	110,934
As at March 2017

Assets

Trading securities[1]	40,714	3,371	-	44,085

Derivative financial instruments	378	63,407	97	63,882

Available for sale assets[1]	58,353	6,111	221	64,685

Net loans and advances (measured at fair value)	-	314	18	332

Investments backing policy liabilities[1]	26,640	10,603	359	37,602

Assets held for sale[3]	-	1,735	-	1,735

Total	126,085	85,541	695	212,321
Liabilities

Deposits and other borrowings (designated at fair value)	-	2,771	-	2,771

Derivative financial instruments	600	64,352	98	65,050

Policy liabilities[4]	-	36,847	-	36,847

External unit holder liabilities (life insurance funds)	-	4,227	-	4,227

Payables and other liabilities[5]	2,001	126	-	2,127

Debt issuances (designated at fair value)	-	1,786	-	1,786

Total	2,601	110,109	98	112,808

1.	During the March 2018 half, $753 million was transferred from Level 2 to Level 1 following increased trading activity to support the quoted prices (Sep 17: $44 million; Mar 17: nil). There were no material transfers from Level 1 to Level 2 (Sep 17: $92 million; Mar 17: $621 million). We deem transfers into and out of Level 1 and Level 2 to have occurred as at the beginning of the reporting period in which the transfer occurred.
2.	During the March 2018 half, $676 million was transferred from Level 1 to Level 3 following a change in the valuation approach used to measure the investment in Bank of Tianjin.
3.	The amounts reclassified as assets and liabilities held for sale relate to assets and liabilities measured at fair value less costs to sell in accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations. The amounts presented reflect the fair value gross of transaction costs but net of intercompany eliminations.
4.	Policy liabilities relate only to life investment contract liabilities, as we designated these at fair value through profit or loss.
5.	Payables and other liabilities relates to securities short sold, classified as held for trading and measured at fair value through profit or loss.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    Fair value measurement, cont’d

ii)   Details of fair value measurements that incorporate unobservable market data

a)    Level 3 fair value measurements

The net balance of Level 3 financial instruments is an asset of $1,052 million (Sep 17: $573 million; Mar 17: $597 million). The financial instruments which incorporate significant unobservable inputs primarily include:

•	structured credit products for which credit spreads and default probabilities relating to the reference assets and derivative counterparties cannot be observed;

•	reverse mortgage swaps for which the mortality rate cannot be observed; and

•	equities for which there is no active market or traded prices cannot be observed.

Movements in the Level 3 balance are due to:

•	investments backing policy liabilities being classified to Level 2 as part of assets held for sale following the agreed sale of the Wealth businesses, and;

•	our available-for-sale investment in Bank of Tianjin being transferred to Level 3 following a change in the valuation approach used to measure the asset.

There were no other material transfers in or out of Level 3 during the period.

Bank of Tianjin (BoT)

A revised valuation technique was applied to the investment in BoT as the Group considers that, in light of persistent illiquidity, the share price of BoT is not representative of fair value. The investment is valued based on comparative price-to-book (P/B) multiples (a P/B multiple is the ratio of the market value of equity to the book value of equity). The extent of judgment applied in determining the appropriate multiple and comparator group from which the multiple is derived are non-observable inputs which have resulted in the Level 3 classification.

The application of this valuation approach resulted in a $306 million increase in the carrying value of the investment during the period to $982 million (Sep 17: $676 million). The increase has been recognised as an unrealised gain in the available for sale revaluation reserve within shareholders’ equity and accordingly, there is no impact from this revaluation on the Income Statement for the March 2018 half.

b)   Sensitivity to Level 3 data inputs

When we make assumptions due to significant inputs not being directly observable in the market place (Level 3 inputs), then changing these assumptions changes the Group’s estimate of the instrument’s fair value. Favourable and unfavourable changes are determined by changing the primary unobservable parameter used to derive the valuation.

Bank of Tianjin (BoT)

The valuation of the BoT investment is sensitive to the selected unobservable input, being the P/B multiple. If the P/B multiple was increased or decreased by 10% it would result in a $98 million increase or decrease to the fair value of the investment, which would be recognised in shareholders’ equity.

Other

The remaining Level 3 balance is immaterial and changes in the Level 3 inputs have a minimal impact on net profit and net assets of the Group.

c)   Deferred fair value gains and losses

The Group does not immediately recognise the difference between the transaction price and the amount we determine based on the valuation technique (day one gain or loss) in profit or loss. After initial recognition, we recognise the deferred amount in profit or loss over the life of the transaction on a straight line basis or until all inputs become observable.

The day one gains and losses deferred are not material.

iii)   Financial assets and liabilities not measured at fair value

The classes of financial assets and liabilities listed in the table below are generally carried at amortised cost on the Group’s balance sheet. Whilst this is the value at which we expect the assets will be realised and the liabilities settled, the Group provides an estimate of the fair value of the financial assets and liabilities at balance date in the table below.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair value measurement, cont’d

	Carrying amount in the balance sheet			Fair Value
	At amortised	At fair
	cost	value	Total
As at March 2018	$M	$M	$M	$M
Financial assets

Net loans and advances[1]	591,684	263	591,947	592,352

Financial liabilities

Deposits and other borrowings[1]	614,660	2,470	617,130	617,254

Debt issuances	113,051	1,785	114,836	115,811
Total	727,711	4,255	731,966	733,065

As at September 2017
Financial assets

Net loans and advances[1]	580,137	156	580,293	580,479

Financial liabilities

Deposits and other borrowings[1]	596,672	3,497	600,169	600,359

Debt issuances	106,221	1,752	107,973	109,251
Total	702,893	5,249	708,142	709,610

As at March 2017
Financial assets

Net loans and advances[1]	575,972	332	576,304	576,650

Financial liabilities

Deposits and other borrowings[1]	595,646	2,771	598,417	598,654

Debt issuances	107,289	1,786	109,075	110,178
Total	702,935	4,557	707,492	708,832

1.	Net loans and advances and deposits and other borrowings include amounts reclassified to assets and liabilities held for sale (refer to Note 11).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Shareholders’ equity

Issued and quoted securities	Half Year
	Mar 18	Sep 17	Mar 17
Ordinary share capital	No.	No.	No.
Closing balance	2,898,758,978	2,937,415,327	2,936,037,009
Issued/(Repurchased) during the period[1]	(38,656,349)	1,378,318	8,560,349

1.	The Company issued 8.1 million shares under the Dividend Reinvestment Plan and Bonus Option Plan for the 2017 final dividend (7.5 million shares for the 2017 interim dividend; 8.6 million shares for the 2016 final dividend). Following the provision of the 8.1 million shares, the Company repurchased 6.6 million of shares via an on-market share buy-back resulting in 6.6 million shares being cancelled. On 18 December 2017, the Company announced its intention to buy-back up to $1.5 billion of shares on-market as part of the Group’s broader capital management plan. To date, the Company has bought back $1,132 million of shares resulting in 40.1 million shares being cancelled during the half.

	Half Year			Movement
	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	$M	$M	$M	v. Sep 17	v. Mar 17
Shareholders’ equity

Ordinary share capital	27,933	29,088	29,036	-4%	-4%
Reserves

Foreign currency translation reserve	257	(196)	(140)	large	large

Share option reserve	70	87	67	-20%	4%

Available for sale revaluation reserve	119	38	31	large	large

Cash flow hedge reserve	117	131	180	-11%	-35%

Transactions with non-controlling interests reserve	(22)	(23)	(23)	-4%	-4%

Total reserves	541	37	115	large	large

Retained earnings	30,900	29,834	28,640	4%	8%

Share capital and reserves attributable to shareholders of the Company	59,374	58,959	57,791	1%	3%

Non-controlling interests	126	116	117	9%	8%

Total shareholders’ equity	59,500	59,075	57,908	1%	3%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Changes in composition of the Group

There were no acquisitions or disposals of material controlled entities for the half year ended 31 March 2018.

17.	Investments in Associates

	Half Year			Movement
				Mar 18	Mar 18
	Mar 18	Sep 17	Mar 17	v. Sep 17	v. Mar 17
Share of associates’ profit	88	127	173	-31%	-49%

Contributions to profit[1]	Contribution to			Ownership interest
	Group profit after tax			held by Group
Associates	Half Year			As at
	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17
	$M	$M	$M	%	%	%

P.T. Bank Pan Indonesia	45	51	50	395	39	39

AMMB Holdings Berhad	42	48	48	24	24	24

Shanghai Rural Commercial Bank[2]	-	-	58	-	20	20

Other associates[3]	1	28	17	n/a	n/a	n/a

Share of associates’ profit	88	127	173

1.	Contributions to profit reflect the IFRS equivalent results adjusted to align with the Group’s financial year end which may differ from the published results of these entities. Excludes gains or losses on disposal or valuation adjustments.

2.	On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). The Group ceased equity accounting for the investment in SRCB from that date. The sale concluded during the March 2018 half.

3.	Includes Metrobank Card Corporation (MCC). On 18 October 2017, the Group announced it had entered into an agreement with its joint venture partner Metropolitan Bank & Trust Company (Metrobank) in relation to its 40% stake in the Philippines based Metrobank Card Corporation (MCC). The Group agreed to sell 20% of its stake (sale completed in the March 2018 half), and entered into a put option to sell the remaining 20% stake, exercisable in the fourth quarter of FY18 on the same terms for the same consideration. MCC was reclassified as an asset held for sale and the Group ceased equity accounting for the investment from 1 October 2017.

18.	Related party disclosure

There have been no transactions with related parties that are significant to understanding the changes in financial position and performance of the Group since 30 September 2017.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.    Contingent liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group.

Refer to Note 33 of the 2017 ANZ Annual Financial Report for a description of contingent liabilities and contingent assets as at 30 September 2017. A summary of some of those contingent liabilities, and new contingent liabilities that have arisen in the current reporting period, is set out below.

•	Bank fees litigation

A litigation funder commenced a class action against the Company in 2010, followed by a second similar class action in March 2013. The applicants contended that certain exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and over-limit fees on credit cards) were unenforceable penalties and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions. A further action, limited to late payment fees only, commenced in August 2014.

The penalty and statutory claims in the March 2013 class action failed and the claims have been dismissed. The August 2014 action was discontinued in October 2016.

The original claims in the 2010 class action have been dismissed. A new claim has been added to the 2010 class action, in relation to the Company’s entitlement to charge certain periodical payment non-payment fees.

•	Benchmark/rate actions

In July and August 2016, class action complaints were brought in the United States District Court against local and international banks, including the Company - one action relating to the bank bill swap rate (BBSW), and one action relating to the Singapore Interbank Offered Rate (SIBOR) and the Singapore Swap Offer Rate (SOR). The class actions are expressed to apply to persons and entities that engaged in US-based transactions in financial instruments that were priced, benchmarked, and/or settled based on BBSW, SIBOR, or SOR. The claimants seek damages or compensation in amounts not specified, and allege that the defendant banks, including the Company, violated US anti-trust laws, anti-racketeering laws, the Commodity Exchange Act, and (in the BBSW case only) unjust enrichment principles. The Company is defending the proceedings. The matters are at an early stage.

In February 2017, the South African Competition Commission commenced proceedings against local and international banks including the Company alleging breaches of the cartel provisions of the South African Competition Act in respect of trading in the South African rand. The potential civil penalty or other financial impact is uncertain. The matter is at an early stage.

•	Franchisee litigation

In February 2018, two related class actions were brought against the Company. The primary action alleges that the Company breached contractual obligations and acted unconscionably when it lent to the applicant, and other 7-Eleven franchisees. The action seeks to set aside the loans to those franchisees and claims unspecified damages. The second action seeks to set aside related mortgages and guarantees given to the Company. The matters are at an early stage.

•	Regulatory and customer exposures

In recent years there has been an increase in the number of matters on which ANZ engages with its regulators. There have been significant increases in the nature and scale of regulatory investigations and reviews, enforcement actions (whether by court action or otherwise) and the quantum of fines issued by regulators, particularly against financial institutions both in Australia and globally. ANZ also instigates engagement with its regulators. The nature of these interactions can be wide ranging and, for example, currently include a range of matters including responsible lending practices, product suitability, wealth advice, pricing and competition, conduct in financial markets and capital market transactions and product disclosure documentation. ANZ has received various notices and requests for information from its regulators as part of both industry-wide and ANZ-specific reviews and has also made disclosures to its regulators at its own instigation. There may be exposures to customers which are additional to any regulatory exposures. These could include class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with such reviews and possible exposures remain uncertain.

•	Royal Commission

The Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry was established on 14 December 2017. The Commission has been asked to submit its final report by 1 February 2019 (and may choose to give an interim report by 30 September 2018). The Commission is likely to result in additional costs and may lead to further exposures, including exposures associated with further regulator activity or potential customer exposures such as class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with these possible exposures remain uncertain.

•	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets. These claims will be defended.

•	Warranties and Indemnities

The Group has provided warranties, indemnities and other commitments in favour of the purchaser and other persons in connection with various disposals of businesses and assets and other transactions, covering a range of matters and risks. It is exposed to potential claims under those warranties, indemnities and commitments.

20.    Subsequent events since balance date

There have been no significant events from 31 March 2018 to the date of signing this report.

DIRECTORS’ DECLARATION

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

•	section 304, that they comply with the Australian Accounting Standards and any further requirements in the Corporations Regulations 2001; and

•	section 305, that they give a true and fair view of the financial position of the Group as at 2018 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

30 April 2018

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent Auditor’s Review Report to the shareholders of Australia and New Zealand Banking Group Limited

Report on the half year Condensed Consolidated Financial Statements

Conclusion

We have reviewed the accompanying half year Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited (the Group).

The Group comprises Australia and New Zealand Banking Group Limited (the Company) and the entities it controlled at the half year’s end or from time to time during the half year.

The half year Condensed Consolidated Financial Statements comprise:

•	the condensed consolidated balance sheet as at 31 March 2018;
•	the condensed consolidated income statement, condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity, and condensed consolidated statement of cash flows for the half-year ended on 31 March 2018;
•	Notes 1 to 20 comprising a basis of preparation and other explanatory information; and
•	the Directors’ Declaration.

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half year Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited are not in accordance with the Corporations Act 2001, including:

i)	giving a true and fair view of the Group’s financial position as at 31 March 2018 and of its performance for the half year ended on that date; and
ii)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

Responsibilities of the Directors for the half year Condensed Consolidated Financial Statements

The Directors of the Company are responsible for:

•	the preparation of the half year Condensed Consolidated Financial Statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001; and
•	such internal control as the Directors determine is necessary to enable the preparation of the half year Condensed Consolidated Financial Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility for the review of the half year Condensed Consolidated Financial Statements

Our responsibility is to express a conclusion on the half year Condensed Consolidated Financial Statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the half year Condensed Consolidated Financial Statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2018 and its performance for the half year ended on that date, and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of half year Condensed Consolidated Financial Statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

KPMG	Alison Kitchen
Melbourne	Partner
30 April 2018

Lead Auditor’s Independence Declaration under section 307C of the Corporations Act 2001

To the Directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review of Australia and New Zealand Banking Group Limited for the half-year ended 31 March 2018, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

KPMG	Alison Kitchen
Melbourne	Partner
30 April 2018

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (”KPMG International”), a Swiss entity. Liability limited by a scheme approved under Professional Standards Legislation.

SUPPLEMENTARY INFORMATION

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations

ANZ provides information as required under APRA’s prudential standard APS 330: Public Disclosure. This information is located in the Regulatory Disclosures section of ANZ’s website: shareholder.anz.com/pages/regulatory-disclosure.

This information includes disclosures detailed in the following sections of the standard, Attachment A: Capital disclosure template, Attachment B: Main features of Capital instruments, Attachment E: Leverage ratio disclosure requirements and Attachment F: Liquidity Coverage Ratio disclosure template.

		As at			Movement
		Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Qualifying Capital

Tier 1

Shareholders’ equity and non-controlling interests		59,500	59,075	57,908	1%	3%

Prudential adjustments to shareholders’ equity	Table 1	(394)	(481)	(509)	-18%	-23%

Gross Common Equity Tier 1 capital		59,106	58,594	57,399	1%	3%

Deductions	Table 2	(15,399)	(17,258)	(17,182)	-11%	-10%

Common Equity Tier 1 capital		43,707	41,336	40,217	6%	9%

Additional Tier 1 capital	Table 3	7,418	7,988	7,874	-7%	-6%

Tier 1 capital		51,125	49,324	48,091	4%	6%

Tier 2 capital	Table 4	8,040	8,669	9,648	-7%	-17%

Total qualifying capital		59,165	57,993	57,739	2%	2%

Capital adequacy ratios

Common Equity Tier 1		11.0%	10.6%	10.1%

Tier 1		12.9%	12.6%	12.1%

Tier 2		2.0%	2.2%	2.4%

Total		14.9%	14.8%	14.5%

Risk weighted assets	Table 5	395,777	391,113	397,040	1%	0%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

		As at			Movement
		Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Table 1: Prudential adjustments to shareholders’ equity

Treasury shares attributable to ANZ Wealth Australia policyholders		306	326	324	-6%	-6%

Accumulated retained profits and reserves of insurance and funds management entities		(608)	(711)	(811)	-14%	-25%

Deferred fee revenue including fees deferred as part of loan yields		135	131	175	3%	-23%

Available for sale reserve attributable to deconsolidated subsidiaries		(91)	(83)	(82)	10%	11%

Other		(136)	(144)	(115)	-6%	18%

Total		(394)	(481)	(509)	-18%	-23%

Table 2: Deductions from Common Equity Tier 1 capital

Unamortised goodwill & other intangibles (excluding ANZ Wealth Australia and New Zealand)		(3,638)	(3,553)	(3,532)	2%	3%

Intangible component of investments in ANZ Wealth Australia and New Zealand		(1,634)	(2,100)	(2,099)	-22%	-22%

Capitalised software		(1,745)	(1,826)	(1,887)	-4%	-8%

Capitalised expenses including loan and lease origination fees		(1,133)	(1,149)	(1,129)	-1%	0%

Applicable deferred net tax assets		(869)	(946)	(902)	-8%	-4%

Expected losses in excess of eligible provisions	Table 8	(686)	(719)	(696)	-5%	-1%

Investment in other insurance and funds management subsidiaries		(274)	(274)	(274)	0%	0%

Investment in ANZ Wealth Australia and New Zealand		(1,751)	(1,750)	(1,749)	0%	0%

Investment in banking associates and minority interests		(2,272)	(3,919)	(3,826)	-42%	-41%

Other deductions		(1,397)	(1,022)	(1,088)	37%	28%

Total		(15,399)	(17,258)	(17,182)	-11%	-10%

Table 3: Additional Tier 1 capital

ANZ Convertible Preference Shares 3		-	573	1,340	-100%	-100%

ANZ Capital Notes 1		1,117	1,116	1,116	0%	0%

ANZ Capital Notes 2		1,604	1,604	1,603	0%	0%

ANZ Capital Notes 3		961	963	962	0%	0%

ANZ Capital Notes 4		1,609	1,608	1,607	0%	0%

ANZ Capital Notes 5		924	925	-	0%	n/a

ANZ Bank NZ Capital Notes		467	457	454	2%	3%

ANZ Capital Securities		1,188	1,206	1,218	-1%	-2%

Regulatory adjustments and deductions		(452)	(464)	(426)	-3%	6%

Total		7,418	7,988	7,874	-7%	-6%

Table 4: Tier 2 capital

General reserve for impairment of financial assets		123	200	257	-39%	-52%

Perpetual subordinated notes		390	1,150	1,156	-66%	-66%

Term subordinated debt notes		8,216	8,108	10,841	1%	-24%

Regulatory adjustments and deductions		(689)	(789)	(518)	-13%	33%

Transitional adjustments		-	-	(2,088)	n/a	n/a

Total		8,040	8,669	9,648	-7%	-17%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

		As at			Movement
		Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Table 5: Risk weighted assets

On balance sheet		257,304	254,534	253,532	1%	1%

Commitments		53,644	53,546	56,279	0%	-5%

Contingents		12,333	11,704	12,648	5%	-2%

Derivatives		19,541	17,050	19,350	15%	1%

Total credit risk	Table 6	342,822	336,834	341,809	2%	0%

Market risk - Traded		6,558	5,363	6,323	22%	4%

Market risk - IRRBB		9,019	11,611	10,332	-22%	-13%

Operational risk		37,378	37,305	38,576	0%	-3%

Total risk weighted assets		395,777	391,113	397,040	1%	0%

		As at			Movement
		Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17
Table 6: Credit risk weighted assets by Basel asset class

Subject to Advanced IRB approach

Corporate		123,253	121,915	127,544	1%	-3%

Sovereign		6,896	7,555	6,718	-9%	3%

Bank		15,129	13,080	14,267	16%	6%

Residential mortgage		99,560	96,267	86,218	3%	15%

Qualifying revolving retail (credit cards)		6,845	7,059	7,513	-3%	-9%

Other retail		30,769	31,077	31,004	-1%	-1%

Credit risk weighted assets subject to Advanced IRB approach		282,452	276,953	273,264	2%	3%

Credit risk specialised lending exposures subject to slotting criteria		32,065	31,845	33,896	1%	-5%

Subject to Standardised approach

Corporate		15,105	13,365	16,264	13%	-7%

Residential mortgage		321	950	2,354	-66%	-86%

Other retail (includes credit cards)		102	2,000	3,131	-95%	-97%

Credit risk weighted assets subject to Standardised approach		15,528	16,315	21,749	-5%	-29%

Credit Valuation Adjustment and Qualifying Central Counterparties		7,864	7,269	8,168	8%	-4%

Credit risk weighted assets relating to securitisation exposures		1,728	1,083	1,171	60%	48%

Other assets		3,185	3,369	3,561	-5%	-11%

Total credit risk weighted assets		342,822	336,834	341,809	2%	0%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

	Collective Provision and Individual Provision			Basel Expected Loss [1]

Table 7: Total provision for credit impairment and expected loss by division	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 $M	Sep 17 $M	Mar 17 $M

Australia	1,690	1,772	1,750	2,499	2,625	2,514

Institutional	1,421	1,422	1,624	1,097	1,076	1,558

New Zealand	420	454	470	725	754	766

Asia Retail & Pacific	61	147	196	8	8	5

TSO and Group Centre	3	3	14	-	-	-

Total provision for credit impairment and expected loss	3,595	3,798	4,054	4,329	4,463	4,843

1.	Only applicable to Advanced Internal Ratings based portfolios.

	As at			Movement

Table 8: APRA Expected loss in excess of eligible provisions	Mar 18 $M	Sep 17 $M	Mar 17 $M	Mar 18 v. Sep 17	Mar 18 v. Mar 17

APRA Basel 3 expected loss: non-defaulted	2,826	2,829	2,866	0%	-1%

Less: Qualifying collective provision

Collective provision	(2,579)	(2,662)	(2,785)	-3%	-7%

Non-qualifying collective provision	312	352	349	-11%	-11%

Standardised collective provision	123	200	257	-39%	-52%

Non-defaulted excess included in deduction	682	719	687	-5%	-1%

APRA Basel 3 expected loss: defaulted	1,503	1,634	1,977	-8%	-24%

Less: Qualifying individual provision

Individual provision	(1,016)	(1,136)	(1,269)	-11%	-20%

Additional individual provision for partial write offs	(301)	(300)	(540)	0%	-44%

Standardised individual provision	108	117	149	-8%	-28%

Collective provision on advanced defaulted	(290)	(320)	(308)	-9%	-6%

	4	(5)	9	large	-56%

Shortfall in expected loss not included in deduction	-	5	-	-100%	n/a

Defaulted excess included in deduction	4	-	9	n/a	-56%

Gross deduction	686	719	696	-5%	-1%

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest - continuing operations 1, 2

	Half Year Mar 18			Half Year Sep 17			Half Year Mar 17
	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %
Loans and advances

Home loans	314,135	7,296	4.7%	311,138	7,232	4.6%	303,459	6,961	4.6%

Consumer finance	19,250	1,003	10.4%	22,556	1,143	10.1%	24,089	1,217	10.2%

Business lending	229,117	4,680	4.1%	225,924	4,724	4.2%	229,553	4,664	4.1%

Individual provisions for credit impairment	(1,057)	-	n/a	(1,262)	-	n/a	(1,320)	-	n/a
Total	561,445	12,979	4.6%	558,356	13,099	4.7%	555,781	12,842	4.6%
Non-lending interest earning assets

Cash and other liquid assets	90,591	438	1.0%	86,130	325	0.8%	82,182	329	0.8%

Trading and available for sale assets	111,734	1,271	2.3%	106,245	1,172	2.2%	104,548	1,150	2.2%

Other assets	1,416	161	n/a	1,342	98	n/a	1,395	108	n/a
Total	203,741	1,870	1.8%	193,717	1,595	1.7%	188,125	1,587	1.7%
Total interest earning assets [3]	765,186	14,849	3.9%	752,073	14,694	3.9%	743,906	14,429	3.9%
Non-interest earning assets	126,019			168,196			173,988
Total average assets (continuing operations)	891,205			920,269			917,894

Total average assets (discontinued operations)	42,263			-			-
Total average assets	933,468			920,269			917,894

Deposits and other borrowings

Certificates of deposit	51,748	529	2.1%	57,610	603	2.1%	59,500	664	2.2%

Term deposits	200,255	2,185	2.2%	194,258	2,090	2.1%	205,073	1,951	1.9%

On demand and short term deposits	222,540	1,843	1.7%	230,143	1,830	1.6%	209,759	1,777	1.7%

Deposits from banks and securities sold under agreement to repurchase	65,455	508	1.6%	62,668	442	1.4%	64,267	379	1.2%

Commercial paper and other borrowings [4]	21,359	208	2.0%	14,092	156	2.2%	15,916	186	2.3%
Total	561,357	5,273	1.9%	558,771	5,121	1.8%	554,515	4,957	1.8%
Non-deposit interest bearing liabilities

Collateral received and settlement balances owed by ANZ	12,060	48	0.8%	10,839	36	0.7%	10,982	31	0.6%

Debt issuances & subordinated debt [4]	109,020	1,858	3.4%	110,531	1,905	3.4%	107,802	1,903	3.5%

Other liabilities	4,050	320	n/a	2,657	176	n/a	2,902	119	n/a
Total	125,130	2,226	3.6%	124,027	2,117	3.4%	121,686	2,053	3.4%
Total interest bearing liabilities [3]	686,487	7,499	2.2%	682,798	7,238	2.1%	676,201	7,010	2.1%
Non-interest bearing liabilities	144,409			178,745			183,894
Total average liabilities (continuing operations)	830,896			861,543			860,095

Total average liabilities (discontinued operations)	43,573			-			-
Total average liabilities	874,469			861,543			860,095

Total average shareholders’ equity	58,999			58,726			57,799

1.	Averages used are predominantly daily averages.
2.	Assets and liabilities held for sale are included in continuing operations balance sheet categories and discontinued operations.
3.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.
4.	In the March 2018 half certain instruments were reclassified from average debt issuances and subordinated debt to average commercial paper and other borrowings to better reflect their nature. Comparatives have been restated accordingly (Sep 17 half: $4,371 million average balance and $40 million interest reclassified; Mar 17 half: $3,881 million average balances and $37 million interest).

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest - continuing operations 1, 2 , cont’d

	Half Year Mar 18			Half Year Sep 17			Half Year Mar 17
	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %
Loans and advances

Australia	389,907	9,273	4.8%	382,613	9,299	4.8%	375,642	9,027	4.8%

Asia Pacific, Europe & America	56,019	977	3.5%	59,871	1,048	3.5%	64,699	1,093	3.4%

New Zealand	115,519	2,729	4.7%	115,872	2,752	4.7%	115,440	2,722	4.7%
Total	561,445	12,979	4.6%	558,356	13,099	4.7%	555,781	12,842	4.6%
Trading and available for sale assets

Australia	62,044	740	2.4%	58,974	671	2.3%	60,330	662	2.2%

Asia Pacific, Europe & America	35,399	344	1.9%	33,162	296	1.8%	29,489	264	1.8%

New Zealand	14,291	187	2.6%	14,109	205	2.9%	14,729	224	3.0%
Total	111,734	1,271	2.3%	106,245	1,172	2.2%	104,548	1,150	2.2%
Total interest earning assets [3]

Australia	484,628	10,346	4.3%	473,945	10,162	4.3%	466,147	9,915	4.3%

Asia Pacific, Europe & America	146,690	1,533	2.1%	144,345	1,522	2.1%	143,750	1,491	2.1%

New Zealand	133,868	2,970	4.4%	133,783	3,010	4.5%	134,009	3,023	4.5%
Total	765,186	14,849	3.9%	752,073	14,694	3.9%	743,906	14,429	3.9%

Total average assets

Australia	570,913			599,342			593,672

Asia Pacific, Europe & America	172,264			168,967			170,297

New Zealand	148,028			151,960			153,925
Total average assets (continuing operations)	891,205			920,269			917,894

Total average assets (discontinued operations)	42,263			-			-
Total average assets	933,468			920,269			917,894

Interest bearing deposits and other borrowings

Australia [4]	335,149	3,382	2.0%	331,384	3,336	2.0%	322,519	3,336	2.1%

Asia Pacific, Europe & America	137,993	855	1.2%	139,591	740	1.1%	143,505	590	0.8%

New Zealand	88,215	1,036	2.4%	87,796	1,045	2.4%	88,491	1,031	2.3%
Total	561,357	5,273	1.9%	558,771	5,121	1.8%	554,515	4,957	1.8%
Total interest bearing liabilities [3]

Australia	409,712	4,880	2.4%	408,615	4,744	2.3%	398,657	4,681	2.4%

Asia Pacific, Europe & America	165,303	1,182	1.4%	163,644	1,030	1.3%	167,295	871	1.0%

New Zealand	111,472	1,437	2.6%	110,539	1,464	2.6%	110,249	1,458	2.7%
Total	686,487	7,499	2.2%	682,798	7,238	2.1%	676,201	7,010	2.1%

Total average liabilities

Australia	508,544			541,175			534,389

Asia Pacific, Europe & America	191,020			186,034			190,287

New Zealand	131,332			134,333			135,419
Total average liabilities (continuing operations)	830,896			861,543			860,095

Total average liabilities (discontinued operations)	43,573			-			-
Total average liabilities	874,469			861,543			860,095

Total average shareholders’ equity

Ordinary share capital, reserves, retained earnings and non-controlling interests	58,999			58,726			57,799
Total average shareholders’ equity	58,999			58,726			57,799

Total average liabilities and shareholder’s equity	933,468			920,269			917,894

1.	Averages used are predominantly daily averages.
2.	Assets and liabilities held for sale are included in continuing operations balance sheet categories and discontinued operations.
3.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.
4.	In the March 2018 half certain instruments were reclassified from average debt issuances and subordinated debt to average commercial paper and other borrowings to better reflect their nature. Comparatives have been restated accordingly (Sep 17 half: $4,371 million average balance and $40 million interest reclassified; Mar 17 half: $3,881 million average balances and $37 million interest).

SUPPLEMENTARY INFORMATION

	Half Year
Gross earnings rate [1]	Mar 18%	Sep 17%	Mar 17%
Australia	4.49	4.46	4.49
Asia Pacific, Europe & America	2.12	2.08	1.99
New Zealand	4.45	4.49	4.52
Group	3.89	3.90	3.89

Net interest spread and net interest margin may be analysed as follows:
	Half Year
Australia [1]	Mar 18%	Sep 17%	Mar 17%
Net interest spread	1.99	2.08	2.07
Interest attributable to net non-interest bearing items	0.28	0.23	0.24
Net interest margin - Australia	2.27	2.31	2.31
Asia Pacific, Europe & America [1]
Net interest spread	0.68	0.82	0.95
Interest attributable to net non-interest bearing items	0.08	0.05	0.04
Net interest margin - Asia Pacific, Europe & America	0.76	0.87	0.99
New Zealand [1]
Net interest spread	1.83	1.81	1.84
Interest attributable to net non-interest bearing items	0.33	0.34	0.33
Net interest margin - New Zealand	2.16	2.15	2.17
Group
Net interest spread	1.70	1.79	1.81
Interest attributable to net non-interest bearing items	0.23	0.19	0.19
Net interest margin	1.93	1.98	2.00
Net interest margin (excluding Markets)	2.60	2.61	2.58

1.	Geographic gross earnings rate, net interest spread and net interest margin are calculated gross of intra group items (Intra-group interest earning assets and associated interest income and intra-group interest bearing liabilities and associated interest expense).

SUPPLEMENTARY INFORMATION

Select geographical disclosures – including discontinued operations

The following divisions operate across the geographic locations illustrated below:

•	Institutional division - Asia, Europe & America, Pacific, New Zealand and Australia
•	Asia Retail & Pacific division - Asia and Pacific
•	New Zealand division - New Zealand

The International geography includes Asia, Europe & America and Pacific

	Australia	New Zealand	International	Total
	$M	$M	$M	$M

March 2018 Half Year

Statutory profit	1,984	880	459	3,323

Cash profit	1,583	860	433	2,876

Net loans and advances [1]	418,588	118,537	54,822	591,947

Customer deposits [1]	276,892	94,623	101,249	472,764

Risk weighted assets [1]	253,490	68,559	73,727	395,776

September 2017 Half Year

Statutory profit	2,261	849	385	3,495

Cash profit	2,277	861	389	3,527

Net loans and advances [1]	411,298	114,915	54,080	580,293

Customer deposits [1]	273,383	89,100	105,147	467,630

Risk weighted assets [1]	252,983	66,403	71,727	391,113

March 2017 Half Year

Statutory profit	1,850	823	238	2,911

Cash profit	2,340	879	192	3,411

Net loans and advances [1]	403,228	112,401	60,675	576,304

Customer deposits [1]	261,666	87,998	118,551	468,215

Risk weighted assets [1]	246,455	68,117	82,469	397,041
1. Balance Sheet amounts include assets and liabilities held for sale.

New Zealand geography (in NZD)

	Half Year			Movement

	Mar 18	Sep 17	Mar 17	Mar 18	Mar 18
	NZD M	NZD M	NZD M	v. Sep 17	v. Mar 17

Net interest income	1,572	1,544	1,534	2%	2%

Other operating income	535	485	514	10%	4%

Operating income	2,107	2,029	2,048	4%	3%

Operating expenses	(737)	(728)	(718)	1%	3%

Profit before credit impairment and income tax	1,370	1,301	1,330	5%	3%

Credit impairment (charge)/release	(70)	(19)	(40)	large	75%

Profit before income tax	1,300	1,282	1,290	1%	1%

Income tax expense and non-controlling interests	(359)	(355)	(362)	1%	-1%

Cash profit	941	927	928	2%	1%

Adjustments between statutory profit and cash profit	23	(16)	(59)	large	large

Statutory profit	964	911	869	6%	11%

Individual credit impairment charge/(release) - cash	84	36	69	large	22%

Collective credit impairment charge/(release) - cash	(14)	(17)	(29)	-18%	-52%

Net loans and advances [1]	126,239	124,880	122,954	1%	3%

Customer deposits [1]	100,771	96,829	96,259	4%	5%

Risk weighted assets [1]	73,014	72,162	74,511	1%	-2%

Total full time equivalent staff (FTE)	7,718	7,755	7,761	0%	-1%

1.	Balance Sheet amounts include assets and liabilities held for sale.

SUPPLEMENTARY INFORMATION

Exchange rates

Major exchange rates used in the translation of foreign subsidiaries, branches, investments in associates and issued debt are as follows:

	Balance Sheet			Profit & Loss Average

	As at			Half Year

	Mar 18	Sep 17	Mar 17	Mar 18	Sep 17	Mar 17

Chinese Renminbi	4.8276	5.2297	5.2716	5.0410	5.1781	5.1672

Euro	0.6221	0.6655	0.7160	0.6460	0.6729	0.7025

Pound Sterling	0.5445	0.5848	0.6122	0.5718	0.5916	0.6071

Indian Rupee	49.860	51.289	49.557	50.145	49.236	50.639

Indonesian Rupiah	10,556	10,565	10,184	10,534	10,191	10,018

Japanese Yen	81.664	88.404	85.565	85.957	84.942	83.904

Malaysian Ringgit	2.9677	3.3155	3.3834	3.1401	3.2884	3.3021

New Taiwan Dollar	22.362	23.795	23.216	23.087	23.148	23.681

New Zealand Dollar	1.0650	1.0867	1.0939	1.0924	1.0671	1.0593

Papua New Guinean Kina	2.4945	2.5102	2.4304	2.5060	2.4348	2.3906

United States Dollar	0.7671	0.7845	0.7644	0.7772	0.7650	0.7533

Derivative financial instruments - including discontinued operations

Derivative financial instruments are contracts whose value is derived from one or more underlying variables or indices defined in the contract, require little or no initial net investment and are settled at a future date. Derivatives include contracts traded on registered exchanges and contracts agreed between counterparties. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading and sales activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities.

The following table provides an overview of the Group’s foreign exchange, interest rate, commodity and credit derivatives. They include all trading and balance sheet risk management contracts. The derivative instruments become favourable (assets) or unfavourable (liabilities) as a result of fluctuations in market rates relative to the terms of the derivative.

	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
	Mar 18	Mar 18	Sep 17	Sep 17	Mar 17	Mar 17
Fair Values	$M	$M	$M	$M	$M	$M

Interest rate contracts

Forward rate agreements	23	(22)	2	(1)	2	(2)

Futures contracts	26	(229)	182	(56)	40	(316)

Swap agreements	34,981	(35,868)	33,335	(33,404)	35,939	(36,011)

Options purchased	749	-	746	-	649	-

Options sold	-	(1,549)	-	(1,365)	-	(1,388)

Total	35,779	(37,668)	34,265	(34,826)	36,630	(37,717)

Foreign exchange contracts

Spot and forward contracts	19,682	(19,347)	15,243	(14,954)	12,703	(11,830)

Swap agreements	13,357	(11,437)	10,334	(10,423)	11,439	(13,247)

Options purchased	543	-	517	-	565	-

Options sold	-	(527)	-	(475)	-	(587)

Total	33,582	(31,311)	26,094	(25,852)	24,707	(25,664)

Commodity contracts	1,486	(1,567)	1,991	(1,398)	2,340	(1,461)

Credit default swaps

Structured credit derivatives purchased	22	-	52	-	56	-

Other credit derivatives purchased	6	(47)	13	(110)	14	(129)

Credit derivatives purchased	28	(47)	65	(110)	70	(129)

Structured credit derivatives sold	-	(26)	-	(58)	-	(64)

Other credit derivatives sold	41	(5)	103	(8)	135	(15)

Credit derivatives sold	41	(31)	103	(66)	135	(79)

Total	69	(78)	168	(176)	205	(208)

Derivative financial instruments	70,916	(70,624)	62,518	(62,252)	63,882	(65,050)

AASB - Australian Accounting Standards Board. The term “AASB” is commonly used when identifying Australian Accounting Standards issued by the AASB.

ADI - Authorised Deposit-taking Institution.

APRA - Australian Prudential Regulation Authority.

DEFINITIONS

APS - ADI Prudential Standard.

BCBS - Basel Committee on Banking Supervision.

Cash and cash equivalents comprise coins, notes, money at call, balances held with central banks, liquid settlement balances (readily convertible to known amounts of cash which are subject to insignificant risk of changes in value) and securities purchased under agreements to resell (reverse repos) in less than three months.

Cash profit is an additional measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents

ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up.

Cash profit is not a measure of cash flow or profit determined on a cash accounting basis.

Collective provision is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collective provision is only recognised when a loss event has occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Covered bonds are bonds issued by an ADI to external investors secured against a pool of the ADI’s assets (the cover pool) assigned to a bankruptcy remote special purpose entity. The primary assets forming the cover pool are mortgage loans. The mortgages remain on the issuer’s balance sheet. The covered bond holders have dual recourse to the issuer and the cover pool assets. The mortgages included in the cover pool cannot be otherwise pledged or disposed of but may be repurchased and substituted in order to maintain the credit quality of the pool. The Group issues covered bonds as part of its funding activities.

Credit risk is the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract.

Credit risk weighted assets (CRWA) represent assets which are weighted for credit risk according to a set formula as prescribed in APS 112/113.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations’ debt excluding securitisation deposits.

Derivative credit valuation adjustment (CVA) - Over the life of a derivative instrument, ANZ uses a model to adjust fair value to take into account the impact of counterparty credit quality. The methodology calculates the present value of expected losses over the life of the financial instrument as a function of probability of default, loss given default, expected credit risk exposure and an asset correlation factor. Impaired derivatives are also subject to a CVA.

Dividend payout ratio is the total ordinary dividend payment divided by profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid.

Gross loans and advances (GLA) is made up of loans and advances, acceptances and capitalised brokerage/mortgage origination fees less unearned income.

IFRS - International Financial Reporting Standards.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Individual provision is the amount of expected credit losses on financial instruments assessed for impairment on an individual basis (as opposed to on a collective basis). It takes into account expected cash flows over the lives of those financial instruments.

Interest rate risk in the banking book (IRRBB) relates to the potential adverse impact of changes in market interest rates on ANZ’s future net interest income. The risk generally arises from:

1.	Repricing and yield curve risk - the risk to earnings or market value as a result of changes in the overall level of interest rates and/or the relativity of these rates across the yield curve;

2.	Basis risk - the risk to earnings or market value arising from volatility in the interest margin applicable to banking book items; and

3.	Optionality risk - the risk to earnings or market value arising from the existence of stand-alone or embedded options in banking book items.

Internationally comparable ratios are ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). They also include differences identified in APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

Net interest margin is net interest income as a percentage of average interest earning assets.

Net loans and advances represent gross loans and advances less provisions for credit impairment.

Net tangible assets equal share capital and reserves attributable to shareholders of the Company less preference share capital and unamortised intangible assets (including goodwill and software).

Operating expenses include personnel expenses, premises expenses, technology expenses, restructuring expenses, and other operating expenses (excluding credit impairment charges).

DEFINITIONS

Operating income includes net interest income, net fee and commission income, net funds management and insurance income, share of associates’ profit and other income.

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Return on average assets is the profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid, divided by average total assets.

Return on average ordinary shareholders’ equity is the profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid, divided by average ordinary shareholders’ equity.

Risk weighted assets (RWA) - Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in the case of default. In the case of non asset backed risks (i.e. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5.

Settlement balances owed to/by ANZ represent financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, nostro/vostro accounts and securities settlement accounts.

DEFINITIONS

Description of divisions

The Group operates on a divisional structure with six continuing divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth Australia, and Technology, Services & Operations (TSO) and Group Centre.

During the March 2018 half:

•	the Group transferred Wealth Australia businesses to be divested and associated Group reclassification and consolidation impacts to discontinued operations;

•	the Corporate business, formerly part of the Corporate and Commercial Banking business within the Australia division, was transferred to the Institutional division;

•	the residual Asia Retail and Wealth businesses in Philippines, Japan and Cambodia not sold as part of the Asia Retail and Wealth divestment have been transferred to the Institutional division; and

•	the Group made a further realignment by transferring Group Hub’s divisional specific operations in TSO and Group Centre to the respective divisions. As these costs were previously recharged, there is no change to previously reported divisional cash profit. Divisional full time equivalents (FTEs) have been restated to reflect this change.

Other than the changes described above, there have been no other significant structural changes during the year. However, certain prior period comparatives have been restated to align with current period presentation. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

Australia

The Australia division comprises the Retail and Business & Private Banking (B&PB) business units.

•	Retail provides products and services to consumer customers in Australia via the branch network, mortgage specialists, the contact centre and a variety of self-service channels (internet banking, phone banking, ATMs, website and digital banking) and third party brokers.

•	B&PB provides a full range of banking products and financial services, including asset financing, across the following customer segments: medium to large commercial and agribusiness customers across regional Australia, small business owners and high net worth individuals and family groups.

Institutional

The Institutional division services global institutional and business customers across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

•	Transaction Banking provides working capital and liquidity solutions including documentary trade, supply chain financing as well as cash management solutions, deposits, payments and clearing.

•	Loans & Specialised Finance provides loan products, loan syndication, specialised loan structuring and execution, project and export finance, debt structuring and acquisition finance, structured trade and asset finance, and corporate advisory.

•	Markets provide risk management services on foreign exchange, interest rates, credit, commodities and debt capital markets in addition to managing the Group’s interest rate exposure and liquidity position.

New Zealand

The New Zealand division comprises the Retail and Commercial business units.

•	Retail provides a full range of banking and wealth management services to consumer, private banking and small business banking customers. We deliver our services via our internet and app-based digital solutions and network of branches, mortgage specialists, relationship managers and contact centres.

•	Commercial provides a full range of banking services including traditional relationship banking and sophisticated financial solutions through dedicated managers focusing on privately owned medium to large enterprises and the agricultural business segment.

Wealth Australia

The retained Wealth Australia business includes lenders mortgage insurance, share investing, financial planning and general insurance distribution.

Refer to Note 11 for details on Wealth Australia discontinued operations.

Asia Retail & Pacific

The Asia Retail & Pacific division comprises the Asia Retail and Wealth, and the Pacific business units, connecting customers to specialists for their banking needs.

•	Asia Retail and Wealth provides general banking and wealth management services to affluent and emerging affluent retail customers via relationship managers, branches, contact centres and a variety of self-service digital channels (internet and mobile banking, phone and ATMs). Core products offered include deposits, credit cards, loans, investments and insurance. Refer to Note 11 for details on the sale of Asia Retail and Wealth businesses.

•	Pacific provides products and services to retail customers, small to medium-sized enterprises, institutional customers and Governments located in the Pacific Islands. Products and services include retail products provided to consumers, traditional relationship banking and sophisticated financial solutions provided to business customers through dedicated managers.

Technology, Services & Operations and Group Centre

TSO and Group Centre provide support to the operating divisions, including technology, group operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes Group Treasury, Shareholder Functions and minority investments in Asia. Refer to Note 11 for details on TSO and Group Centre discontinued operations.

ASX APPENDIX 4D - CROSS REFERENCE INDEX

Page

Details of the reporting period (4D Item 1)	After front cover

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	13

Details of entities over which control has been gained or lost (4D Item 4)	105

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	105

ALPHABETICAL INDEX

PAGE

Appendix 4D Cross Reference Index	122

Appendix 4D Statement	2

Auditor’s Review Report and Independence Declaration	108

Average Balance Sheet and Related Interest	114

Basis of Preparation	80

Capital Management	110

Changes in Composition of the Group	105

Condensed Consolidated Balance Sheet	77

Condensed Consolidated Cash Flow Statement	78

Condensed Consolidated Income Statement	75

Condensed Consolidated Statement of Changes in Equity	79

Condensed Consolidated Statement of Comprehensive Income	76

Contingent Liabilities and Contingent Assets	106

Credit Risk	98

Definitions	119

Deposits and Other Borrowings	93

Derivative Financial Instruments	118

Directors’ Declaration	107

Directors’ Report	74

Discontinued Operations	94

Dividends	87

Divisional Results	43

Earnings Per Share	88

Exchange Rates	118

Fair Value Measurement	100

Full Time Equivalent Staff	16

Group Results	17

Income	84

Income Tax Expense	86

Investments In Associates	105

Net Loans and Advances	91

Operating Expenses	85

Profit Reconciliation	67

Provision for Credit Impairment	92

Related Party Disclosures	105

Segment Analysis	89

Select Geographical Disclosures	117

Share Capital	104

Shareholders’ Equity	104

Subordinated Debt	97

Subsequent Events Since Balance Date	106

Summary	7

ALPHABETICAL INDEX

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